                                                                    EXHIBIT 10



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             EURONET SERVICES INC.,

                             ARKANSAS SYSTEMS INC.,

                                AE MERGER CORP.,

                                      AND

                            CERTAIN SHAREHOLDERS OF

                             ARKANSAS SYSTEMS INC.






                          Dated as of November 3, 1998

                               TABLE OF CONTENTS
                               -----------------



ARTICLE I


DEFINITIONS                                                       1
-----------


     1.1     Definitions                                          1
             -----------


     1.2     Accounting Terms                                     13
             ----------------


ARTICLE II


THE MERGER; EFFECTIVE TIME                                        13
--------------------------


     2.1     The Merger                                           13
             ----------


     2.2     Effective Time                                       14
             --------------



ARTICLE III
-----------


ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING
------------------------------------------------------
      CORPORATION                                                 14
      -----------


     3.1     Articles of Incorporation and Bylaws                 14
             ------------------------------------

ARTICLE IV
----------


DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION                         14
---------------------------------------------------


     4.1    Directors and Officers                                          14
            ----------------------



ARTICLE V
---------


REDEMPTION OF REDEMPTION SHARES AND CANCELLATION OF REMAINING
-------------------------------------------------------------
     SHARES IN THE MERGER                                                   14
     --------------------


     5.1    Redemption and Cancellation                                     15
            ---------------------------



ARTICLE VI
----------


CONVERSION OF SHARES AND OPTIONS                                            15
--------------------------------


     6.1    Conversion of Shares                                            15
            --------------------


     6.2    Payment for Shares                                              16
            ------------------


     6.3    Dissenting Shareholders                                         16
            -----------------------


     6.4    Grant of Euronet Options; Cancellation of Company Options       16
            ---------------------------------------------------------

ARTICLE VII


CLOSING                                                           17
-------


     7.1       Time and Place of Closing                          17
               -------------------------


     7.2       Purchase Price                                     18
               --------------


     7.3       Payments and Deliveries at Closing                 19
               ----------------------------------


     7.4       Company Merger Costs and Expenses                  19
               ---------------------------------


     7.5       Final Settlement from Escrow                       19
               ----------------------------


ARTICLE VIII


REPRESENTATIONS AND WARRANTIES OF REPRESENTING SHAREHOLDERS       20
-----------------------------------------------------------


     8.1       Organization                                       20
               ------------


     8.2       Authorized Capitalization; Outstanding Stock
               --------------------------------------------
               and Options                                        21
               -----------


     8.3       Subsidiaries                                       21
               ------------


     8.4       Authority:  Binding Effect                         22
               --------------------------


     8.5       Non-Contravention                                  22
               -----------------

     8.6       Financial Statements                               23
               --------------------


     8.7       Interim Changes                                    24
               ---------------


     8.8       Owned and Leased Property                          27
               -------------------------


     8.9       Environmental Matters                              28
               ---------------------


     8.10      Intellectual Property Rights                       30
               ----------------------------


     8.11      Litigation                                         31
               ----------


     8.12      Tax Matters                                        31
               -----------


     8.13      Compliance with Applicable Law                     33
               ------------------------------


     8.14      Contracts                                          33
               ---------


     8.15      Employee Benefit Plans                             34
               ----------------------


     8.16      Transactions with Affiliates                       36
               ----------------------------


     8.17      Insurance                                          36
               ---------


     8.18      Labor Relations                                    37
               ---------------


     8.19      Location of Off Site Assets                        37
               ---------------------------

     8.20      Inventory                                          37
               ---------


     8.21      Accounts Receivable                                38
               -------------------


     8.22      Agents                                             38
               ------


     8.23      Warranty and Product Liability Claims              38
               -------------------------------------


     8.24      No Brokers                                         39
               ----------


     8.25      No Other Agreements to Sell                        39
               ---------------------------


     8.26      Disclosure                                         39
               ----------


     8.27      Material Adverse Effect                            39
               -----------------------


     8.28      Copies of Documents                                39
               -------------------


     8.29      Loans                                              39
               -----


     8.30      Year 2000 Compliance                               39
               --------------------



ARTICLE IX


REPRESENTATIONS AND WARRANTIES OF BUYER                           40
---------------------------------------


     9.1       Organization                                       41
               ------------

     9.2      Authority; Binding Effect                           41
              -------------------------


     9.3      Non-Contravention                                   41
              -----------------


     9.4      Disclosure                                          41
              ----------


ARTICLE X


FURTHER AGREEMENTS OF THE PARTIES                                 42
---------------------------------


     10.1     Maintenance of Corporate Existence                  42
              ----------------------------------


     10.2     Filings: Other Action                               42
              ---------------------


     10.3     Access to Information                               42
              ---------------------


     10.4     Publicity                                           42
              ---------


     10.5     Bank Accounts                                       43
              -------------


     10.6     No Solicitation of Transactions                     43
              -------------------------------


     10.7     Taxes and Fees                                      43
              --------------


     10.8     Cooperation                                         44
              -----------


     10.9     Access to Books and Records                         44
              ---------------------------

     10.10    Non-Competition by Certain Shareholders               44
              ---------------------------------------


     10.11    Collection of Receivables                             45
              -------------------------


     10.12    Releases                                              46
              --------


     10.13    Designated Contracts                                  46
              --------------------


     10.14    Put Option Covering Interests in EFT Network
              --------------------------------------------
              Technology                                            47
              ----------


     10.16    Termination of Deferred Compensation
              ------------------------------------
              Agreements/Sale of Life Insurance Policies            48
              ------------------------------------------


     10.17    Compliance with Section 83 and 421 Reporting
              --------------------------------------------
              Requirements                                          48
              ------------


     10.18    Tax Refund Claims                                     48
              -----------------



ARTICLE XI



CONDITIONS TO CLOSING                                               48
---------------------



     11.1     Conditions to Obligations of Representing
              -----------------------------------------
              Shareholders and the Company                          49
              ----------------------------



     11.2     Conditions to Obligations of Buyer                    50
              ----------------------------------

ARTICLE XII


INDEMNIFICATION                                                     55
---------------


     12.1    Indemnification                                        55
             ---------------


     12.2    Remedies Exclusive                                     58
             ------------------


ARTICLE XIII TERMINATION                                            58
             -----------


     13.1    Termination                                            58
             -----------


     13.2    Specific Performance                                   59
             --------------------



ARTICLE XIV


SHAREHOLDERS' REPRESENTATIVE COMMITTEE                              59
--------------------------------------


     14.1    Shareholders' Representative Committee                 59
             --------------------------------------


ARTICLE XV


GENERAL                                                             60
-------


     15.1    Amendment and Waiver                                   60
             --------------------

     15.2   Notices                                              60
            -------


     15.3   Counterparts                                         62
            ------------


     15.4   Parties in Interest                                  62
            -------------------


     15.5   Entire Agreement                                     63
            ----------------


     15.6   Applicable Law                                       63
            --------------


     15.7   Headings                                             63
            --------


     15.8   Third Parties                                        63
            -------------


     15.9   Survival of Representations Etc.                     63
            --------------------------------


     15.10  Jurisdiction:  Agents for Service of Process         64
            --------------------------------------------


     15.11  Dispute Resolution                                   64
            ------------------


     15.12  Severability                                         64
            ------------


     15.13  Further Assurances                                   64
            ------------------

                             SCHEDULES AND EXHIBITS


SCHEDULES:
---------
Schedule 4.1        Officers and Directors of the Surviving Corporation
Schedule 6.4        Optionholders to Receive Euronet Options
Schedule 7.2        Option Strike Price for Vested Optionholders
Schedule 8.2(b)(1)  Unvested Options
Schedule 8.2(b)(2)  Vested Options
Schedule 8.3        Subsidiaries
Schedule 8.5        Noncontravention
Schedule 8.6(a)     Exceptions to GAAP
Schedule 8.6(b)     Other Liabilities
Schedule 8.7        Interim Changes
Schedule 8.8(a)     Tangible Personal Property--Title Exceptions
Schedule 8.8(b)     Leased and Subleased Property
Schedule 8.8(c)     Owned Real Property
Schedule 8.8(e)     Special Assessments and Condemnations with Respect to Property
Schedule 8.9(c)     Environmental Matters--Hazardous Substances
Schedule 8.9        Environmental Matters--Storage Tanks
Schedule 8.10(a)    Intellectual Property Rights
Schedule 8.10(b)    Intellectual Property Rights--Claims and Liens
Schedule 8.10(e)    Intellectual Property Rights--Royalties
Schedule 8.11       Litigation
Schedule 8.12(c)    Tax Matters
Schedule 8.13       Compliance with Applicable Law
Schedule 8.15       Employee Plans
Schedule 8.16       Transactions with Affiliates
Schedule 8.17       Insurance
Schedule 8.18(b)    Labor Relations
Schedule 8.19       Location of Offsite Assets
Schedule 8.20       Inventory
Schedule 8.21(a)    Accounts Receivable--Written Off or with Reserve Offsets
Schedule 8.22       Agents
Schedule 8.23(a)    Warranty and Product Liability Claims
Schedule 8.23(b)    Products and Service-Related Accidents Since December 31, 1993
Schedule 11.2(f)    States in Which Company Was Formed or Qualified to Do Business

EXHIBITS:
--------

Exhibit A           Indemnification Percentages


                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This Agreement and Plan of Merger is made and entered into as of the 3rd day of November, 1998 by and among Euronet Services Inc., a Delaware corporation ("Buyer"), AE Merger Corp., an Arkansas corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), Arkansas Systems Inc., an Arkansas corporation (the "Company"), and certain shareholders of the Company whose signatures appear below (each, a "Representing Shareholder" and collectively the "Representing Shareholders") (as amended, modified or supplemented, in each case from time to time and whether in whole or in part, this "Agreement"). Capitalized terms used in this Agreement shall have the meanings set forth herein.


                                R E C I T A L S
                                ---------------


     WHEREAS, Buyer desires to acquire the business operated by the Company through the merger of Merger Sub with and into the Company, with the Company as the surviving corporation of such merger;

     WHEREAS, pursuant to such merger each share of ARKSYS Common Stock issued and outstanding immediately prior to the Effective Time, other than the Redemption Shares, will be canceled and converted into the right to receive a portion of the Purchase Price in accordance with the terms hereof;

     WHEREAS, at the Closing, and immediately prior to the Merger, the Redemption Shares shall be purchased and redeemed by the Company as hereinafter set forth;

     WHEREAS, immediately prior to the Effective Time all of the issued and outstanding Common Stock of the Company shall be held legally and beneficially by the Shareholders;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I


                                  DEFINITIONS
                                  -----------

     1.1  Definitions. Capitalized terms used in this Agreement and not
          -----------
otherwise defined herein shall have the meanings set forth below:

     "Affiliate" means, as to any Person (the "First Person"), any other Person
      ---------
that is a Family Member of the First Person or that, directly or indirectly, controls, is under common control with or is controlled by, the First Person, including, without limitation, all directors, officers and shareholders of the First Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Articles of Merger" has the meaning set forth in Section 2.2.
      ------------------                               ------------

     "ARKSYS Common Stock" shall mean the issued and outstanding shares of
      -------------------
common stock, excluding treasury
stock, par value 1/60 of one dollar per share, of the Company.

     "Barrow & Kanis Real Estate" shall mean the real property owned by the
      --------------------------
Company at John Barrow Road and Kanis in Little Rock, Arkansas which shall be distributed to the LLC Interest Recipients as part of the LLC Distribution.

     "Business Day" means any day other than Saturday, Sunday, a federal holiday
      ------------
or other day on which commercial banks are required or permitted to close by law.

     "Buyer" means Euronet Services Inc., a Delaware corporation.
      -----

     "Buyer Indemnitee" and "Buyer Indemnitees" have the meanings set forth in
      ----------------       -----------------
Section 12.1 (a).
-----------------

     "Cleanup" means all actions required by applicable Environmental Laws, and
      -------
other appropriate actions reasonably necessary, to: (i) clean-up, remove, treat or remediate Hazardous Substances in the Environment; (ii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare of the Environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information, documents or studies in any way relating to cleanup, removal, treatment or rededication or potential cleanup, removal, treatment or remediation of a Release of Hazardous Substances in the Environment.

     "Closing" has the meaning set forth in Section 7.1.
      -------                               ------------

     "Closing Date" has the meaning set forth in Section 7.1.
      ------------                               ------------

     "Closing Financial Statements" means the consolidated balance sheet of the
      ----------------------------
Company and its subsidiaries as of the Closing Date (or, if the Closing Date is not last day of a calendar month, as of the last day of the month immediately preceding the Closing Date) and the related consolidated statements of income and cash flows for the period January 1, 1998 through such date. The balance sheet included in the Closing Financial Statements is referred to herein as the "Closing Balance Sheet." An estimate based on the information then available of the form of the Closing Balance Sheet (the "Estimated Closing Balance Sheet") shall be prepared and examined by the parties at least two Business Days before the Closing Date, so as to permit, among other things, the Buyer to examine whether the conditions set forth in Section 11.2(x) have been met. The Closing Financial Statements shall be prepared in accordance with GAAP, provided that the Parties acknowledge that Net Working Capital shall be determined with certain adjustments as set forth herein. Following the Closing, the Estimated Closing Balance Sheet shall be audited and adjusted as necessary to conform to GAAP at Buyer's expense and a draft of such audited Closing Financial Statements (along with the Buyer's calculation of Net Working Capital) shall be delivered to the Shareholders' Representative Committee within sixty (60) days after the Closing Date. The Shareholders' Representative Committee shall have thirty (30) days from receipt of such draft of the audited Closing Financial Statements and calculation of Net Working Capital to review same, as well as any accountant's work papers and Company books and records utilized in the preparation thereof. If the Shareholders' Representative Committee does not notify Buyer in writing within such 30-day period of any objections to such financial statements or calculation of Net Working Capital, such financial statements and Net Working Capital determination shall be deemed approved as the Closing Financial Statements and Net Working Capital for purposes of this Agreement. If the Shareholders' Representative Committee notifies Buyer in writing within such 30-day period of any such objections, Buyer and the Shareholders' Representative Committee shall negotiate in good faith to resolve any such objections as soon as practical. If the parties are unable to resolve such issues within forty-five
(45) days after the date on which Buyer is notified in writing by the Shareholders' Representative Committee of their objections, such issue shall be resolved as set forth in Section 15.11, unless the Buyer and the Shareholders' Representative Committee mutually agree on a different dispute resolution procedure for such purpose.

     "Company" shall mean Arkansas Systems, Inc., an Arkansas corporation, d/b/a
      -------
"ARKSYS."

     "Company Options" has the meaning set forth in Section 8.2(b).
      ---------------                               --------------

     "Contract" means any of the following which remain in effect or under which
      --------
the Company has any continuing obligations (a) written employment agreement to which the Company is a party and any other plan or agreement to which the Company is a party that is related to benefits applicable to employees or categories of employees of the Company; (b) capital construction contract to which the Company is a party requiring payment over the remainder of the term in excess of $20,000; (c) agreement, document or instrument to which the Company is a party relating to the borrowing of money by the Company in excess of $20,000;
(d) guarantee issued by or for the benefit of the Company (excluding the endorsement of checks for collection in the ordinary course of business); (e) mortgage, security agreement or other collateral arrangement securing indebtedness of the Company to any Person; (f) contract to which the Company is a party with a supplier not terminable within ninety (90) days and requiring annual payments or payments over the remainder of its term in excess of $20,000;
(g) written or verbal contract to which the Company is a party with a customer involving license fee payments to the Company in excess of $100,000, other than perpetual license agreements under which the Company has no continuing maintenance obligations; (h) lease of tangible personal property to which the Company is a party requiring annual payment in excess of $10,000; (i) real property lease to which the Company is a party; (j) service or consulting agreement to which the Company is a party which is reasonably expected by the Company to involve payments of more than $100,000 per annum during the course of the agreement; (k) collective bargaining agreement to which the Company is a party; (l) licensing agreement to which the Company is a party (except licenses to customers and off-the-shelf software licensing agreements); (m) contract to which the Company is a party requiring any consents or approvals in connection with the transactions contemplated by the terms of any Purchase Document; (n) tax revenue or expense sharing agreement to which the Company is a party; (o) management or operating agreement to which the Company is a party; (p) contract between the Company, on the one hand, and either (i) an Affiliate of the Company, or (ii) any shareholder, officer, director or employee of the Company, on the other hand, excluding contracts involving payment or performance of less than $5,000 and oral employment contracts in the ordinary course of business terminable at will by the Company; (q) hedging, interest rate, currency rate or other currency related or similar agreement to which the Company is a party; (r) material agreement or commitment to which the Company is a party or by which it is bound and not entered into in the ordinary course of business; and (s) any contract with a Governmental Entity; in each case including all amendments, modifications and supplements thereto.

     "D&O Indemnification Obligations" shall have the meaning set forth in
      -------------------------------
Section 10.12.
-------------

     "Damages" means any liability, actions, suits, proceedings, demands,
      -------
assessments, judgements, losses, claims, damages, costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and reasonable out-of-pocket costs of investigation, incurred by a Buyer Indemnitee, as hereinafter defined, and resulting from any breach of a representation, warranty or covenant contained in this Agreement by the Representing Shareholders or the Company (but excluding any breaches caused by acts or omissions of the Company after the date of the Closing). The amount reasonably estimated by a Buyer Indemnitee of any Damages which have been asserted in writing in accordance with the provisions of
Section 12(e) to have been incurred by a Buyer Indemnitee but not yet resolved
--------------
as of November 30, 1999 and which are reasonably likely to give rise to Damages shall be retained by the Escrow Agent pursuant to the Escrow Agreement until the matter is resolved as set forth in the Escrow Agreement. If the Buyer and the Shareholders' Representative Committee are unable to agree on such amount, the issue shall be resolved as set forth in Section 15.11. Any such Damages
                                        -------------
ultimately determined by mutual agreement of the Buyer and Shareholders' Representative Committee or pursuant to Section 15.11 shall be considered
                                        -------------
Damages for purposes of the Final Settlement, subject to the limitations set forth in Article 12. For purposes of this Agreement the term "Damages" shall
         ----------
specifically include the amount of the excess, if any, of the LLC Distribution Taxes over the LLC Distribution Tax Estimate and any Damages in excess of applicable insurance coverage with respect to any D&O Indemnification Obligations.

     "Deferred Compensation Agreements" means the agreements between the
      --------------------------------
Company, on the one hand, and Mr. James Hendren and Mr. John Chamberlin, respectively, on the other hand, under which the Company agreed to make certain deferred compensation payments to such Persons for fifteen years, 2012 through 2026, to be funded through withdrawals or borrowing against certain life insurance policies of the Company insuring the lives, respectively, of Mr. Hendren and Mr. Chamberlin as identified therein.

     "Designated Contracts" means (i) a contract with the Peoples' Bank of
      --------------------
China, or an Affiliate thereof, relating to the sale of check processing software and a "Year 2000" release of the Company's software, and (ii) a contract relating to image processing in connection with political fund raising accounting services.

     "Dissenting Shareholders" has the meaning set forth in Section 6.3.
      -----------------------                               -----------

     "Dissenting Shares" has the meaning set forth in Section 6.3.
      -----------------                               -----------

     "EFT" means EFT Network Services, LLC, a limited liability company in which
      ---
the Company is an owner.

     "EFT Interests" has the meaning set forth in Section 10.14.
      -------------                               -------------

     "EFT Put Option" has the meaning set forth in Section 10.14.
      ---------------                              -------------

     "Effective Time" has the meaning set forth in Section 2.2.
      --------------                               -----------

     "Environmental Claim" means any claim, action, cause of action,
      -------------------
investigation or notice (written or oral) by any Person alleging potential liability of the Company for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties arising out of, based on or resulting from (a) the presence, or Release into the Environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, by the Company of any Environmental Laws.

     "Environmental Laws" means all environmental, health or environmental
      ------------------
safety-related laws, regulations, ordinances, judicial or administrative decrees or decisions, orders or requirements applicable to the Company relating to the environmental condition or use of its respective properties or businesses or pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C., (S)9601, et seq., as amended ("CERCLA"), the Resource
                         ------
Conservation and Recovery Act, 42 U.S.C. (S)6901, et seq., as amended, the Clean
                                                  -------
Air Act, 42 U.S.C. (S)7401 et seq., as amended, the Clean Water Act, 33 U.S.C
                            -------
(S)1251, et seq., the Toxic Substance Control Act, 15 U.S.C (S)2601 et seq. and
         --------                                                   ---------
the Occupational Safety and Health Act.

     "Environmental Liabilities" has the meaning set forth in Section 8.9(j).
      -------------------------                               --------------

     "Escrow Account" has the meaning set forth in the Escrow Agreement.
      --------------

     "Escrow Agent" has the meaning set forth in the Escrow Agreement.
      ------------

     "Escrow Agreement" means the Escrow Agreement, dated as of the Closing
      ----------------
Date, by and among the Shareholders' Representative Committee, the Representing Shareholders, Buyer and Mercantile Trust Company, N.A. Bank, North Little Rock , Arkansas, as escrow agent, in form and substance consistent with the terms hereof and otherwise satisfactory to the parties thereto. Among other things, the Escrow Agreement shall provide for an interim distribution, as provided in
Section 10.11(d), of any Receivables collected on or prior to March 31, 1999.

     "Escrow Amount" means $6,000,000.
      -------------

     "Escrow Damages" shall have the meaning set forth in Section 7.2 (a).
      --------------                                      ---------------

     "Escrow Notice" has the meaning set forth in Section 12.1(f).
      -------------                               ---------------

     "Euronet Common Stock" shall mean the authorized common stock, par value
      --------------------
$0.02 per share, of Buyer.

     "Euronet Option Grant" has the meaning set forth in Section 6.4(a).
      --------------------                               --------------

     "Euronet Options" has the meaning set forth in Section 6.4(a).
      ---------------                               --------------

     "Excess A/R Collections" shall mean the amount by which the actual
      ----------------------
collections of Receivables, as of November 30, 1999, exceed the Net Accounts Receivable.

     "Excess 401(k) and Profit Sharing Accruals" means the amount by which the
      -----------------------------------------
accrual appearing in the Closing Balance Sheet for the contribution to the Company's 401(k) Plan and Profit Sharing Plan exceeds the actual payment made by the Company to such Plans attributable to the portion of the 1998 fiscal period ended on the date of the Closing Balance Sheet.

     "Family Member" means as to any Person, such Person's spouse, child
      -------------
(including a stepchild or an adopted child), grandchildren, brothers or sisters and any trust for the exclusive benefit of any one or more of them and a Person controlled at all times by such Person and beneficially owned by such Person and any one or more of them.

     "Final Settlement" has the meaning set forth in Section 7.5.
      ----------------                               -----------

     "Financial Statements" means, collectively, the 1996 Financial Statements,
      --------------------
the 1997 Financial Statements and the 1998 Financial Statements.

     "GAAP" means U.S. generally accepted accounting principles applied on a
      ----
consistent basis.

     "Government Contracts" means any contracts with any Governmental Entity.
      --------------------

     "Governmental Entity" means any government or any agency, bureau, board,
      -------------------
commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

     "Gross Ownership Percentage" means, as to a Shareholder, the percentage
      --------------------------
share of ownership in the Company that would have been held by such Shareholder as of the Closing based on the number of shares of ARKSYS Common Stock owned by the Shareholder, assuming the Vested Options had been exercised and the exercise price had been paid therefor by the Vested Optionholders in cash rather than in ARKSYS Common Stock as provided herein.

     "Hatfield Termination Agreement"  means a written agreement by which Donald
      ------------------------------
B. Hatfield and the Company terminate the employment of Mr. Hatfield as President and CEO of the Company, which shall be in form and substance reasonably satisfactory to Buyer.

     "Hazardous Substance" means any pollutant, contaminant, toxic substance,
      -------------------
hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined in any Environmental Laws.

     "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976,
      -------
as amended.

     "HSR Approval" means the expiration or early termination of the waiting
      ------------
period (including extensions thereof) and the waiver or withdrawal of any objections, if applicable, under the HSR Act.

     "Indemnification Percentage" means the respective percentage set forth for
      --------------------------
each Representing Shareholder on Exhibit A attached hereto.
                                 ---------

     "Initial Purchase Price" has the meaning set forth in Section 7.2.
      ----------------------                               -----------

     "Insurance Policies" has the meaning set forth in Section 8.17.
      ------------------                               ------------

     "Intellectual Property Rights" means all right, title and interest of the
      ----------------------------
Company in and to all software (including source code and object code), licenses (other than licenses with respect to the Company's use of off-the-shelf software programs), trademarks, tradenames, service marks, patents, copyrights, proprietary processes of every kind and description, software development technical know-how and information, software production and technical data, computer data, printouts, trade secrets and similar properties (including, without limitation, all registrations, renewals or applications for registration or renewal of any of the foregoing, in each case whether completed, pending or in the process of development held by the Company or held by any Representing Shareholder but to which the Company is legally entitled), and all licenses, royalty agreements, permits and authorizations with respect to any of the foregoing, in the United States or anywhere else in the world, now or previously used, acquired or developed by or for the Company, together with the goodwill of the Company's business associated with the foregoing.

     "Knowledge"  A Person will be deemed to have Knowledge of a particular fact
      ---------
or other matter only if: (a) such individual is actually aware of such fact or other matter, (b) such individual received written notice of such fact or other matter, or (c) the individual has knowledge from which a person of reasonable prudence and intelligence in the same circumstances would infer that the fact or other matter in question exists.

     "Knowledge of the Company"  The Company shall be deemed to have Knowledge
      ------------------------
of a particular fact or other matter if any individual who is serving, or who has at any time during the 12-month period preceding the date hereof has served, as a director or executive officer (President, any Vice President, Secretary, Treasurer or Chief Financial Officer) of the Company or if a Representing Shareholder has, or at any time had, Knowledge of such fact or other matter.

     "Leased Real Property" has the meaning set forth in Section 8.8(b).
      --------------------                               ---------------

     "Lien" means any claim, charge, easement, encumbrance, lease, covenant,
      ----
security interest, mortgage, lien, option, pledge, material right of others, or material restriction (whether on voting, sale, transfer, disposition, use or otherwise), whether imposed by agreement, understanding, law equity or otherwise (but excluding general restrictions on the use of property imposed by law and governmental regulations relating to use of property generally, e.g. zoning and general land use laws).

     "LLC Distribution" means the distribution of the LLC Interests, the Barrow
      ----------------
& Kanis Real Estate and $200,000 in cash to the LLC Interest Recipients in redemption of the Redemption Shares held by the LLC Interest Recipients as set forth herein. The LLC Distribution may be effected by the contribution by the Company of the LLC Interests, Barrow & Kanis Real Estate and $200,000 cash to a new Arkansas limited liability company (the "New LLC Holding Company"), followed by the distribution of all of the ownership interests in the New LLC Holding Company to the LLC Interest Recipients in redemption of the Redemption Shares.

     "LLC Distribution FMV" shall mean $2,132,267, which is the sum of (i)fair
      --------------------
market value of the LLC Interests and the Barrow & Kanis Real Estate (as mutually determined by the Board of Directors of the Company and the LLC Interest Recipients following appraisal, with reduction for the potential sublease liability described in Section 11.2(o)) and (ii) the amount of cash contributed to the New LLC Holding Company in connection with the LLC Distribution, all of which is to be distributed in the LLC Distribution in redemption of the Redemption Shares as set forth herein. The Company shall make available to the Buyer, upon request, a copy of the appraisal utilized for purposes of determining the LLC Distribution FMV.

     "LLC Distribution Percentage" means the percentage of the total LLC
      ---------------------------
Distribution FMV received by each LLC Interest Recipient.

     "LLC Distribution Taxes" means any and all state and federal taxes (with
      ----------------------
appropriate reduction for the benefit of the deduction of state taxes for federal income tax purposes), including without limitation real estate transfer taxes, payable by the Company as a result of the LLC Distribution. In calculating the state and federal corporate income tax included in the LLC Distribution Taxes, the gross amount of tax payable on the gain realized by the Company from the LLC Distribution shall be reduced by tax deductions which are actually allowed to the Company or the Buyer under applicable tax laws and regulations with respect to fiscal year 1998 as a result of the following transactions which are occurring in connection with the Merger as provided in this Agreement: any Section 83 and/or Section 421 deduction and any deduction for payroll taxes available as a result of the exercise of the Vested Options and immediate sale of the ARKSYS Common Stock received in respect thereof by Vested Optionholders in connection with this transaction, any deductions arising from severance payments made to Don Hatfield, and any deductions arising from the cancellation by Mr. Chamberlin and Mr. Hendren of the Deferred Compensation Agreements in exchange for the consideration paid to them in connection therewith. Otherwise, the amount of LLC Distribution Taxes shall not be increased or decreased because of any current year loss or change in net operating loss carryovers to future tax periods or other tax attributes of the Company as a result of the LLC Distribution.

     "LLC Distribution Tax Estimate" shall mean an estimate as of the Closing
      -----------------------------
Date of the LLC Distribution Taxes made by the Company's accountants and reasonably acceptable to the Buyer and the Shareholders Representative Committee. Any dispute regarding such amount shall be resolved in the manner set forth in Section 15.11.

     "LLC Interests" means all of the interests held by the Company in Arkansas
      -------------
Systems Building Co., LLC, Arkansas Systems Land Co. LLC and Chenal Technology Center, LLC (collectively, the "LLCs").

     "LLC Interest Recipients" means the stockholders of the Company receiving
      -----------------------
the LLC Distribution.

     "Losses" has the meaning set forth in Section 8.9(j).
      ------                               --------------

     "Material Adverse Change" means a change that has a Material Adverse
      -----------------------
Effect, provided that for purposes of Section 11.2(m), a Material Adverse Change shall be considered to have occurred if the adverse financial impact of any Material Adverse Effect exceeds $180,000.

     "Material Adverse Effect" means, with respect to any Person, any effect
      -----------------------
that is, or series of related effects that are, in the aggregate, materially adverse to the business, assets, properties, condition (financial or otherwise) or prospects of such Person. Any effect or series of effects, whether related or unrelated, shall be deemed to have a Material Adverse Effect if their financial impact exceeds $75,000.

     "Maximum Amount has the meaning set forth in Section 12.1(c).
      ---------------                             ----------------

     "Merger" has the meaning set forth in Section 2.1.
      ------                               -----------

     "Merger Sub" has the meaning set forth in the introductory paragraph to
      ----------
this Agreement.

     "Net Accounts Receivable" means the Receivables less the allowance for
      -----------------------
doubtful accounts reflected in the Closing Balance Sheet included in the Closing Financial Statements.

     "New LLC Holding Company" has the meaning set forth in the definition of
      -----------------------
"LLC Distribution."

     "Net Working Capital" means the excess of current assets over current
      -------------------
liabilities, as shown on the Closing Balance Sheet as provided herein. Without limiting the foregoing,
     - current assets shall include all Receivables (net of the reserve for doubtful accounts), short term notes receivable and the note receivable of the Company from EFT in an approximate amount of $26,000, cash on hand (including cash realized from or paid in connection with transactions contemplated by this Agreement and provided that the parties specifically acknowledge that current assets shall be deemed to include payments made by the Company pursuant to the Hatfield Termination Agreement) cash equivalents, investment securities, money market and ready asset accounts, inventory, work in process, deferred income taxes, deposits, prepaid expenses, advances and other amounts receivable from third parties and the cash surrender value of life insurance policies (except to the extent of any cash surrender value attributable to life insurance policies on the lives of Mr. Chamberlin and Mr. Hendren held by the

        Company for purposes of satisfying the Deferred Compensation Agreements which are to be terminated as set forth herein), and

     - current liabilities shall include accounts payable, and appropriate accruals under GAAP for deferred revenues, employment tax withholding contribution obligations, 401(k) and other benefit payments, deferred compensation liability of the Company (excluding (i) any deferred compensation liability extinguished through cancellation of the Deferred Compensation Agreements as set forth herein, (ii) any liability with respect to the Hatfield Termination Agreement and (iii) any liability of the Company to Dissenting Shareholders, to the extent such liability to Dissenting Shareholders is withheld against the Purchase Price). In addition, the LLC Distribution Tax Estimate, which is otherwise reflected as a reduction of the Purchase Price as set forth herein, shall not be considered a current liability. For purposes of the Initial Purchase Price, the amount of Net Working Capital shall be calculated by the Company's auditors based on the October 31, 1998 internal financial statements of the Company, as adjusted to conform to GAAP.

Except as otherwise expressly contemplated hereby, for purposes of computing Net Working Capital, deferred income tax shall be computed in accordance with GAAP in a manner consistent with prior practices, but without effect for the transactions contemplated hereby.

     "Optionholder" means a holder of Company Options.
      -------------

     "Option Exercise and/or Release Form" has the meaning set forth in Section
      -----------------------------------                               -------
6.4(b).
------

     "Owned Real Property" has the meaning set forth in Section 8.8(c).
      -------------------                               ---------------

     "Ownership Percentage" means, as to a Shareholder, the Shareholder's
      --------------------
percentage share of ownership in the Company determined as set forth herein based on the number of shares of ARKSYS Common Stock owned by the Shareholder as of the Closing, after reflecting the exercise of the Vested Options as provided herein.

     "Permit" means any environmental permit, license, approval, consent or
      ------
authorization issued by a federal, state or local Governmental Entity.

     "Person" means an individual, sole proprietorship, corporation,
      ------
partnership, limited liability company, joint venture, trust, unincorporated organization, company, estate, bank, trust company other organization, or a Governmental Entity.

     "Property" or "Properties" means, collectively, the Owned Real Property and
      --------      ----------
the Leased Real Property.

     "Purchase Documents" means this Agreement, the Escrow Agreement, the
      ------------------
Hatfield Termination Agreement, the Shareholder Releases and Option Exercise and/or Release Forms.

     "Purchase Price" has the meaning set forth in Section 7.2.
      --------------                               -----------

     "Receivables" has the meaning set forth in Section 8.21.
      -----------                               ------------

     "Redemption Shares" shall mean the shares of ARKSYS Common Stock held by
      -----------------
the LLC Interest Recipients which shall be redeemed by the Company at the Closing (and immediately prior to the Effective Time of the Merger) in exchange for the LLC Distribution as set forth herein. The number of Redemption Shares shall be equal to the number of shares of ARKSYS Common Stock issued and outstanding as of the Closing, after reflecting the exercise of the Vested Options as provided herein, multiplied by a fraction, the numerator of which shall be the LLC Distribution FMV and the denominator of which shall be the sum of (i) the LLC Distribution FMV and (ii) the Purchase Price.

     "Release" means a "Release" as defined in any Environmental Laws.
      -------

     "Representing Shareholders" has the meaning set forth in the first
      -------------------------
paragraph of this Agreement.

     "September 30, 1998 Audit" means an audit in accordance with GAAP of the
      ------------------------
1998 Financial Statements, to   be performed before the Closing as set forth
herein

     "Settlement Date" shall mean November 30, 1999.
      ---------------

     "Shareholders" means all of the shareholders of the Company as of the
      ------------
Closing, including Vested Optionholders acquiring ARKSYS Common Stock upon exercise of the Vested Options as set forth herein. "Shareholders'
                                                      -------------
Representative Committee" has the meaning set forth in Section 14.1.
------------------------                               ------------

     "Shares" has the meaning set forth in Section 8.2.
      ------                               ------------

     "Subsidiary" means (a) any Person in an unbroken chain of Persons beginning
      ----------
with the Company if each of the Persons other than the last Person in the unbroken chain then owns equity securities possessing 50% or more of the total combined voting power of all classes of equity securities in one of the other Persons in such chain, (b) any partnership in which the Company or a Subsidiary of the Company is a general partner, and (c) any partnership in which the Company or a Subsidiary of the Company possesses or is entitled to a 50% or greater interest in the total capital or total income of such partnership.

     "Surviving Corporation" has the meaning set forth in Section 2.1.
      ---------------------                               ------------

     "Tangible Personal Property" means furniture, fixtures, equipment,
      --------------------------
machinery, vehicles, supplies, inventories, materials, apparatus, tools, implements, appliances and other tangible personal property of every kind and description.

     "Tax Refunds" means Tax refunds (net of any out-of-pocket costs incurred by
      -----------
the Company in pursuing such refunds) with respect to Tax refund claims relating to the period prior to the Closing Date which are filed by the Company before the Final Settlement, to the extent the Tax Refund receivable related thereto is not included in the Closing Balance Sheet and is not otherwise attributable to the transactions contemplated hereby.

     "Tax Return" has the meaning set forth in Section 8.12(q).
      ----------                               ----------------

     "Taxes" means any federal, state, local, domestic, foreign, national,
      -----
international or other tax, duty, tariff, levy, fee or assessment, including, without limitation, value added, income, gross receipts, profits, franchise, withholding, social security, unemployment, license, sales, use, transfer, real estate, excise, customs, payroll, and other taxes or governmental duties, fees or charges, including any interest, penalties or additions on or to the foregoing.

     "Threshold" has the meaning set forth in Section 12.1(c).
      ---------                               ---------------

     "Total Share Pool"  means all issued and outstanding shares of ARKSYS
      ----------------
Common Stock, including the Redemption Shares, as of the Closing, after reflecting the exercise of the Vested Options as provided herein.

     "Uncollected Receivables" shall mean the aggregate of all Receivables of
      -----------------------
the Company as of the date of the Closing Balance Sheet, net of the reserve set forth in the Closing Balance Sheet, which have not been collected as of November 30, 1999. However, the amount of Uncollected Receivables shall be reduced by the amount of deferred revenue attributable to any Receivables included in the Closing Balance Sheet, to the extent such deferred revenue is not realized as income under GAAP by the Company after the date of the Closing Balance Sheet.

     "Unvested Options" has the meaning set forth in Section 8.2(b).
      -----------------                              --------------

     "Vested Optionholders" has the meaning set forth in Section 8.2(b).
      --------------------                               --------------

     "Vested Options" has the meaning set forth in Section 8.2(b).
      --------------                               --------------

     "Year 2000 Reserve" shall have the meaning set forth in Section 12.1(f).
      -----------------                                      ---------------

     "1996 Financial Statements" means the consolidated balance sheet of the
      -------------------------
Company and its subsidiaries at December 31, 1996 and the related consolidated statements of income and cash flows for the Company's fiscal year commencing on January 1, 1996 and ending on December 31, 1996, audited by Rasco, Burris & Winter, including the footnotes thereto.

     "1997 Financial Statements" means the consolidated balance sheet of the
      -------------------------
Company and its subsidiaries at December 31, 1997 and the related consolidated statements of income and cash flows for the Company's fiscal year commencing on January 1, 1997 and ending on December 31, 1997, audited by Ernst & Young, including the footnotes thereto.

     "1998 Financial Statements" means the unaudited consolidated balance sheet
      -------------------------
of the Company and its subsidiaries at September 30, 1998 (the "September 30, 1998 Balance Sheet"), and the related unaudited consolidated statements of income and cash flows for the portion of the Company's fiscal year commencing on January 1, 1998 and ending on September 30, 1998, including the footnotes thereto, which have been delivered to Buyer in its due diligence on or before the date hereof.

     1.2  Accounting Terms.  Except as otherwise specifically provided herein,
          ----------------
all accounting terms shall be construed in accordance with GAAP. Except as otherwise specifically provided herein, all Financial Statements required to be delivered hereunder shall be prepared, and all accounting determinations and calculations shall be made, in accordance with GAAP.



                                  ARTICLE II

                          THE MERGER; EFFECTIVE TIME
                          --------------------------

     2.1  The Merger.   Subject to the terms and conditions of this Agreement,
          ----------
at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Arkansas, and the separate corporate existence of the Company with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger.

     2.2  Effective Time.   If all the conditions set forth in Article XI shall
          --------------                                       ----------
have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with Article XIII, the Merger shall be
                                            ------------
consummated by filing with the Arkansas Secretary of State appropriate Articles of Merger (the "Articles of Merger") in accordance with the Arkansas Business Corporation Act (the time of such filing is referred to herein as the "Effective Time").



                                  ARTICLE III
                                  -----------

                     ARTICLES OF INCORPORATION AND BY-LAWS
                     -------------------------------------
                         OF THE SURVIVING CORPORATION
                         ----------------------------

     3.1  Articles of Incorporation and Bylaws.  At the Effective Time (a) the
          ------------------------------------
Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; and (b) the bylaws of the Surviving Corporation in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained in the bylaws of Merger Sub immediately prior to the Effective Time, in each case until duly amended in accordance with applicable law.


                                  ARTICLE IV
                                  ----------

                         DIRECTORS AND OFFICERS OF THE
                         -----------------------------
                             SURVIVING CORPORATION
                             ---------------------


     4.1    Directors and Officers.  The persons listed on Schedule 4.1 shall,
            ----------------------                         ------------
from and after the Effective Time, shall be and become directors and officers (as the case may be) of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation, bylaws, and any applicable contracts relating thereto.


                                   ARTICLE V
                                   ---------

                        REDEMPTION OF REDEMPTION SHARES
                        -------------------------------
                                      AND
                                      ---
                 CANCELLATION OF REMAINING SHARES IN THE MERGER
                 ----------------------------------------------


     5.1  Redemption and Cancellation.
          ---------------------------

          (a)  (i)   Prior to the Closing the Company shall complete the
redemption of Shares owned by Jay R. Spriggs and William Nunnally/Calvary Baptist Church pursuant to agreements presently in effect with such persons, copies of which have been provided to Buyer on or prior to the date hereof.

               (ii) At the Closing, and immediately prior to the Effective Time, the LLC Distribution shall be effected so that the LLC Interests, the Barrow & Kanis Real Estate and $200,000 shall be transferred to the New LLC Holding Company, and then all of the ownership interests in the New LLC Holding Company shall be transferred, assigned and delivered to the LLC Recipients as set forth herein in exchange for, and in redemption of, the Redemption Shares.

          (b) At the Effective Time, each share of ARKSYS Common Stock held in the treasury of the Company immediately prior to the Effective Time (including, after the redemption described in (a) above, the Redemption Shares) shall be canceled and retired and shall cease to exist.

          (c) Immediately prior to the Closing, all Vested Options shall be, and be deemed to have been, exercised as provided herein by the holders of the Vested Options. In connection with such exercise, each Vested Optionholder shall pay, and be deemed to have paid, his/her aggregate exercise price thereof to the Company (as set forth for each Vested Optionholder on Schedule 7.2) by tendering to the Company shares of ARKSYS Common Stock equal in value to such exercise price, with such value appropriately and equitably determined on a basis consistent with the value of the Company as utilized herein (i.e., on the basis of the LLC Distribution FMV and the Purchase Price), taking into account the number of shares of ARKSYS Common Stock issued and outstanding, so that only the net shares issuable upon such cashless exercise shall be issued to each Vested Optionholder . Accordingly, the amount of consideration hereunder allocable to each Vested Optionholder shall be determined as set forth in Section 7.2(b) by
                                                             --------------
appropriately taking into account the respective exercise price payable by each such Vested Optionholder.

          (d) At the Effective Time, all shares of ARKSYS Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of ARKSYS Common Stock shall thereafter cease to have any rights with respect to such shares of ARKSYS Common Stock, except the right of such holders to receive a portion of the Purchase Price as provided in Article VII. After the Effective Time, there will be no transfers, or registration thereof, on the stock transfer books of the Company or the Surviving Corporation of the shares of ARKSYS Common Stock.


                                  ARTICLE VI
                                  ----------

                       CONVERSION OF SHARES AND OPTIONS
                       --------------------------------

     6.1  Conversion of Shares.  At the Effective Time, by virtue of the Merger
          --------------------
and without any action on the part of Buyer, Merger Sub, the Company or any
Shareholder:

          (a) The common shares of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value 1/60 of one Dollar per share, of the Surviving Corporation. Such newly issued share shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          (b) Until surrendered in accordance with Section 6.2, each stock
                                                   ------------
certificate which immediately prior to the Effective Time represented shares of ARKSYS Common Stock, other than the Redemption Shares, (each a "Certificate") shall represent for all purposes (except as may otherwise be required by law with respect to rights of dissenting stockholders) only the right to receive a portion of the Purchase Price as provided in Article VII.
                                             ------------

     6.2  Payment for Shares.  From and after the Effective Time, upon
          ------------------
surrender to the Surviving Corporation of either (i) a Certificate, duly endorsed in blank or accompanied by a duly executed stock power, or (ii) an affidavit of lost certificate in a customary form reasonably satisfactory to Buyer (which shall include appropriate indemnification provisions), the holder of such Certificate, or shares of ARKSYS Common Stock evidenced by such affidavit, shall be entitled to receive in exchange therefor solely the proportionate share of the Purchase Price as provided for in Article VII.
                                                             -----------
Notwithstanding anything herein to the contrary, neither the Company, the Buyer, any member of the Shareholders' Representative Committee, nor any other party hereto or any of their Affiliates, agents or representatives shall be liable to any Shareholder of the Company or any other Person for any Merger consideration delivered to a public official pursuant to and in accordance with applicable abandoned property, escheat or other similar laws.

     6.3  Dissenting Shareholders.  Notwithstanding anything in this Agreement
          -----------------------
to the contrary, shares of ARKSYS Common Stock which are outstanding immediately prior to the Effective Time and which are held by shareholders (the "Dissenting Shareholders") who shall not have voted such shares in favor of the Merger and who shall have delivered to the Company notice perfecting their rights as a Dissenting Shareholder in the manner provided in the Arkansas Business Corporation Act (the "Dissenting Shares") shall be canceled but not converted into a right to receive the Purchase Price, and the holders thereof shall be entitled to payment of the fair value of such shares from the Surviving Corporation in accordance with the provisions of the Arkansas Business Corporation Act; provided, however, that if any holder fails to establish his entitlement to dissenter's rights or to demand payment for his shares as provided in the Arkansas Business Corporation Act, such holder or holders shall forfeit the right to the fair value for such shares and such shares shall thereupon be deemed to have been converted into and become exchangeable for, as of the Closing Date, the right to receive a cash payment equal to the consideration for such shares provided in Section 7.2 of this Agreement, without
                                          -----------
any interest thereon.

     6.4  Grant of Euronet Options;  Cancellation of Company Options.
          ----------------------------------------------------------

          (a) Buyer shall, as of the Closing Date, grant options to purchase shares of Buyer ("Euronet Options") to the Optionholders listed on Schedule 6.4
                                                                   ------------
which includes only Optionholders with less than 1000 Unvested Options (the "Euronet Option Grant"). Each person listed on Schedule 6.4 shall receive an
                                               ------------
option to purchase the same number of Euronet shares as the number of Company shares such person was entitled to purchase prior to Closing, which number is included on Schedule 6.4. The exercise price under the Euronet Options shall be
            ------------
the closing price of the shares of Euronet on the Nasdaq National Market as of the Closing Date and the options shall vest in five tranches, with the first tranche vesting thirty (30) days following the Closing Date and the remaining tranches vesting on each of the four succeeding anniversary dates of the date such first tranche vests. Except as otherwise provided in this Section 6.4, the
                                                               -----------
options shall be granted on the terms and conditions of the 1998 Euronet Incentive Option Plan, a copy of which shall be made available upon request to the Shareholders and holders of Company Options. With respect to Optionholders whose names do not appear on Schedule 6.4 (all of whom have management level
                             ------------
responsibilities), Buyer intends to grant Euronet Options in appropriate amounts consistent with Euronet group option grant policies. Accordingly, Buyer shall, in its discretion, make a determination as to the appropriate grant of options to each such employee and shall grant such number of Euronet Options within ninety (90) days of the Closing Date.

          (b) As a condition to the Closing, any and all rights of the Optionholders under any option or other agreement by which the Company has granted the right to purchase shares of the Company's stock shall be exercised as provided herein if Vested Options, or waived, released, canceled and/or extinguished, if Unvested Options; and all Optionholders shall deliver a confirmation of exercise and/or release in a form reasonably acceptable to the Company and the Buyer under which the Vested Optionholders exercise the Vested Options as set forth herein, and the Optionholders then release all other rights under any Company Options as further described in Section 10.12(ii) (each, an
                                                  -----------------
"Option Exercise and/or Release Form"). Each Option Exercise and/or Release Form from a Vested Optionholder shall confirm the exercise by such Optionholder of the exercise of his/her options, under the terms and conditions set forth herein and in the Option Exercise and/or Release Form. The exercise of the Vested Options shall be an "cashless exercise" with the exercise price payable to the Company for the issuance of shares thereunder being paid by the each Vested Optionholder by tendering shares of ARKSYS Common Stock otherwise issuable upon such exercise as set forth in Section 5(c). The Representing Shareholders shall use commercially reasonable efforts to obtain an Option Exercise and/or Release Form from all of the Optionholders, but shall not be required to expend any out-of-pocket funds or otherwise incur any liability or obligation for such purpose.


                                  ARTICLE VII

                                    CLOSING
                                    -------

     7.1  Time and Place of Closing.  The consummation of the transactions
          -------------------------
contemplated hereby (the "Closing") shall take place on November 30, 1998 or on such later date not later than December 31, 1998 (as selected by Buyer upon five days prior written notice to the Company), or at such other time as is mutually agreed upon, in writing, by the Company and Buyer (the "Closing Date") at the offices of Friday, Eldredge & Clark, 400 West Capitol Avenue, Little Rock, Arkansas, or at such other place as is mutually agreed upon by the Company and Buyer. Each party hereto agrees to use commercially reasonable efforts to cause the Closing to be consummated as contemplated by this Agreement.


     7.2  Purchase Price.  (a)  The price for the purchase of all ARKSYS Common
          --------------
Stock (other than the Redemption Shares), including shares issued on exercise of the Vested Options, as provided in this Agreement (the "Purchase Price") shall be $14,320,000,

          plus (1) the amount of the Net Working Capital as of the date of the
          ----
     Closing Balance Sheet or $2,687,000, whichever is greater (the "Net Working Capital Payment"). The amount of Net Working Capital Payment made at Closing (the "Estimated Net Working Capital Payment") shall be estimated by the Company's auditors based on the internal financial statements of the Company as of October 31, 1998 and the

     Net Working Capital shall thereafter be finally determined for purposes of calculation of the Purchase Price based on the Closing Balance Sheet.

          plus (2) the aggregate of (i) one hundred percent (100%) of the amount
          ----
     of revenues received from the sale of software under the Designated Contracts (exclusive of maintenance, consulting, or other fees received for services other than the provision of the software which has already been developed) up to and including the Settlement Date, net of any sales expenses and commissions payable by the Company with respect to such revenues, and appropriately reduced for any Taxes payable by the Company with respect to such net amount (ii) the Excess 401(k) and Profit Sharing Accruals, (iii) Excess A/R Collections and (iv) the amount of the Tax Refunds;

          less (3) the aggregate of (i) the LLC Distribution Tax Estimate, (ii)
          ----
     the amount of Uncollected Receivables, and (iii) any Damages in excess of the Threshold with respect to claims for indemnification made by Buyer in writing in accordance with the terms of Section 12(f) prior to November 30,
                                             -------------
     1999 and paid from the Escrow Amount pursuant to the Escrow Agreement ("Escrow Damages").

          (b) Subject to all of the terms and conditions set forth herein and in reliance on the representations and warranties of each Representing Shareholder and the Company set forth herein, upon the Closing, each Shareholder of the Company including each Vested Optionholder shall be entitled to a pro-rata portion of the Purchase Price, in proportion to its Ownership Percentage (but appropriately adjusted to reflect the LLC Distribution), so that in effect the amount ultimately allocable to each Shareholder hereunder (including each Vested Optionholder and each LLC Recipient) from the Purchase Price, after considering the LLC Distribution, shall be equal to the Shareholder's Gross Ownership Percentage multiplied by the aggregate of (i) the LLC Distribution FMV, (ii) the Purchase Price, and (iii) the aggregate amount of the exercise prices for all Vested Options, less, in the case of a Vested Optionholder, the amount of the aggregate exercise price for his/her Vested Options (in each case as set forth on Schedule 7.2), and less, in the case of the LLC Recipients, the LLC Recipient's LLC Distribution Percentage multiplied by the LLC Distribution FMV. The LLC Distribution shall be allocable to the LLC Recipients as provided herein, and the Purchase Price shall be allocated to the Shareholders, appropriately taking into account the LLC Distribution, so that each Shareholder is allocated the appropriate and proper amount in accordance with the terms of this Agreement.

          (c) In the event that the Buyer has reason to believe, based on the Estimated Closing Financial Statements or other information available at the time of the Closing that the Net Working Capital included in the Final Closing Financial Statements will be less than $2,687,000, the Buyer may elect to terminate this Agreement and not proceed to Closing; provided that the Buyer may, at its option, waive this condition and elect to proceed to Closing.

          (d) At Closing, Buyer shall make an estimated payment of the Purchase Price equal to $14,320,000 plus the Estimated Net Working Capital Payment, less the amount of the LLC Distribution Tax Estimate (the "Initial Purchase Price"). Of the Initial Purchase Price, the Escrow Amount shall be paid to the Escrow Agent and the remainder shall be paid to the Shareholders Representative as provided in Section 7.3.
            -----------

          7.3       Payments and Deliveries at Closing; Reconciliation of
                    -----------------------------------------------------
Payments.
--------

          (a) At the Closing, Buyer shall pay, or shall cause Merger Sub to pay, by wire transfer of immediately available funds in U.S. Dollars:

              (i)  the Escrow Amount to the Escrow Agent; and

              (ii) the amount of the Initial Purchase Price less the Escrow Amount to the Shareholders' Representative Committee for distribution as soon as practical thereafter to the Shareholders (including holders of Vested Options) in accordance with the terms hereof. The Shareholders Representative Committee may by written notice delivered to Buyer prior to the Closing Date direct Buyer to pay such amount to the Escrow Agent for distribution as soon as practical thereafter to the Shareholders (including holders of Vested Options) in accordance with the terms hereof. The amount described in this Subsection 7.3(a)(ii) shall not
                                               ---------------------
become part of the Escrow Amount or subject to the terms of the Escrow
Agreement.

          (b) Notwithstanding the foregoing, to the extent any Shareholder fails to deliver to the Buyer and the Company at or before the Closing an affidavit of non-foreign status pursuant to Section 1445 of the Internal Revenue Code and regulations thereunder, then the amount, if any, required by the Internal Revenue Code and regulations thereunder to be withheld from the payment to any Stockholder hereunder (or under the Escrow Agreement) may be so withheld and paid to the Internal Revenue Service for the account of such Shareholder in accordance with applicable law and regulations thereunder.

          (c) The amount allocable to each Shareholder under Section 7.3(a)(ii), as well as the amount allocable to each Shareholder with respect to any interim distribution from the Escrow Account as contemplated by Section 10.11(d), shall be determined to the extent necessary based on the Shareholder Representative Committee's reasonable estimate of the proportional amounts allocable to each Shareholder pursuant to the terms hereof, with appropriate reconciliation of any over or underpayment to any Shareholder being made at the time of the payment described in Section 7.5 and/or at the time of the Final Settlement, so that upon the Final Settlement each Shareholder will have been paid the appropriate amount to which such Shareholder is entitled hereunder taking into account all payments to such Shareholder under Section 7.3(a)(ii) and from the Escrow Account, as well as the LLC Distribution, and, if effected, the distribution of the EFT Interests upon exercise of the EFT Put Option.

     7.4  Company Merger Costs and Expenses.  The costs and expenses incurred by
          ---------------------------------
the Company in connection with this transaction with respect to the period prior to the Closing (e.g., legal, accounting and appraisal fees) shall be paid by the Escrow Agent from the Escrow Amount upon receipt of an invoice and approval of payment by the Shareholders' Representative Committee; provided the aggregate amount of such costs and expenses to be paid from the Escrow Amount may not exceed $ 100,000 without the Buyer's prior written approval. Such costs paid by the Escrow Agent shall not be included for purposes of determining Net Working Capital.



     7.5  Final Settlement from Escrow.  (a)  Beginning on November 1, 1999,
          ----------------------------
Buyer and the Shareholders' Representative Committee shall work together to determine by November 30, 1999 each of the components of the Purchase Price as set forth in Section 7.2 and the amount of any indemnification obligation
             -----------
arising under Section 12.1.   Buyer shall provide the Shareholders'
              -------------
Representative Committee with reasonable access to the books and records of the Company as reasonably necessary to make such determination. If Buyer and the Shareholders' Representative Committee reach agreement on such determination, they shall deliver a joint written notice to the Escrow Agent on or before December 5, 1999 of the amounts to be distributed from the Escrow Account to each party to give effect to such determination. If Buyer and the Shareholders' Representative Committee reach agreement only on a portion, but not all, of the amounts to be distributed, they shall deliver a joint written notice thereof to the Escrow Agent on or before December 5, 1999, and such undisputed portion shall be distributed by the Escrow Agent pursuant to such joint notice on or before December 15, 1999. The Escrow Agent shall retain the disputed portion in escrow pursuant to the Escrow Agreement until the dispute is resolved in accordance with the dispute resolution procedures set forth in the Escrow Agreement. Once the dispute is so resolved, the remaining amounts held by the Escrow Agent (except the Year 2000 Reserve) shall be distributed to the appropriate party or parties pursuant to the terms of the Escrow Agreement. The payment of the final amount pursuant to the Escrow Agreement shall be referred to herein as the "Final Settlement."

     (b) Beginning on or before June 1, 2000, the parties shall work together to determine, by June 15, 2000 the amount of the Year 2000 Reserve which is appropriately distributable to the Shareholders, on the one hand or the Buyer, on the other hand. If they reach agreement, they shall deliver joint instructions to the Escrow Agent to make such distribution by June 30. If they are unable to agree, the matter shall be resolved through arbitration in accordance with Section 15.11 below.
                -------------

                                  ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                              OF THE COMPANY AND
                              ------------------
                         THE REPRESENTING SHAREHOLDERS
                         -----------------------------

     Subject to the provisions of Article XII, the Company and each Representing
                                  -----------
Shareholder hereby represent and warrant the following to Buyer, it being understood and agreed that (i) no specific representation or warranty shall limit the generality or applicability of a more general representation or warranty, except as provided in Section 8.30, and (ii) liability for any
                                ------------
breaches shall be, as among Representing Shareholders, allocated as provided in

Article XII.
-----------
The parties specifically acknowledge that Escrow Damages shall operate as an adjustment to the Purchase Price allocable to the Shareholders as set forth herein.

     8.1  Organization.  The Company is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of Arkansas and has the corporate power and authority to own or lease its properties and carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of its business requires such qualification, except for failures, if any, to be so qualified and in good standing which would not have a Material Adverse Effect on the Company. The Representing Shareholders have, prior to the execution and delivery of this Agreement, made available to Buyer, certified copies of the Articles of Incorporation and bylaws of the Company, each as in effect on the date hereof. The minute books, stock certificate books and stock transfer ledgers of the Company (collectively, the "Corporate Books"), copies of which have been provided by the Representing Shareholders to Buyer as provided in
Section 10.9, are complete and correct in all material respects and properly
-------------
reflect all material transactions involving the business and operations of the Company that are customarily reflected in corporate minutes of the same or similar corporations.

     8.2  Authorized Capitalization; Outstanding Stock and Options.
          --------------------------------------------------------

          (a) The authorized capital stock of the Company consists only of one class of common stock, par value 1/60 of one dollar per share. As of the date of this Agreement, the Representing Shareholders, together with their respective Affiliates, hold at least 80% of the ARKSYS Common Stock issued and outstanding as of the date of this Agreement. Within ten (10) days after the execution of this Agreement, the Company shall deliver to the Buyer a certificate setting forth the number of shares of Common Stock of the Company that are issued and outstanding as of the time of execution of this Agreement (the "Shares"), the name of the legal and beneficial holder thereof together with the certificate number. Each Representing Shareholder shall represent and warrant in such certificate with respect to himself and any Affiliate that he owns beneficially and of record the Shares reflected as owned by such Representing Shareholder on such certificate and that he/it has good and valid title to such shares so owned by him/it free and clear of all Liens, except as otherwise set forth on said certificate. The Shares have been duly authorized, are validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights and, except as may be reflected on such certificate, have not been issued in violation of any securities laws.

          (b) Schedules 8.2(b)(1) and (2) set forth the number of options to
              ---------------------------
purchase shares of the Company's stock outstanding under any option agreement or plan entered into by the Company, whether qualified or unqualified, including all incentive or target based options which the Company has agreed to grant up to the Closing Date ("Company Options"). Schedule 8.2(b)(1) sets forth all
                                         ------------------
outstanding unvested Company Options ("Unvested Options"). Schedule 8.2(b)(2)
                                                          ------------------
sets forth all outstanding Company Options that are vested or will become vested up to and including the Closing Date, including without limitation by virtue of any transactions contemplated by this Agreement ("Vested Options") and the holders thereof ("Vested Optionholders"). Except as set forth on Schedule 8.2(a)
                                                                 ---------------
or (b), there are no outstanding rights, warrants, options or agreements with
-------
respect to any class of capital stock of the Company.

          (c) On or before the Final Settlement, the Shareholders Representative Committee shall deliver to the Buyer a certificate including a true and accurate calculation of the Total Share Pool, the number of outstanding

Shares held by each Shareholder as of the Closing, and the Ownership Percentage and Gross Ownership Percentage of each Shareholder, as well as an estimate of the number of Redemption Shares held by each Shareholder.

     8.3  Subsidiaries.  The Company has no Subsidiaries other than LLC's
          ------------
included in the LLC Interests and than those Subsidiaries set forth on Schedule
                                                                       --------
8.3. Except as set forth on Schedule 8.3, the Company is not a party to any
---                         ------------
partnership agreement or understanding or joint venture agreement or understanding. The Company's inactive subsidiaries, CLCA, Inc. and Blue Bridge Software Inc. have not engaged in any business for the last three years, and there are no liabilities or claims of any party whomsoever against those Subsidiaries or against the Company by reason of the ownership by the Company of shares in those Subsidiaries.

     8.4  Authority:  Binding Effect.  Each of the Company and the Representing
          --------------------------
Shareholders has full power, authority and capacity to execute and deliver each Purchase Document to which the Company or such Representing Shareholder is a party and to perform the transactions required of the Company or such Representing Shareholder thereunder and at the Closing, subject to approval of the Merger and the Purchase Documents by the Shareholders in accordance with the Arkansas Business Corporation Act. Each of the Representing Shareholders agrees to vote the shares of ARKSYS Common Stock owned by such Representing Shareholder in favor of the Merger upon the terms and conditions set forth in this Agreement. Subject to approval of the Merger and the Purchase Documents by the Shareholders in accordance with the Arkansas Business Corporation Act, each Purchase Document to which the Company or any Representing Shareholder is a party has been duly authorized, executed and delivered by the Company or such Representing Shareholder, as the case may be, and constitutes the legal, valid and binding obligations of the Company or such Representing Shareholder, as the case may be, enforceable against the Company or such Representing Shareholder, as the case may be, in accordance with the terms and provisions thereof, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law). The representations and warranties of each Representing Shareholder under this

Section 8.4 are made only with respect to himself and the Company and not with
-----------
respect to any other Representing Shareholder. This provision shall not, however, diminish any provision herein under which the Representing Shareholders agree to provide indemnification for Damages arising from the breach by the Company or such Representing Shareholder of any of the representations and warranties made herein before the Closing Date.

     8.5  Non-Contravention. (a)  Subject to the qualifications set forth in
          -----------------
Section 8.5(b), except as set forth on Schedule 8.5, neither the execution and
--------------                         ------------
delivery by the Company or any Shareholder of any Purchase Document to which the Company or such Shareholder is a party nor the consummation by the Company or such Shareholder of the transactions contemplated thereby (i) will violate any provision of the Articles of Incorporation or bylaws of the Company, (ii) will, to the Knowledge of the Representing Shareholders, violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company or any Shareholder, (iii) will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any Contract to which the Company, or any contract to which any Shareholder is a party, or to which any of the assets or properties of the Company or any Shareholder are subject, or (iv) will result in the creation of any Lien upon any of the shares of ARKSYS Common Stock or upon any of the property or assets of the Company except, in the case of (ii) and (iii) above, any such conflict, violation or default that does not have a Material Adverse Effect on the Company. Except for the consent and approval of the Merger and the Purchase Documents, and the transactions contemplated thereby, by the Shareholders and by the Board of Directors of the Company (which approval of the Board of Directors has already been obtained), the consent of the lender to the LLCs and the members of the LLCs other than the Company as set forth in Section 11.1(l), and the HSR Approval, if required, to
                        ---------------
the Knowledge of the Representing Shareholders, neither the execution nor delivery by the Company or any Shareholder of any Purchase Document to which the Company or such Shareholder is a party nor the consummation of the transactions contemplated thereby will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

     (b)   The Representing Shareholders make the representations set forth in
Section 8.5(a)(iii) and (iv) without qualification as to Knowledge insofar as the statements therein apply to the Representing Shareholders themselves, but make such representations to their Knowledge insofar as such statements apply to the other Shareholders.

     8.6  Financial Statements.  (a) The Financial Statements, other than the
          --------------------
1998 Financial Statements, (true, correct and complete copies of which have been delivered to Buyer on or prior to the date hereof), are (a) true, accurate and complete in all material respects; and (b) fairly and in all material respects accurately present the properties, assets, liabilities, financial positions and results of operations of the Company as of the respective dates and for the respective periods covered thereby in accordance with GAAP except as noted on
Schedule 8.6 (a)
----------------

          (b) The unaudited 1998 Financial Statements (true, correct and complete copies of which have been delivered to Buyer on or prior to the date hereof) are not prepared in accordance with GAAP, but present in all material respects the properties, assets, liabilities, financial position of the Company in a fashion which is consistent with the internal reporting practices of the Company and with the other unaudited financial statements presented to the Buyer in connection with its due diligence examination of the Company. Except as otherwise disclosed in Schedule 8.6(b), to the Knowledge of the Representing
                       ---------------
Shareholders and the Company, as of September 30, 1998, the Company did not have any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise) which under GAAP should have been but which were not reflected or reserved against in the 1998 Financial Statements that would have a Material Adverse Effect on the Company. Since September 30, 1998, to the Knowledge of the Representing Shareholders and the Company, the Company has not incurred any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise), including, without limitation, any items of litigation that would have a Material Adverse Effect on the Company, except any such liabilities or obligations (i) arising under and in compliance with the Contracts to which the Company is a party, (ii) incurred in the ordinary course of business of the Company, (iii) arising pursuant to this Agreement, or (iv) such other liabilities or obligations as shall be set forth in Schedule 8.6(b).
                                                               ---------------

          (c) As of the Closing, the Representing Shareholders and the Company shall deliver a certificate to the Buyer stating that:



          (i) except as otherwise disclosed in the certificate, the 1998 Financial Statements, as audited in the September 30, 1998 Audit are (a) true, accurate and complete in all material respects; and (b) fairly and in all material respects accurately present the properties, assets, liabilities, financial positions and results of operations of the Company as of the date thereof and for the period covered thereby in accordance with GAAP;

          (ii) except as otherwise disclosed in the certificate, to the Knowledge of the Representing Shareholders and the Company, as of September 30, 1998 the Company did not have any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise) which, under GAAP, should have been but which were not reflected or reserved against in the 1998 Financial Statements that would have a Material Adverse Effect on the Company.

          (iii) since September 30, 1998, to the Knowledge of the Representing Shareholders and the Company, the Company has not incurred any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise), including, without limitation, any items of litigation that would have a Material Adverse Effect on the Company, except any such liabilities or obligations (i) arising under and in compliance with the Contracts to which the Company is a party, (ii) incurred in the ordinary course of business of the Company, (iii) arising pursuant to this Agreement and (iv) such other liabilities or obligations as shall be set forth in the certificate.



If any matters disclosed on the certificate described above constitute a Material Adverse Change, the Buyer shall be entitled under Section 11.2(m) to
                                                           ---------------
elect not to proceed to Closing.

     8.7  Interim Changes.  Since September 30, 1998, the business of the
          ---------------
Company has been operated in the ordinary course and, except as set forth on
Schedule 8.7, or as otherwise contemplated by this Agreement, the Company has
-------------
not (nor has it authorized or proposed or entered into any contract, agreement, commitment or arrangement to do any of the following) where such action, contract, agreement, commitment or arrangement, when considered separately or together with other actions, contracts, agreements, commitments or arrangements, would have a Material Adverse Effect on the Company:

          (i) to the knowledge of the Representing Shareholders and the Company, incurred or become subject to, or agreed to incur or become subject to, any material liability (whether secured or unsecured, accrued, absolute, contingent or otherwise), except any such liabilities incurred in the ordinary course of its business, consistent with past practice, and such other liabilities or obligations disclosed herein or in the Schedules hereto;

          (ii) except with respect to the transactions contemplated by this Agreement, entered into (A) any material transaction, contract or commitment outside the ordinary course of business, or (B) any other material commitment outside the ordinary course of business not terminable by the Company in less than thirty (30) days;

          (iii) experienced any Material Adverse Change in its business or customer relations;

          (iv) granted any general pay increases to its employees, officers or directors or changed the rate of compensation, commission, bonus or other remuneration payable to any of its employees, directors, officers, agents or shareholders, with the exception of increases to any such Person made in the ordinary course of business consistent in all material respects with past practices;

          (v) sustained any damage or loss to its business or properties in excess of $50,000 in the aggregate (whether or not covered by insurance), except as reflected in all material respects in the 1998 Financial Statements;

          (vi) paid, canceled, waived or discharged any Lien other than in the ordinary course of business;

          (vii) instituted or settled any litigation, action or proceeding relating to its business;

          (viii) entered into any lease, whether as lessor or lessee, for real property or incurred any obligation to enter into any such lease or purchased any real property;

          (ix) changed in any material respect its investment practices, payment and processing practices, policies regarding intercompany transactions or other policies or practices affecting in a material respect its assets, liabilities or business;

          (x) made any direct or indirect redemption, purchase or other acquisition of any of its capital stock; or split, combined or reclassified any of its capital stock or issued any other security in respect of or in substitution therefor; or repurchased, redeemed or otherwise acquired any of its shares of capital stock, except pursuant to this Agreement;

          (xi) canceled, amended or established any Employee Plan or made any payments or distributions under any Employee Plan, except for distributions and payments in the ordinary course to or for the benefit of plan participants in accordance with the applicable provisions of such Plan;

          (xii) issued, delivered, pledged, encumbered, sold or purchased any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any shares of its capital stock or other convertible securities of the Company;

          (xiii) acquired or agreed to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business, corporation, partnership, association or other business organization, or any division thereof;

          (xiv) amended, canceled or terminated (other than by its terms) or waived any material provision of any Contract to which it is a party which required, requires or is anticipated to require payments in excess of $50,000 in the aggregate, in any twelve-month period;

          (xv) granted any Lien that is material in the context of the Company or its business;

          (xvi) entered into any employment compensation or other agreement with any of its officers, directors, shareholders, Affiliates, employees or agents (other than in connection with the hiring of new employees in the ordinary course of business at an annual compensation not in excess of $100,000 for any person) or terminated the employment of any of its officers or employees, except in the case of employees, non management employees in the ordinary course of business;

          (xvii) canceled or compromised any of its material claims or liabilities other than in the ordinary course of business, or paid, canceled, waived or discharged any material Lien other than in the ordinary course of business;

          (xviii) amended the Articles of Incorporation or bylaws of the Company;

          (xix)    received any notice of a material default under any Contract;

          (xx) disposed of or permitted the lapse of any material Intellectual Property Rights;

          (xxi) sold any marketable securities that were material to the Company other than in the ordinary course of business;

          (xxii) disposed of or changed in any material respect any assets of the Company that were or are material to the Company or its business, other than in the ordinary course of business;

          (xxiii) made any material changes in its methods of operation, other than changes in the ordinary course of business;

          (xxiv) made any capital commitments or expenditures in excess of $ 150,000 in the aggregate;

          (xxv) paid or declared any dividends or issued or purchased any capital stock or rights relating thereto;

          (xxvi) entered into any employment contracts not terminable at will by the Company;

          (xxvii) made any material changes in its financial structure or accounting practices;

          (xxviii) failed to pay or make any material bonus, incentive, contingent or other payments or expenditures which are consistent with historical practices or planned pursuant to the capital and operating budgets of the Company for its 1998 fiscal year or required by agreements in place at January 1,1998; or

          (xxix)   otherwise suffered a Material Adverse Change.

From and after the date of execution of this Agreement and until the Closing Date or the date of termination of this Agreement, the Company shall not, without the prior approval of the Buyer, undertake or enter into any of the actions described in this Section 8.7 where such action, contract, agreement,
                          -----------
commitment or arrangement, when considered separately or together with other actions, contracts, agreements, commitments or arrangements, could reasonably be considered to have a Material Adverse Effect on the Company.

          8.8  Owned and Leased Property.
               -------------------------

          (a) Except as set forth in Schedule 8.8(a), the Company has good and
                                     ---------------
marketable title to its owned Tangible Personal Property and Owned Real Property free and clear of all Liens except Liens for current Taxes and assessments not yet delinquent or being contested in good faith by appropriate proceedings.

          (b) All leases and subleases pursuant to which the Company (i) leases (whether as lessee or lessor) its Tangible Personal Property, or (ii) leases or has leased (in the last three years) any real property as lessor or lessee (the "Leased Real Property") are set forth on Schedule 8.8(b). Such leases and
                                         ---------------
subleases (other than the leases identified on Schedule 8.8(b) as no longer in
                                               ---------------
effect) are in good standing and are valid and binding against the Company, and to the Knowledge of the Company, the other parties thereto, in accordance with their respective terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting creditors' rights generally (whether considered in a proceeding in equity or at law), and there is not, under any of such leases or subleases any existing default, event of default or event which with notice or lapse of time or both would constitute a default, in any material respect, by the Company or, to the Knowledge of the Company, any Person from or to whom the Company leases or subleases such Tangible Personal Property or Leased Real Property. None of the rights of the Company under any of such leases or subleases is subject to termination or modification as the result of the transactions contemplated by any Purchase Document, except as contemplated by
Section 11.2(o).
---------------

          (c) All real property owned by the Company or the LLCs on, or within three years prior to, the date hereof is set forth on Schedule 8.8(c) (the
                                                      ---------------
"Owned Real Property").

          (d) To the Knowledge of the Company, there are no material encroachments upon any of the Properties and the improvements situated upon such Properties do not encroach upon any adjoining property or violate any rights of way or easements on the lands of others. The use of such Properties by the Company and the conduct of the business of the Company on such Properties does not, to the Knowledge of the Company, violate in any material respect any law, rule, regulation or zoning or use ordinance of any governmental body or authority applicable to such Properties and, in connection with such use and conduct, to the Knowledge of the Company, there are no violations in any material respect of applicable law or governmental rules with respect to water supply, sewage or waste disposal facilities.

          (e) Except as set forth on Schedule 8.8(e), the Company has not
                                     ---------------
received any notice of any special assessment or condemnation from a Governmental Entity with respect to any of the Properties.

          8.9  Environmental Matters.
               ---------------------

          (a) All permits, licenses, registrations, consents, orders, certificates, approvals and other authorizations (each an "Environmental Permit") which are required under Environmental Laws for the conduct of business of the Company or the LLCs or the operation of any property owned, leased or occupied by the Company or the LLCs which are required to be obtained or applied for by the Company or the LLCs have been so obtained or applied for.

          (b) Neither the Company nor the LLCs have failed to comply in any material respect with any Environmental Laws or any Environmental Permit and neither the Company nor any LLC has been notified by any Governmental Entity, and to the Knowledge of the Company, there are no facts indicating, that any Environmental

Permit will be modified, suspended, canceled or revoked or cannot be renewed in the ordinary course of business.

          (c) Except as disclosed in Schedule 8.9, no Hazardous Substance is
                                     ------------
presently or has been in the past generated, stored, handled, treated, transported to or from or disposed of on any property currently or formerly owned by the Company or the LLCs, or operated or leased by the Company or the LLCs (during the period of such operation or lease), and to the Knowledge of the Company, no property currently or formerly owned, operated or leased by the Company or the LLCs has been used by others, including but not limited to prior owners, lessees and operators, for the generation, storage, handling, treatment, transportation or disposal of any Hazardous Substance. Neither the Company nor the LLCs have generated, disposed of, transported or arranged for the transportation (directly or indirectly) of any Hazardous Substances to any location that is listed or, to the Knowledge of the Company, proposed for listing on the National Properties List or the CERCLA Information System under CERCLA, or under any similar state, local or foreign list, or where there has been a Release or suspected Release of a Hazardous Substance.

          (d) Neither the Company nor any LLC has received any notice or order from any Person advising it that it is responsible for or potentially responsible for Cleanup or remediation of any Hazardous Substances nor has the Company nor any LLC entered into any agreements concerning such Cleanup. No work, repair, construction or capital expenditure is planned or required in respect of the assets of the Company pursuant to or to comply with any Environmental Law, nor has the Company received any notice of any such requirement.

          (e) There is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or pending or, to the Knowledge of the Company, threatened against any other Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law. No real property currently or formerly owned by the Company or the LLCs, or operated or leased by the Company or the LLCs (during the period of such operation or lease) has been impacted by any Release or threatened Release of any Hazardous Substance and no condition exists which may result in a claim, right of action, or recovery by any Person against the Company under any Environmental Law.

          (f) There are no past or present (or to the Knowledge of the Company, future) actions, activities, circumstances, conditions, events or incidents (including, without limitation, the Release or presence of any Hazardous Substance) which could form the basis of any Environmental Claim against the Company or against any other Person whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

          (g) The Company has delivered or otherwise made available for inspection to Buyer true, accurate and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to Hazardous Substances in, on, beneath or adjacent to any property or regarding compliance by the Company with applicable Environmental Laws.

          (h) Except as set forth on Schedule 8.9, to the Knowledge of the
                                     ------------
Company, there are no underground or above-ground storage tanks (whether or not currently in use) located on or under any real property currently owned, operated or leased by the Company, and no underground tank previously located on any real property currently owned, operated or leased by the Company has been removed from that property.

          (i) None of the Property is located in a special flood hazard area, generally referred to as the 100-year flood plain.

          (j) Neither the Company nor the LLCs are subject to any outstanding order, judgment, injunction, decree or writ from, or contractual obligation to or with, any Governmental Entity or other Person in respect of which the Company or the LLCs may be required to incur any out-of-pocket expenses or attorneys' or accountants' fees (collectively, "Losses") with respect to any Environmental Claim, whether direct or indirect, known or unknown, current or potential, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to any remedial action, and all fees, disbursements and expenses of counsel, experts, personnel and consultants with respect to any Environmental Claim based on, arising out of or otherwise in respect of: (i) the ownership or operation of the business of the Company or the LLCs prior to the Closing (provided that the effect after the Closing of conduct prior to the Closing shall not be deemed to be limited by the preceding clause), or any property, assets, equipment or facilities, owned or leased by the Company; (ii) the environmental conditions existing on the Closing Date on, under or above the properties, assets, equipment or facilities currently or previously owned, leased or operated by the Company or the LLC or any of the Company's or the LLCs' predecessors or Affiliates; and (iii) expenditures necessary to cause any property or any aspect of the Company or the LLCs to be in compliance with any and all requirements of Environmental Laws as of the Closing Date including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws (collectively "Environmental Liabilities") and costs arising from the Release or threatened Release of a Hazardous Substance.

          8.10 Intellectual Property Rights.
               ----------------------------

          (a)  Schedule 8.10(a) lists: (i) all registered Intellectual Property
               ----------------
Rights, together with applications therefor that are pending or in the process of development; (ii) all licenses (other than licenses with respect to the Company's use of off-the-shelf software programs) and other agreements allowing the Company to use the Intellectual Property Rights; (iii) all unregistered Intellectual Property Rights which are material to the business of the Company; and (iv) all royalty agreements relating to any Intellectual Property Rights or any of the expertise related thereto to which the Company is a party.


          (b) The Company is the sole and exclusive owner of the Intellectual Property Rights listed on Schedule 8.10(a), free and clear of any claims or
                          -----------------
Liens other than such claims and Liens set forth on Schedule 8.10(b). The
                                                    -----------------
Company has the means, rights and information (including, without limitation, Intellectual Property Rights) in all material respects required to develop, process, sell, offer for sale and use the items and perform the services as presently being developed, processed, offered for sale, sold, used or performed by it, including, without limitation, the means, rights and information (including, without limitation, Intellectual Property Rights) required to develop, process, offer for sale, sell and use all such items and perform all such services without incurring any liability for license fees, royalties or other payments or any claims of infringement of any intellectual property rights of any other Person except as set forth on Schedule 8.10(a).
                                           ----------------

          (c) None of the Intellectual Property Rights infringes upon the rights of any third party nor, to the Knowledge of the Company, except as disclosed on Schedule 8.10(a), does any use by any third party of any of the other Intellectual Property Rights, infringe upon any of the rights of the Company therein, and there are no claims pending or threatened in connection with any such infringement with respect to any of the Intellectual Property Rights.

          (d) The Company has not received any notice that any of its processes or products infringe upon any intellectual property rights of any third party or that would prevent or materially hinder it from using anywhere in the world any of its Intellectual Property Rights.

          (e)  Except as listed on Schedule 8.10(e), the Company does not pay
                                   ----------------
any royalty to any Person with respect to any of the Intellectual Property Rights or any of the expertise relating thereto, nor does the Company receive royalties with respect thereto. The Company has not licensed or sublicensed any of the Intellectual Property Rights to any Person except to its customers, and the current list of such licenses under which the Company still has continuing maintenance obligations has been delivered to the Buyer contemporaneously herewith.

          (f) All applicable registration fees with respect to the registered Intellectual Property Rights have been paid and the Company has not taken any action or failed to take any action that would impair in any material respect any of its right, title or interest in any of the Intellectual Property Rights (excluding licenses to customers in the ordinary course of business).


          (g) The execution and delivery of the Purchase Documents and performance thereunder will not result in the loss or impairment of any of the Intellectual Property Rights.

     8.11   Litigation. Except as set forth in Schedule 8.11, there are no
            ----------                         -------------
actions, suits or proceedings by or before any court or Governmental Entity pending or, to the Knowledge of the Company, threatened by or against the Company or involving or affecting the business of the Company or any of its respective assets. The Company is not subject to any continuing obligations under any order, writ, injunction, judgment or decree of any court of proper jurisdiction.

     8.12   Tax Matters.
            -----------

     (a) All Tax Returns of the Company which are required to be filed have been duly and timely filed with the appropriate Governmental Entities. All such Tax Returns are true, correct and complete in all material respects.

     (b) All Taxes shown as due and owing on such Tax Returns have been fully and timely paid. With respect to any period for which Tax Returns of the Company have not been filed as of September 30, 1998 and/or the date of the Closing Balance Sheet, or for which Taxes are not yet due or owing as of September 30, 1998 and/or the date of the Closing Balance Sheet, the Company will make adequate provisions therefor in accordance with GAAP on the draft and/or final audited financial statements relating to such periods. The Company has made available to Buyer true and complete copies of all federal, state, foreign and local income Tax Returns of the Company filed by or with respect to the Company or with respect to the income or operations of the Company for the years ending on or after December 31, 1993.

     (c)    Except as set forth on Schedule 8.12(c), there is no action, suit,
                                   ----------------
proceeding, audit, investigation or claim now pending or, to the Knowledge of the Company, threatened, regarding any Taxes or any Tax Return of the Company. No examination of any Tax Return of the Company is currently in progress except as set forth on Schedule 8.12(c).
                ----------------

     (d) None of the Company's assets contain built-in gain (as defined in Section 1374 of the Code) which would subject the Company to tax under Section 1374 of the Code.

     (e) There are no tax sharing agreements or arrangements to which the Company is now or ever has been a party. The Company is not liable for Taxes pursuant to Treasury Regulation 1.1502-6.

     (f)    Except as set forth on Schedule 8.12(c), there are no outstanding
                                   ----------------
agreements or waivers extending the statutory period of limitation applicable to any return of the Company for any period with respect to any Tax.

     (g) The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed by such extended date, if such extended date expired prior to the date hereof.

     (h) Except for powers of attorney granted to the Company's accountants, Ernst & Young, no power of attorney has been granted by the Company with respect to any matter relating to Taxes which is currently in force.

     (i) Each of the Representing Shareholders and each Shareholder whose Shares will be redeemed in connection with the LLC Distribution is a resident of the United States of America.

     (j) There are no Liens for Taxes on the assets of the Company other than for current Taxes not yet delinquent and due provision for such Taxes will be made therefor on the Closing Balance Sheet.

     (k) The Company has complied in all material respects (and until the Closing Date will comply in all material respects) with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

     (l) No property of the Company is property that is or will be required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Code (as in effect prior to amendment by Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of Section 168 of the Code.

     (m) The Company is not required to include in income any adjustments pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company and, to the Knowledge of the Company, no such adjustment or change in accounting method has been proposed by any taxing authority.

     (n)    The Company has not consented to the application of
Section 341(f)(2) of the Code (or any comparable state income tax provision).

     (o) All transactions which could give rise to a "substantial understatement" of federal income tax (within the meaning of former Section 6661 of the Code or Section 6662 of the Code) were adequately disclosed on the tax returns of the Company as required by such Sections of the Code or had substantial authority for the positions giving rise to any such substantial understatements.

     (p) The Company is not a party to any contract, arrangement or agreement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (q) For purposes of this section, the term "Tax Return" means all tax returns, reports, estimates, information returns, schedules, workpapers and statements required to be filed with any Governmental Entity with respect to Taxes, and the term "Company" shall be deemed to include the Company and its Subsidiaries.

     8.13   Compliance with Applicable Law.  The Company has all material
            ------------------------------
licenses, permits, approvals and other authorizations as are required and necessary in order to enable it to own and conduct its business as currently conducted. To the Knowledge of the Company and the Representing Shareholders, since December 31, 1993, the Company has not violated or failed to comply with any, and the operations of the business of the Company are in compliance with all, applicable federal, state, foreign and/or local laws, statutes, codes, orders, plans, decrees, ordinances, rules and regulations, where such violation or failure to comply would have a Material Adverse Effect on the Company. Except as set forth in Schedule 8.13, the Company has not received notice of any
                --------------
violation of, or liability or responsibility under, any applicable federal, state, foreign, or local law, statute, code, order, plan, ordinance, decree, rule or regulation which could have a Material Adverse Effect on the Company and, except as set forth in Schedule 8.13, since December 31, 1993 the Company
                            --------------
has not received notice of any threatened claim of such a violation, liability or responsibility (including any investigations relating thereto).

     8.14   Contracts.  Contemporaneously herewith the Company has delivered to
            ---------
Buyer a list of each Contract. All Contracts are in full force and effect and are valid and binding on the Company, and to the Knowledge of the Company, on other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor, to the Knowledge of the Company, any other Person is in default under in any material respect, nor has the Company or, to the Knowledge of the Company, any other Person waived any material rights under, any of the Contracts, except waivers in the ordinary course of business that are not materially adverse to the Company.

     8.15   Employee Benefit Plans.
            ----------------------

     (a)    Definitions.  The following terms, when used in this Section 8.15,
            -----------                                          ------------
shall have the following meanings:

     "Benefit Arrangement" shall mean any employment, consulting, severance or
      -------------------
other similar contract, arrangement, practice or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, employee relocation, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, phantom stock, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate, and (C) covers any employee or former employee of the Company.

     "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans,
      --------------
Pension Plans and Welfare Plans.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Affiliate" shall mean any corporation or business which is now, or
      ---------------
at the relevant times was, a member of a controlled group of corporations or trades or businesses with the Company, as defined in Sections 414(b) or (c) of the Code or which is now, or at the relevant time was, part of an affiliated group with the Company under Section 414(m) of the Code.

     "Multiemployer Plan" shall mean any "multiemployer plan," as defined in
      ------------------
Section 4001(a)(3) of ERISA, which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to.

     "Pension Plan" shall mean any "employee pension benefit plan," as defined
      ------------
in Section 3(2) of ERISA (other than a Multiemployer Plan), which the Company or any ERISA Affiliate maintains, administers, or contributes to or is required to contribute to.

     "Welfare Plan" shall mean any "employee welfare benefit plan," as defined
      ------------
in Section 3(1) of ERISA, which the Company or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to.

     (b)    Disclosure:  Delivery of Copies of Relevant Documents and Other
            ---------------------------------------------------------------
Information.  Schedule 8.15 sets forth a complete list of Employee Plans that
-----------   -------------
cover employees of the Company or former employees of the Company. The Company has delivered to Buyer true and complete copies of each of the following documents: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the employees of the Company and all annuity contracts or other funding instruments pertaining to each Welfare Plan and Pension Plan, (ii) each Benefit Arrangement including written descriptions thereof which have been distributed to the employees of the Company and a description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan, (iv) for the three most recent plan years, Annual Reports on Form 5500 Series and all accompanying Schedules required to be filed with any governmental agency for each Pension Plan and Welfare Plan and the most recent audited financial statements, if any, relating to each Pension Plan, if applicable, for the three most recent plan years, and (v) any rulings, notices, determinations and opinions from any governmental agency. All documents listed in this Section 8.15 accurately
                                                   ------------
reflect all the terms of such Employee Plans (including without limitation any agreement or provision which would limit the ability of any entity to make prospective amendments or to terminate such Employee Plans). For purposes of this paragraph (b), Multiemployer Plans, Pension Plans and Welfare Plans shall only include those plans that cover any employee or former employee (or beneficiary of either of the foregoing) of the Company.

     (c)    (i)    Pension Plans.  Except as reflected on Schedule 8.15, the
                   -------------
Company has not established any Pension Plans.

            (ii)   Employee Plans.  Except as set forth on Schedule 8.15, no
                   --------------                          -------------
Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company after retirement or other termination of service (other than (i) coverage mandated by applicable law including, without limitation, health benefit continuation rights under federal and state law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary)). No amounts payable under the Employee Plans or any other agreement or arrangement to which the Company is a party will, as a result of the transaction contemplated hereby, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

            (iii)  Multiemployer Plans.  Neither the Company nor any ERISA
                   -------------------
Affiliate contributes to, or within the past six years has been obligated to contribute to, any Multiemployer Plan.

            (iv)   Compliance with Law.  Each Welfare Plan which is a "group
                   -------------------
health plan," as defined in Section 607(1) of ERISA, has been operated, in all material respects, in compliance with provisions of Part 6 of Title I of ERISA and Section 4980B of the Code at all times.

            (v)    Benefit Arrangements.  Each Benefit Arrangement which covers
                   --------------------
employees of the Company has been maintained, in all material respects, in compliance with its terms and, in all material respects, with the applicable requirements of the Code or ERISA.

            (vi)   Fiduciary Duties and Prohibited Transactions. Neither the
                   --------------------------------------------
Company nor any plan fiduciary of any Welfare Plan or Benefit Arrangement which covers or has covered employees or former employees of the Company or any ERISA Affiliate, has engaged in (a) any transaction in violation of Sections 404 or 406 of ERISA or (b) any "prohibited transaction," as defined in Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or
Section 4975(c)(2) or (d) of the Code.

            (vii)  No Liability.  The Company has not taken any action, nor has
                   ------------
any event occurred, that has resulted or will likely result in liability under Title IV of ERISA, including, but not limited to, withdrawal liability with respect to any Multiemployer Plan, which liability will become a liability of Buyer. All Employee Plans are fully paid up or fully funded or adequate provision shall have been made therefor in accordance with GAAP in the Closing Financial Statements for all liabilities or obligations of the Company in respect of or relating to any period or portion thereof on or before the date of the Closing Balance Sheet.

            (viii) Governmental Inquiry.  No suit, administrative proceeding,
                   --------------------
action or other litigation has been brought, or to the Knowledge of the Company is threatened against or with respect to any Employee Plan.

     8.16   Transactions with Affiliates.  Except as set forth in Schedule 8.16
            ----------------------------                          -------------
and except for contracts involving payment or performance of less than $5,000 and oral employment contracts in the ordinary course of business terminable at will by the Company, the Company is not a party to any contract, agreement or other arrangement with any of its shareholders, officers, directors, employees or Affiliates.

     8.17   Insurance.  Each insurance policy currently in effect that insures
            ---------
the business, property (whether real or personal), operations, employees or officers of the Company is listed on Schedule 8.17 (collectively, the
                                     -------------
"Insurance Policies") and is in full force and effect, the premiums due thereunder have been paid as they became due and payable and the Company has not received any notice of cancellation or termination in respect of any such policy or is in default thereunder. To the Knowledge of the Company, such policies are sufficient in all material respects for compliance with all requirements of law. Schedule 8.17
                                                               -------------
sets forth all outstanding claims under any Insurance Policy.

     8.18   Labor Relations.
            ---------------

     (a) No work stoppage against the business of the Company is pending or, to the Knowledge of the Company, is threatened. The Company is not involved in or, to the Knowledge of the Company, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving any of the employees of the Company with respect to its business, including without limitation, any form of discrimination or sexual harassment. Except as set forth on Schedule 8.16, there are no outstanding loans or advances to any officer, director, employee or shareholder of the Company.

     (b)    Except as set forth on Schedule 8.18(b), the Company:
                                   -----------------

     (i) is not liable for any accrued bonus compensation, vacation pay, severance pay or arrears of wages except as reflected on the 1998 Financial Statements or in the Closing Balance Sheet;

     (ii) is not currently involved in or in the past 3 years has not had any activity or proceedings by a labor union or representative thereof to organize any of its employees and no such activity or proceeding is, or in the past 3 years, has been, threatened against the Company; and

     (iii) is not subject to any pending or, to the Knowledge of the Company, threatened complaints or investigations involving the Company by any Person responsible for the investigation and enforcement of any foreign, federal, state or local labor, employment or discrimination laws, statutes, public policies, orders, regulations, ordinances or other requirements respecting any labor employment and employment practices, discrimination, terms and conditions of employment, or wages and hours.

     8.19   Location of Off Site Assets.  Except as set forth on Schedule 8.19
            ---------------------------                          -------------
and except for back-up data storage, goods in transit and financial assets, no material part of the tangible assets of the Company is located on any real property other than the Properties owned or leased by the Company as of the date hereof.

     8.20   Inventory.  All inventory of the Company has been and will be
            ---------
acquired in the ordinary course of business and consistent in all material respects with its prior practice. Except as shown on Schedule 8.20, and except
                                                     -------- ----
for obsolete items not reflected in the inventory included in the 1998 Financial Statements, all of the inventory (including raw materials, work-in-process, finished goods, and all packing, packaging and instructional materials for the same) of the Company is reflected in the 1998 Financial Statements, or was acquired thereafter and is, and as of the Closing will be, in all material respects, in good condition, not obsolete, defective or subject to any material backlog, and is and will be in all material respects usable or saleable in the usual and ordinary course of business and is valued (a) for purposes of such inventory reflected in the 1998 Financial Statements, on a basis consistent in all material respects with past practices, and (b) as of the Closing, at the lower of cost (determined on a first-in first-out basis) or market value. For purposes of the immediately preceding sentence, "obsolete inventory" shall mean any inventory of the Company (other than inventory of replacement parts) (a) which has not sold within the six-month period preceding the date hereof, or (b) for which there was a supply of greater than six months' inventory "turn" as measured by sales of the Company in the six month period preceding the date hereof. The Company is not under any liability or obligation with respect to the return or repurchase of any goods in the possession of customers except for amounts which are not material and are consistent in all material respects with historical levels of returns and allowances.

     8.21   Accounts Receivable.  Schedule 8.21(a) lists (i) all of the accounts
            -------------------   ----------------
receivable of the Company in excess of $5,000 written off since December 31, 1996 or against which a specific reserve has been provided, and (ii) each account receivable of the Company not arising in the ordinary course of its business. All accounts receivable of the Company as of date of the Closing Balance Sheet, shall be referred to herein as "Receivables," provided that accounts receivable from the Buyer in the amount of $181,000 shall not be included as a Receivable for purposes of this

Agreement.

     8.22   Agents.  The Company has delivered to Buyer contemporaneously
            ------
herewith a list of all distributors and commercial agents appointed by the Company. Except for agents for service of process and customs brokers and except as set forth on such list or on Schedule 8.22, the Company has not
                                       -------------
designated or appointed any Person to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

     8.23   Warranty and Product Liability Claims.  (a) Except as disclosed on
            -------------------------------------
Schedule 8.23(a) or except as provided in the Company's current form of customer
----------------
contract, the Company has not made any express warranties or guaranties with respect to any products developed or sold or services rendered in the operation of its business, and no claims are pending or asserted or, to the Knowledge of the Company, threatened that any product of the Company was defective or caused any injury or harm to any person or property, including all such claims or allegations relating to returns, express or implied warranty violations, failure to warn or similar matters, except the Buyer acknowledges that the Company is subject to routine customer complaints from time to time in the ordinary course of business. To the Knowledge of the Company no Person has any basis upon which to make any such claims, excluding routine customer complaints from time to time in the ordinary course of business. Except as otherwise set forth on
Schedule 8.23(a), all pending, or, to the Knowledge of the Company, threatened
----------------
or asserted claims set forth on Schedule 8.23(a) are covered by insurance and
                                ----------------
are not subject to any deductibles other than the amount of the deductible set forth opposite such claim on such Schedule.

            (b)   Schedule 8.23(b) sets forth all accidents since December 31,
                  ----------------
1993 that have alleged to have been, or that, to the Knowledge of the Company, reasonably could be alleged to have been, caused by any product developed or sold by the Company or by any services rendered by the Company, regardless of whether a claim therefor has been asserted or threatened against any Person.

     8.24   No Brokers.  Neither any of the Representing Shareholders nor the
            ----------
Company has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated hereby which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     8.25   No Other Agreements to Sell.  Except as otherwise disclosed herein
            ---------------------------
or in the Schedules hereto, neither any Representing Shareholder nor the Company, nor, to the Knowledge of the Representing Shareholders and the Company, any other Shareholder is a party to any agreement to sell all or a portion of any of the capital stock of the Company or any of its respective assets (other than the sale of inventory in the ordinary course of business) to any Person other than Buyer.

     8.26   Disclosure.  To the Knowledge of the Company and the Representing
            ----------
Shareholders, no representation or warranty of the Company contained in any Purchase Document or in any agreement, document or instrument executed by the Company or the Representing Shareholders in connection therewith or in any certificate or schedule attached thereto or delivered by the Company or the Representing Shareholders in connection therewith, whether heretofore furnished to Buyer or hereafter required to be furnished by the Company or the Representing Shareholders to Buyer on or prior to the Closing Date, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     8.27   Material Adverse Effect.  To the Knowledge of the Representing
            -----------------------
Shareholders and the Company, no Material Adverse Effect with respect to the Company has occurred since January 1, 1998, except as otherwise contemplated by or disclosed in this Agreement or any Schedule hereto.

     8.28   Copies of Documents.   The Representing Shareholders have caused to
            -------------------
be delivered to Buyer and its advisers, true, complete and correct copies of all documents referred to in this Article VIII or in any Schedule attached hereto.
                              ------------

     8.29   Loans. Except as set forth on Schedule 8.16, there are no loans
            -----                         -------------
outstanding to employees, officers,
directors or Affiliates of the Company.

     8.30   Year 2000 Compliance. The parties agree as follows with respect to
            --------------------
matters relating to change of century ("Year 2000") compliance of the software of the Company:

            (a)   The Company represents and warrants as follows:

                  (i)   The Company has thoroughly tested its ITM Release
Level 1.4 (PTF level 0503694) and higher, and Flexicheck and Flexiremittance Level 5.02 and higher products in accordance with reasonable Year 2000 industry standards (including such applicable standards established by the Federal Reserve for the U.S. banking industry). To the Company's Knowledge based in particular on such testing, such products are Year 2000 enabled, including with respect to date and time data, provisions for century recognition, provisions for calculations that accommodate same-century and multi-century formulas and date values, and date data interface values that reflect the century. To the Company's Knowledge such products will successfully:

                        (1) manage and manipulate data involving dates and times, including single-century formulas and multi-century formulas;

                        (2) provide that all date-related user interface functionalities and data fields include the indication of century; and

                        (3) provide that all date-related data interface functionalities and data fields include the indication of century.

     Software which is Year 2000 enabled as described in the previous two sentences will be referred to herein as being "Year 2000 Enabled."

                  (ii) The Company estimates that it will require approximately 700 man-hours of time for one or more of the technicians currently on the Company's staff to make the Company's "ITM-PC" products Year 2000 Enabled for the four clients who have opted to require the Company to do so. Buyer agrees to allocate qualified staff to making such products Year 2000 Enabled. In the event the Company is required to incur costs exceeding the cost of 700 man-hours of staff time to make the Company's "ITM PC" products Year 2000 Enabled, an amount equal to the excess of (x) the actual cost reasonably incurred by the Company (with labor costs determined at rate not in excess of $75.00 per hour) for such purpose, over (y) the cost attributable to the 700 man-hours of staff time shall constitute Damages subject to the terms and limitations set forth in
Article XII.

            (b) With respect to all products not subject to maintenance ("CS&WE") coverage, should claims relative to Year 2000 readiness arise from licensees of the Company's software products no longer under paid CS&WE coverage, Buyer agrees to cause the Company to use commercially reasonable efforts in addressing the claim. However, should Damages result from such claims despite such efforts, such Damages shall constitute Damages subject to the terms and limitations set forth in Article XII; provided that for purposes of Damages under this Section 8.30(b), the Threshold shall be $10,000 per occurrence and $75,000 in the aggregate.

            (c) Labor costs incurred by the Company under this Section 8.30, such costs will be computed using an hourly labor rate not exceeding $75.00/hour for internal labor and actual cost incurred for external labor.

            (d) Damages resulting from a claim relating to Year 2000 matters shall not constitute Damages for purposes of this Agreement to the extent they result from acts or omissions of the Company after the Closing Date. Any Damages arising under this Section 8.30 shall be subject to the terms and limitations set forth in Article XII; provided that for purposes of Damages for a breach of representation or warranty under this Section 8.30, the Threshold shall be $10,000 per occurrence and $75,000 in the aggregate.

            (e) The Parties agree that the provisions of Section 8.30 constitute the sole and exclusive representations and warranties of the Representing Shareholders and the Company regarding Year 2000 matters and that the provisions of Section 8.23 shall not apply to any Year 2000 matters.


                                  ARTICLE IX

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Each of Buyer and Merger Sub hereby jointly and severally represents and warrants the following to each Shareholder, and no specific representation or warranty shall limit the generality or applicability of a more general representation or warranty:

     9.1    Organization.  Each of Buyer and Merger Sub is a corporation duly
            ------------
organized, validly existing and in good standing under the laws of the State of Delaware and Arkansas, respectively, has the corporate power and authority to carry on its business as now being conducted. Each of Buyer and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of its business requires such qualification, except for failures, if any, to be so qualified and in good standing which would not have a Material Adverse Effect on it.


     9.2    Authority; Binding Effect.  Each of Buyer and Merger Sub has full
            -------------------------
power, authority and capacity to execute and deliver each Purchase Document to which Buyer or Merger Sub is a party and to perform the transactions required of Buyer or Merger Sub thereunder and at the Closing. Each Purchase Document to which Buyer or Merger Sub is a party has been duly authorized, executed and delivered by Buyer or Merger Sub, as the case may be, and constitutes the legal, valid and binding obligations of Buyer or Merger Sub, as the case may be, enforceable against Buyer or Merger Sub, as the case may be, in accordance with the terms and provisions thereof, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     9.3    Non-Contravention.  Neither the execution and delivery by Buyer or
            -----------------
Merger Sub of any Purchase Document to which Buyer or Merger Sub is a party nor the consummation by Buyer or Merger Sub of the transactions contemplated thereby
(a) will violate any provision of the Articles of Incorporation or bylaws of Buyer or Merger Sub, (b) to the Knowledge of Buyer and Merger Sub will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to Buyer or Merger Sub in such a way as to cause a Material Adverse Effect, or (c) will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any contract to which Buyer or Merger Sub is a party or to which any of the assets or properties of Buyer or Merger Sub are subject. Except for HSR Approval, if required, neither the execution or delivery by Buyer or Merger Sub of any Purchase Document to which Buyer or Merger Sub is a party nor the consummation of the transactions contemplated thereby will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

     9.4    Disclosure.  To the Knowledge of the Buyer and Merger Sub, no
            ----------
representation or warranty of the Buyer or Merger Sub contained in any Purchase Document or in any agreement, document or instrument executed in connection therewith or in any certificate or schedule relating thereto or delivered in connection therewith, whether heretofore furnished to Buyer or hereafter required to be furnished to Buyer, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. Buyer does not have actual knowledge of any representations or warranties of the Company or the Representing Shareholders that are untrue or incorrect in any material respect.


                                   ARTICLE X

                       FURTHER AGREEMENTS OF THE PARTIES
                       ---------------------------------

     10.1   Maintenance of Corporate Existence.  Between the date hereof and the
            ----------------------------------
Closing Date  (or the earlier termination of this Agreement in accordance with
Article XIII), the Representing Shareholders shall cause the Company (i) to
------------
maintain its corporate existence in its jurisdiction of incorporation, and
(ii) to be in good standing in its jurisdiction of incorporation and in such other States in which the conduct of its business or the maintenance of its assets requires it to be in good standing.

     10.2   Filings: Other Action.  Between the date hereof and the Closing
            ---------------------
Date  (or the earlier termination of this Agreement in accordance with
Article XIII), the Representing Shareholders shall cause the Company to and
------------
Buyer shall (i) use commercially reasonable efforts to cooperate with one another in (A) determining which filings or registrations are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, any Governmental Entity in connection with the execution and delivery of each Purchase Document and the consummation of the transactions contemplated thereby, and (B) timely make all such filings and registration and timely seek all such consents, approvals, permits or authorizations required on the part of such party; and (ii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other commercially reasonable things necessary, proper or appropriate to consummate and make effective the transactions contemplated by each Purchase Document, subject to the terms and conditions contained herein.

     10.3   Access to Information.  Between the date hereof and the Closing Date
            ---------------------
(or the earlier termination of this Agreement in accordance with Article XIII),
                                                                 ------------
the Representing Shareholders shall, and shall cause the officers and employees of the Company to, afford Buyer and its representatives complete access at all reasonable times to the properties, books and records of the Company in accordance with that certain Memorandum of Intent entered into by and between Buyer and the Company dated as of September 18, 1998 (the "Memorandum of Intent"). Any information disclosed in connection therewith shall be governed by the confidentiality provisions of the Memorandum of Intent.

     10.4   Publicity.  The Representing Shareholders and the Company
            ---------
acknowledge that Buyer will issue a press release concerning the transactions contemplated by this Agreement on the date of this Agreement (the "Press Release") and will hold a conference call with analysts concerning the transaction following the Press Release. The Shareholders' Representative Committee shall be given a reasonable opportunity (subject to Buyer's time and filing requirements) to comment on the Press Release and any filing with the Securities and Exchange Commission on Form 8-K to be made by Buyer (in each case, to the extent it relates specifically to this transaction); provided,
                                                                  --------
however, it is expressly understood and agreed that Buyer shall have no
-------
obligation to include any of such comments in such press release or Form 8-K. Except for the Press Release and except as may be required by applicable securities or other laws, or to the Stockholders or Optionholders, or in connection with any court filings in connection with any litigation or arbitration proceedings between the parties, none of Buyer, the Representing Shareholders or the Company shall issue any press releases or make any other public communications concerning the execution or performance of this Agreement.

     10.5   Bank Accounts.  At least two weeks prior to the Closing the Company
            -------------
shall deliver to Buyer a list setting forth all banks and other financial institutions with which the Company maintains an account or a safe deposit box, showing the account numbers of all such accounts and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. The Representing Shareholders shall cause the Company to cooperate with Buyer and to execute all necessary documentation to effect fully any changes desired, as of the Closing, by Buyer in the persons authorized as signatories thereon or to act or deal in connection therewith.

     10.6   No Solicitation of Transactions.  From the date hereof through the
            -------------------------------
Closing Date (or the earlier termination of this Agreement pursuant to
Article XIII), the Representing Shareholders will not, nor will they permit the
------------
Company to, directly or indirectly, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with Persons (other than Buyer and its representatives) relating to any acquisition or purchase of any assets of, or any equity interest in, the Company or any merger, consolidation or business combination with the Company (excluding licenses and sales of assets in the ordinary course of business).

     10.7   Taxes and Fees.  Each Shareholder shall bear or pay all applicable
            --------------
income, social security, sales, use, transfer, real estate transfer, registration, excise and other similar Taxes and fees (including stamps duties), if any, resulting from the sale by such Shareholders of shares of ARKSYS Common Stock pursuant to this Agreement, provided to the extent such sale results in taxable income to the Shareholder under Section 83 or 421 of the Internal Revenue Code, the Shareholder shall not be responsible for any of the employer's share of applicable employment taxes (e.g., medicare, social security, and unemployment taxes). Each Shareholder shall also be responsible for all income and/or capital gains tax assessed or payable by such Shareholder in connection with the sale by such Shareholders of shares of ARKSYS Common Stock pursuant to this Agreement. The Shareholders shall bear or pay all fees, out-of pocket third party costs and expenses incurred by or for the account of any Shareholder or the Company (with respect to the period prior to Closing) in connection with the negotiation, execution and delivery of the Purchase Documents and the consummation of the transactions contemplated thereby and to the extent any of such payments are paid by the Company on behalf of the Shareholders and not otherwise reflected as a reduction in Net Working Capital, an amount equal to such payments shall be deducted from the Initial Purchase Price. Otherwise, such fees, costs and expenses shall be paid by the Escrow Agent from the Escrow Amount as set forth herein and in the Escrow Agreement. The LLC Distribution Tax Estimate shall be treated as a reduction in the Purchase Price as provided herein and the amount of the excess, if any, of the LLC Distribution Taxes over the LLC Distribution Tax Estimate shall be treated as Damages, in each case as set forth herein.

     10.8   Cooperation.  Each party shall provide the other with such
            -----------
commercially reasonable cooperation as may reasonably be requested, at the expense of the requesting party (unless the requesting party is to be indemnified with respect thereto pursuant to the terms hereof, in which case such cooperation shall be given at the expense of the indemnifying party), in connection with the post-Closing matters contemplated by this Agreement, including, without limitation, the defense of any claims whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening on or before the Closing Date.

     10.9   Access to Books and Records.  Each party shall make available to the
            ---------------------------
other such books and records of the Company in its possession and, in the case of Buyer, in the possession of the Company, as may be required by the other party in connection with any legal, regulatory or administrative proceeding, including tax audits or investigations, and in connection with any covenant, indemnity or other agreement contained herein. Such books and records will be open for inspection upon reasonable notice during regular business hours.

     10.10  Non-Competition by Certain Shareholders.   At the Closing James
            ---------------------------------------
Hendren and Donald B. Hatfield each agree to deliver to Buyer a written certificate acknowledging and ratifying the provisions of their respective Employment and/or Termination Agreements regarding non-competition with the Company and confidentiality and restrictions on use of the Company's trade secrets, software and other intellectual property, and confirming that such provisions shall survive the execution and performance of this Agreement and shall be effective for the entire duration of their stated terms.

     10.11  Collection of Receivables.
            -------------------------

           (a)    (i)    After the Closing Date, Buyer shall cause the Company
to use commercially reasonable efforts, consistent with prior business practices of the Company, to collect all Receivables, but Buyer shall not be required to initiate any legal proceedings or incur any out-of-pocket expenses (other than costs of routine in-house collection efforts such as letters, phone calls, customer site visits and employee time relating thereto consistent with past practices the "Ordinary Collection Costs") or legal fees in connection therewith. During the period from the Closing Date to November 30, 1999, the Company shall maintain its internal collections committee, consisting of Mr. John Chamberlin, Mr. David Payne and the CEO of the Company, which shall make recommendations concerning the efforts of the Company regarding collection of Receivables. With respect to any payments on Receivables, Buyer and the Company shall apply such payments in the order of the oldest invoice first unless the customer shall have disputed the invoice to which a payment must be applied. In the event of any customer shall dispute the invoice, the issue shall be resolved as provided in Section 10.11(b) below.

                  (ii) The Buyer may cause the Company to compromise the Company's claim against any obligor of any Receivable, provided that to the extent any such compromise is effected without the written consent of Mr. Chamberlin, such Receivable shall not be treated as an Uncollected Receivable for purposes of this Agreement.

            (b) Except as provided in Section 10.11 (a)(ii) above, all Receivables that have not been collected in full as of November 30, 1999 (net of the reserve for doubtful accounts reflected in the Closing Balance Sheet) shall be considered Uncollected Receivables unless Mr. John Chamberlin has determined that the Buyer did not made a good faith effort to collect a Receivable in compliance with the provisions of Section 10.11 (a) above (all such Receivables,
                                  -----------------
"Contested Receivables"). Mr. Chamberlin shall make the determination described in this Section 10.11 whether or not he is an employee of the Company as of the
        -------------
time such determinations must be made, but if Mr. Chamberlin is unable to make such determination, an arbitrator appointed pursuant to Section 15.11 shall make
                                                        -------------
such determination. Except as provided in Section 10.11 (a)(ii) above, the Buyer shall, under all circumstances, be considered to have made a good faith effort to collect a Receivable if it has followed the good faith commercially reasonable recommendations of the collections committee referred to above that are consistent with the Company's past practices. Mr. Chamberlin will notify the Buyer of any determination that a Receivable is a Contested Receivable in writing by November 15, 1999 stating the reasons for making such determination with respect to each Receivable. If Buyer does not contest such determination with respect to a Contested Receivable, such Receivable will not be considered an Uncollected Receivable for purposes of this Agreement. If Buyer contests a decision regarding a Contested Receivable, and the Buyer and Mr. Chamberlin cannot reach a decision regarding such determination, the dispute shall be resolved in the manner provided in Section 15.11, provided Mr. Chamberlin's
                                   --------------
determination regarding a Receivable shall not be overruled by such arbitrator unless the arbitrator finds that the determination was clearly erroneous.

            (c) If Buyer subsequently collects any Receivable for which Buyer has been reimbursed as provided hereunder, Buyer shall remit the amounts so collected to the Shareholders' Representative Committee, for the benefit of the Shareholders, to the extent Buyer has been reimbursed (as provided herein) for such Receivable. With respect to any Uncollected Receivable resulting in a reduction in the Purchase Price as set forth herein, such Uncollected Receivable shall be assigned by the Company to the Shareholder Representative Committee for the benefit of the Shareholders; provided however, notwithstanding anything set forth herein to the contrary, no such assignment shall be made with respect to, and no Shareholder shall be entitled to an assignment of, or the proceeds of, any account receivable charged against the specific reserves therefor set forth in the Closing Balance Sheet.

            (d) The Escrow Agreement shall provide that on April 10, 1999, the Escrow Agent shall distribute to the Shareholders as provided herein and in the Escrow Agreement an amount equal to all Receivables that have been collected on or before March 31, 1999.

     10.12  Releases.  It shall be a condition to the Buyer's obligation to
            --------
close the transactions contemplated hereby that:

            (i) each Shareholder of the Company deliver at the Closing a release in form and substance reasonably satisfactory to the Buyer ( "Shareholder Release") whereby the Shareholder releases and discharges the Company and its officers, directors, agents and Affiliates of and from all debts, demands, actions, causes of actions, suits, contracts, agreements, damages and any and all claims, demands and liabilities whatsoever of every kind and nature, whether known or unknown, suspected or unsuspected, both in law and equity (each a "Claim"), which such Shareholder now has or ever had against the Company with respect to the period up to and including the Closing Date, including Claims relating to the consummation by the Company of the transactions provided for in this Agreement except (a) the obligations of the Company and the Buyer set forth in the Purchase Documents or in any other documents, instruments or agreements delivered in connection therewith, (b) the obligations, if any, of the Company to any Shareholder for accrued and unpaid compensation and vacation pay through the Closing Date and routine employee Company expense reimbursement in the ordinary course of business consistent with post practices, (c) the obligations of the Company under Employee Benefit Plans for the benefits to which such Shareholder is entitled thereunder, including medical benefits under the Company's medical insurance plan, (d) the obligations imposed by applicable law to provide continued health insurance coverage following termination of employment (e.g. COBRA continuation health insurance coverage), (e) in the case of Mr. Chamberlin, obligations under his employment agreement with the Company as extended and approved by Buyer, and (f) in the case of any officer or director of the Company, obligations of the Company to indemnify officers and directors of the Company to the fullest extent permitted by the Arkansas Business Corporation Act pursuant to existing resolutions and policies of the Board of Directors of the Company ("D&O Indemnification Obligations).

            (ii) each Optionholder shall deliver at the Closing an Option Exercise and/or Release Form, which shall be in form and substance reasonably satisfactory to the Buyer, whereby the Optionholder releases and discharges the Company and its officers, directors, agents and Affiliates of and from all Claims arising with respect to his/her Company Options which such Shareholder now has or ever had against the Company with respect to the period up to and including the Closing Date. In each Shareholder Release or Option Exercise and/or Release Form, each Shareholder or Optionholder shall irrevocably covenant to refrain from, directly or indirectly, asserting any Claim released thereby, or commencing, instituting or causing to be commenced any proceeding of any kind, against the Company based upon any matter released thereby.

     10.13  Designated Contracts.   Buyer agrees to use good faith commercially
            --------------------
reasonable efforts consistent with the Company's customary business practices to enter into and perform the Designated Contracts; provided, however, that Buyer shall not be required to perform any services under any Designated Contracts other than services for pre-existing software unless the Buyer is paid on standard commercial terms for such services. John Chamberlin shall have the right to assist Buyer in negotiating and consummating the Designated Contracts, provided the final form of such contracts shall be subject to Buyer's approval, which approval will not be unreasonably withheld or delayed. Buyer agrees not to take or require any action substantially intended to delay or defer revenues under the Designated Contracts to time periods beyond the Settlement Date in order to minimize the Purchase Price.

     10.14  Put Option Covering Interests in EFT Network Technology.  Subject to
            -------------------------------------------------------
the terms and conditions set forth in this Section 10.14, for a period commencing as of the Closing Date and expiring one hundred eighty (180) days following Closing Date, Buyer and the Company shall have an option, upon written notice to the Shareholders' Representative Committee, to distribute all interests (the "EFT Interests") in EFT to the New LLC Holding Company (the "EFT Put Option"). If Buyer or the Company exercises such option, the Purchase Price shall be reduced by $150,000 and this amount shall be offset against the Escrow Amount payable to the Shareholders' Representative Committee in the Final Settlement. In the event the EFT Put Option is exercised, the provisions of this Agreement (and the Escrow Agreement) relating to the allocation of amounts to each Shareholder shall be appropriately adjusted to take into account the distribution of the EFT Interests as set forth herein, and such distribution shall be deemed to have been made in consideration of the exchange of a portion of the shares of ARKSYS Common Stock owned by the LLC Interest Recipients utilizing a $150,000 value attributable to the EFT Interests for such purposes. In addition, Buyer, the Representing Shareholders and the New LLC Holding Company shall take any reasonable steps and execute any commercially reasonable
documentation necessary to give effect to the EFT Put Option.   The Buyer's and
the Company's right to exercise the EFT Put Option shall be conditioned upon the following:

     (i) the percentage interest in EFT which is transferred to the New LLC Holding Company shall be at least as high as the percentage interest held in EFT by the Company as of the Closing Date, and the EFT Interests shall be subject to no lien, claim or encumbrance (other than those relating to the EFT Interests existing as of the Closing Date, arising as a result of acts, facts or circumstances existing prior to the Closing Date or attributable to a breach of this Agreement by the Company or the Representing Shareholders, other than a breach by the Company after the Closing), and the Operating Agreement of EFT shall not have been amended or modified in any way which materially and adversely affects rights or obligations with respect thereto or the value of the EFT Interests;

     (ii) the New LLC Holding Company shall not be required to assume any liability or obligation in connection with the acceptance of the EFT Interest (other than those relating to the EFT Interests existing as of the Closing Date, arising as a result of acts, facts or circumstances existing prior to the Closing Date or attributable to a breach of this Agreement by the Company or the Representing Shareholders, other than a breach by the Company after the Closing);

     (iii) Buyer shall not have imposed or directed EFT to take any action or business decision other than to operate EFT in the ordinary course of business consistent with past practices and shall not have granted its consent to such a decision unless it shall have obtained the approval of the New LLC Holding Company as provided in the next sentence. In the event any management decision which is required to be made during the term of the EFT Put Option regarding EFT appears to fall outside the ordinary course of business, the Buyer shall be entitled to request instructions from the New LLC Holding Company regarding such decision and, provided the Buyer complies with such instructions, shall not be deemed to have failed to meet the conditions provided in this Section 10.14(iii)
                                                              ------------------
by reason of such decision;

     (iv) any covenant not to compete between the Company and any of the owners of the New LLC Holding Company shall be deemed amended hereby so that ownership of EFT and participation in the business of EFT shall not constitute a breach thereof.

     10.15  [Intentionally Deleted.]

     10.16  Termination of Deferred Compensation Agreements/Sale of Life
            ------------------------------------------------------------
Insurance Policies.  At the Closing, the transactions described in Section
------------------
11.2(r) in regard to the termination of the Deferred Compensation Agreements shall be effected as set forth in said Section 11.2(r). In addition, at the Closing the other life insurance policies owned by the Company on the lives of Mr. Hendren and Mr. Chamberlin, respectively (i.e., those life insurance policies that were not held for the purposes of satisfying the Deferred Compensation Agreements) shall be sold by the Company for the cash surrender value thereof plus any and all taxes arising or out of pocket expenses incurred in connection therewith by the Company which are not otherwise reflected in the Net Working Capital, to a trust or partnership in which one or more members of Mr. Hendren's family (or trusts for their benefit) are the beneficiaries/partners and a trust or partnership in which one or more members of Mr. Chamberlin's Family (or trusts for their benefit) are the beneficiaries/partners, respectively.

     10.17  Compliance with Section 83 and 421 Reporting Requirements.
            ---------------------------------------------------------
Following the Closing, Buyer shall cause the Company to comply with the applicable reporting requirements of the Code and the regulations thereunder necessary to claim any available deduction contemplated by Section 83 or 421 of the Code with respect to the exercise of the Vested Options as set forth herein and the disposition by the Vested Optionholders of the shares of ARKSYS Common Stock received by reason of such exercise as set forth herein. To the extent any income tax deduction attributable to such exercise and/or disposition is not allowed for the Company's current tax year, but is allowed under applicable income tax laws and regulations in a later tax year, the parties will negotiate in good faith prior to the Closing a fair method whereby the actual reduction in income taxes otherwise payable by the Company and/or Buyer resulting from such later deduction (which does not otherwise operate to reduce the LLC Distribution Tax Estimate) will be paid as an adjustment to the Purchase Price in favor of the Shareholders (including the Vested Optionholders) but only to the extent the financial impact thereof to the Buyer is no different than would have been the case had such deduction operated to reduce the LLC Distribution Tax Estimate as contemplated hereby. The Buyer and the Company agree that the Company will not treat the cancellation of any right of first refusal or formula purchase price restriction on any of the Shares as a compensatory event, and that no income tax deduction will be taken by the Company with respect to such cancellation, and a written statement will be given to each Shareholder at the Closing to this effect.

     10.18  Tax Refund Claims.  Buyer agrees to use good faith commercially
            -----------------
reasonable efforts to cause the Company to pursue by appropriate proceedings the Tax Refunds.



                                   ARTICLE XI

                             CONDITIONS TO CLOSING
                             ---------------------

     11.1  Conditions to Obligations of Representing Shareholders and the
           --------------------------------------------------------------
Company.  The obligations of each Representing Shareholder and the Company to
-------
consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless the Company and all of the Representing Shareholders, in their sole discretion, shall waive such fulfillment:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of Buyer and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Closing Date, as if made on such date, and the Shareholders' Representative Committee shall have received from an authorized executive officer of Buyer and Merger Sub a certificate, dated as of the Closing Date, to such effect.

          (b) Covenants and Conditions.  Buyer shall have paid the Initial
              ------------------------
Purchase Price as set forth herein and Buyer and Merger Sub shall have complied with in all material respects all other covenants contained in this Agreement to be complied with by Buyer or Merger Sub at or before the Closing. Each condition precedent contained herein to the obligations of the Representing Shareholders and the Company hereunder shall have been satisfied (or waived by the Representing Shareholders or the Company, as the case may be).

          (c) Opinion of Counsel.  The Company and the Representing Shareholders
              ------------------
shall have received an opinion of counsel to the Buyer, dated as of the Closing Date, covering the matters provided in Sections 9.1, 9.2 and 9.3. Such opinion
                                       -------------------------
may be subject to such limitations and conditions and contain such assumptions and qualifications based on such counsel's actual knowledge as are generally contained in opinions covering similar transactions.

          (d) No Litigation. No suit, action or other proceeding shall be
              -------------
pending or threatened before any court or Governmental Entity as of the Closing Date seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of, any Purchase Document or the consummation of the transactions contemplated thereby, and the Shareholders' Representative Committee shall have received from an authorized executive officer of Buyer and Merger Sub a certificate, dated as of the Closing Date, to such effect, to the best of such officer's Knowledge.

          (e) Secretary's Certificate. The Shareholders' Representative
              -----------------------
Committee shall have received from each of Buyer and Merger Sub a certificate executed by its Secretary or Assistant Secretary certifying (i) copies of resolutions duly adopted by its Board of Directors authorizing the execution and delivery by Buyer and/or Merger Sub, as the case may be, of each Purchase Document to which it is a party and the performance by it of the transactions contemplated thereby, and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing Date, (ii) the bylaws of Buyer or Merger Sub, as the case may be, to be true and complete as of the Closing Date, (iii) the name, title and signature of the officers of Buyer or Merger Sub, as the case may be, authorized to execute and deliver each Purchase Document to which it is a party, and (iv) that there has been no amendment to the Certificate of Incorporation of Buyer or Merger Sub, as the case may be, approved by its Board of Directors or stockholders or filed with their respective Secretaries of State, since the date hereof.

          (f) Charter Documents. Shareholders' Representative Committee shall
              -----------------
have received from each of Buyer and Merger Sub a copy of its Certificate of Incorporation certified by the Secretary of State of the State of their respective states of formation as of a date no earlier than thirty (30) days prior to the Closing Date.

          (g) HSR Approval. The HSR Approval shall have been obtained or shall
              ------------
have been mutually determined by the Company and the Buyer to not be applicable.

          (h) Purchase Documents. Buyer and Merger Sub (to the extent they are a
              ------------------
party thereto) shall have executed and delivered to the Shareholders' Representative Committee this Agreement and the Escrow Agreement and each other Purchase Document, if any, to which Buyer or Merger Sub is a party.

          (i)  Grant of Euronet Options.  Buyer shall have granted the Euronet
               ------------------------
Options.

          (j) Releases.  Shareholder Releases and Option Exercise and/or Release
              --------
Forms shall have been delivered to the Buyer and the Company by all Shareholders and Optionholders and all waiting or consideration periods which condition effectiveness of such releases shall have expired.

          (k) Shareholder Approval.  The Shareholders entitled to vote thereon
              --------------------
shall have approved the Merger and this Agreement in accordance with the Arkansas Business Corporation Act.

          (l) Consents.  All consents, approvals and authorization of, and
              --------
notices to and filings and registrations with, any Person that may be required to be made or obtained in connection with the transactions contemplated by any Purchase Document (including, without limitation, all filings and notices required pursuant to the HSR Act, if any, and consents of the lender to the LLCs and the members of the LLCs, other than the Company, to the LLC Distribution) shall have been made or obtained.

          The agreements, certificates, documents, other evidence of compliance and opinion described in this Section 11.1 shall be in form and substance
                              ------------
reasonably satisfactory to the Shareholders' Representative Committee in their reasonable discretion and shall, except as otherwise provided, be delivered to the Shareholders' Representative Committee at the Closing.

          11.2  Conditions to Obligations of Buyer.  The obligations of Buyer
                ----------------------------------
and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless Buyer, in its sole discretion, shall waive such fulfillment:

          (a) Representations and Warranties.  Each of the representations and
              ------------------------------
warranties of the Company and of each Shareholder contained in this Agreement or in each Purchase Document to which such Shareholder is a party shall be true and correct in all material respects as of the date made and as of the Closing Date as if such representations and warranties were made as of such dates and Buyer shall have received from an authorized executive officer of the Company and from each of the Representing Shareholders a certificate, dated as of the Closing Date, to such effect with respect to such representations and warranties of the Company and such Representing Shareholder.

          (b) Covenants and Conditions.  All covenants or conditions contained
              ------------------------
herein or in any other Purchase Document to be complied with by any Shareholder on or before the Closing shall have been complied with in all material respects. Each condition precedent contained herein to the obligations of Buyer and Merger Sub hereunder shall have been satisfied (or waived by Buyer and Merger Sub).

          (c) Opinion of Counsel.  Buyer shall have received an opinion of
              ------------------
Friday, Eldredge & Clark, counsel to the Representing Shareholders and the Company, dated as of the Closing Date, in form and substance reasonably acceptable to counsel to the Buyer. Such opinion may be subject to such limitations and conditions and contain such assumptions and qualifications based on such counsel's actual knowledge as are generally contained in opinions covering similar transactions.

          (d) No Litigation.  No suit, action or other proceeding shall be
              -------------
pending or threatened before any court or Governmental Entity as of the Closing Date seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of, any Purchase Documents or the consummation of the transactions contemplated thereby, and Buyer shall have received from each Representing Shareholder a certificate, dated as of the Closing Date, to such effect, to the Knowledge of such Representing Shareholder.

          (e) Charter Documents.  The Representing Shareholders shall have
              -----------------
delivered to Buyer a copy of the Articles of Incorporation of the Company certified by the Secretary of State of Arkansas, as of a date no earlier than thirty (30) days prior to the Closing Date.

          (f) Certificate of Good Standing.  The Representing Shareholders shall
              ----------------------------
have delivered to Buyer a certificate issued by the applicable authority set forth on Schedule 11.2(f), dated as of a date no earlier than thirty (30) days
         -----------------
prior to the Closing Date, evidencing the good standing of the Company in the States specified on Schedule 11.2(f).
                    ----------------

          (g) Escrow Agreement.  The Shareholders Representative Committee and
              ----------------
Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement.

          (h) Stock Certificates.  Each Shareholder shall have delivered to
              ------------------
Buyer the Certificates or Affidavits as provided in Section 6.2.
                                                    -----------

          (i) Bank Accounts.  The Representing Shareholders shall have delivered
              -------------
to Buyer the list required by Section 10.5.
                              ------------

          (j) Resignations.  There shall have been delivered to Buyer letters of
              ------------
resignation by which each officer and director of the Company (other than John Chamberlin) shall have resigned from such positions, as specified by Buyer prior to Closing.

          (k) Purchase Documents.  Each Shareholder shall have executed and
              ------------------
delivered to Buyer each Purchase Document to which it/he/she is a party.

          (l) Consents.  All consents, approvals and authorization of, and
              --------
notices to and filings and registrations with, any Person that may be required to be made or obtained in connection with the transactions contemplated by any Purchase Document (including, without limitation, all filings and notices required pursuant to the HSR Act, if any, and consents of the lenders to the LLCs to the LLC Distribution) shall have been made or obtained.

          (m) Material Adverse Change.  No Material Adverse Change shall have
              -----------------------
occurred in the business or operations of the Company since January 1, 1998. It is understood that the financial condition of the Company as reflected on the unaudited September 30, 1998 Financial Statements to the extent such statements are accurate and complete in all material respects is accepted by the Buyer and the information contained thereon shall not constitute a Material Adverse Change. The preceding sentence shall not preclude a failure of the condition contained in this Section 11.2(m) or the condition included in
Section 11.2(y) if adjustments (other than routine period ending adjustments
---------------
consistent in all material respects with past practices) to the September 30 Financial Statements required by GAAP to constitute a Material Adverse Change.

          (n) Secretary's Certificate.  Buyer shall have received from the
              -----------------------
Company a certificate executed by its Secretary or Assistant Secretary certifying (i) copies of resolutions duly adopted by its Board of Directors authorizing the execution and delivery by it of each Purchase Document to which it is a party and the performance by it of the transactions contemplated thereby, and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing Date, (ii) copies of resolutions duly adopted by the Shareholders regarding the Merger and the transactions contemplated by the Purchase Documents and the consummation thereof and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing Date, (iii) the bylaws of the Company to be true and complete as of the Closing Date, (iv) the name, title and signature of the officers of the Company authorized to execute and deliver each Purchase Document to which it is a party, and (v) that there has been no amendment to the Articles of Incorporation of the Company, approved by its Board of Directors or stockholders or filed with the Arkansas Secretary of State since March 29, 1996.

          (o) Sublease and Amendment of Lease Agreement.  The New LLC Holding
              -----------------------------------------
Company shall have entered into a sublease from the Company for the approximately 5007 square foot premises of the Company on the first floor of the Company's office premises located at Chenal Parkway, Little Rock Arkansas for rent equal to the amount of rent payable by the Company pursuant to the underlying lease with respect to such space for the period after the commencement date of such sublease, and on terms otherwise reasonably satisfactory to the Buyer and the New LLC Holding Company. Such sublease shall begin on the first Business Day following the date on which the Company vacates such premises and shall continue through the remaining term of the underlying lease. The lease agreement for the Company premises on the fourth and fifth floor of such building shall have been amended on terms satisfactory to Buyer to permit subleasing, subject to the agreement of the lessor of such premises, which agreement may not be unreasonably withheld or delayed.

          (p) Hatfield Termination Agreement.  Donald B. Hatfield shall have
              ------------------------------
executed and delivered to Buyer the Hatfield Termination Agreement. Buyer acknowledges that it has made a preliminary review of a draft of such agreement presented by Mr. Hatfield and that the terms thereof, subject to final review, appear agreeable to the Buyer.

          (q) Shareholder Approval.  The Shareholders entitled to vote thereon
              --------------------
shall have approved the Merger and this Agreement in accordance with the Arkansas Business Corporation Act and all outstanding Options other than Vested Options shall have been terminated and canceled and all Vested Options shall have been exercised as provided for herein.

          (r) Termination of Deferred Compensation Agreements.  Mr. Hendren and
              -----------------------------------------------
Mr. Chamberlin shall have waived and released the Company from any continuing obligation or liability under the Deferred Compensation Agreements, in exchange for the transfer to Messrs. Hendren and Chamberlin of an amount equal to the cash value as of the Closing Date of the life insurance policies obtained to secure the respective obligations to make such payments. Any and all expenses arising to the Company (other than the expense deduction for such payment) from such waiver and release (including without limitation any Taxes other than the employer's share of employment taxes) shall be borne by Messrs. Hendren and Chamberlin and shall be offset against the amount of the Purchase Price payable to them hereunder.

          (s) Releases.  Shareholder Releases and Option Exercise and/or Release
              --------
Forms shall have been delivered by all Shareholders and Optionholders to the Buyer and all waiting or consideration periods which condition effectiveness of such releases shall have expired.

          (t)  Dissenting Shareholders.  No more than 5% of the Shareholders
               -----------------------
shall be Dissenting Shareholders.

          (u)  Certificates of Representing Shareholders.  The Representing
               -----------------------------------------
Shareholders and the Company shall have each delivered the certificates referred to in Section 8.6 and elsewhere in this Agreement, subject to qualifications which do not, individually or in the aggregate, constitute a Materially Adverse Effect.

          (v)  Environmental Due Diligence.  A Phase I environmental study of
               ---------------------------
the Barrow & Kanis Real Estate shall have been performed and shall not, to the reasonable satisfaction of the Buyer, reveal any actual, potential or suspected cause for an Environmental Claim.

          (w)  [intentionally omitted]

          (x)  Net Working Capital Amount/Financial Performance of the Company
               ---------------------------------------------------------------
during 1998. No information shall have come to the attention of the Buyer
-----------
(including, without limitation the results of updating the September 30, 1998 Audit and preparation of the Estimated Closing Financial Statements) on the basis of which the Buyer may reasonably conclude that, as reflected in the final Closing Financial Statements:

               (A) the Net Working Capital of the Company shall be less than
                   $2,687,000; or

               (B) the Company shall have incurred net losses for the period
                   January 1, 1998 through the date of the Closing Financial Statements exceeding $525,000, excluding any expenses or deductions which arise solely as a result of the transactions contemplated hereby.

          (y)  September 30, 1998 Audit.  The September 30, 1998 Audit shall
               ------------------------
have been completed and delivered to the Buyer and the September 30, 1998 Financial Statements, as audited and adjusted to conform to GAAP, shall not have revealed any Material Adverse Change in business or financial condition of the Company as compared with the situation reflected on the unaudited September 30, 1998 Financial Statements attached hereto (other than routine period ending adjustments consistent in all material respects with past practices).

          The agreements, certificates, documents, other evidence of compliance and opinion described in this Section 11.2 shall be in form and substance
                              ------------
reasonably satisfactory to Buyer in its reasonable discretion and shall, except as otherwise provided, be delivered to Buyer at the Closing.

                                  ARTICLE XII

                                INDEMNIFICATION
                                ---------------

     12.1  Indemnification.  (a) Subject to the limitations set forth herein,
           ---------------
the Representing Shareholders agree to indemnify and hold harmless Buyer and its Affiliates and their respective successors, assigns, shareholders, officers, directors, employees and agents (collectively, "Buyer Indemnitees" and individually a "Buyer Indemnitee") from and against and in respect of any Damages to the extent not covered by insurance with respect to a breach of any representation or warranty of the Company or a Representing Shareholder set forth in this Agreement or in any Purchase Document or non-fulfillment of any agreement on the part of the Company (to the extent such agreement must be performed by the Company on or prior to the Closing) or such Representing Shareholder under the terms thereof. In addition, subject to the limitations set forth herein, each Representing Shareholder agrees to indemnify and hold harmless the Buyer Indemnitees from and against all Damages incurred with respect to the non-performance of any covenant of such Representing Shareholder set forth in any Purchase Document and with respect to any breach by such Representing Shareholder or the Company of any representation or warranty relating to the ownership of good and valid title free and clear of all Liens to any such Representing Shareholder's shares of ARKSYS Common Stock. Escrow Damages shall be an adjustment to the Purchase Price as set forth herein and shall be paid and borne solely out of the Escrow Account so that such Escrow Damages are shared by all of the Shareholders in proportion to their respective Ownership Percentages. Only the Representing Shareholders shall be subject to the obligation to indemnify for any Damages exceeding the amount of the Escrow Account and such obligation shall be borne by each Representing Shareholder in proportion to his respective Indemnification Percentage, subject to the limitations set forth herein. The indemnification provisions set forth herein (including those set forth in subsection (b) below), as well as any claims for Damages from the Escrow Agent pursuant to the Escrow Agreement, are intended to be provided only to the extent the Damages are not otherwise covered by applicable insurance. In addition, Buyer shall have no right to indemnification hereunder or to assert any claims for Damages from the Escrow Agent pursuant to the Escrow Agreement to the extent the Damages would have been covered by applicable insurance maintained by the Company immediately prior to the Closing if Buyer shall have failed to cause the Company to maintain and keep in effect the same comparable insurance coverage after the Closing.

          (b) The LLC Recipients shall as a condition to the LLC Distribution agree, in accordance with their respective LLC Distribution Percentages, to indemnify Buyer Indemnitees, subject to the limitations set forth herein, from and against and in respect of any Damages incurred by or asserted against the Company after the Closing with respect to the Company's ownership of the LLC Interests or the LLC Distribution. For purposes of application of paragraphs
(c) through (f) of this Section 12 to the indemnification obligation provided in
                        ----------
this paragraph (b), the term "Representing Shareholders" shall be read to mean the "LLC Recipients," provided the aggregate amount of indemnification under
Section 12.1(a) and this Section 12.1(b) shall not in total exceed the Maximum Amount, and for each Representing Shareholder shall not exceed such Representing Shareholder's Indemnification Percentage multiplied by such Maximum Amount. The aggregate amount of indemnification under this Section 12.1(b) for each LLC Recipient, who is not a Representing Shareholder, shall not exceed such LLC Interest Recipient's LLC Distribution Percentage multiplied by the LLC Distribution FMV.

          (c) The Buyer shall first resort to the Escrow Amount pursuant to the Escrow Agreement for any Damages to which Buyer is entitled to indemnification hereunder prior to proceeding to collect such Damages directly against any Representing Shareholder, it being the intent of the parties that the indemnification hereunder against any individual Representing Shareholder shall only be made to the extent the Escrow Amount is insufficient for such purposes, subject to the limitations set forth herein. Anything contained in this Agreement to the contrary notwithstanding, (i) no Shareholder other than a Representing Shareholder shall be personally liable, beyond the amount held in the Escrow Account, to any Buyer Indemnitee for any Damages, (ii) no claim shall be asserted by the Buyer for Damages from the Escrow Amount or against the Representing Shareholders, until the aggregate amount for which the Buyer Indemnitees are entitled to indemnification under this Agreement or the Escrow Agreement exceeds $100,000 (the "Threshold") and then only to the extent such Damages exceed such Threshold; and (iii) the Representing Shareholders collectively shall in no event be personally liable to any Buyer Indemnitee for any Damages in excess of

Six Million Dollars ($6,000,000), in the aggregate, less any amounts paid in respect thereof from the Escrow Amount, (the "Maximum Amount"), or individually for an amount in excess of their respective Indemnification Percentage multiplied by such Maximum Amount.

          (d) The indemnification obligations of the Representing Shareholders as provided in this Agreement shall only be with respect to indemnification claims made by Buyer in writing in accordance with the terms hereof on or before the Settlement Date; provided, however, the indemnification obligations of the
                     --------- --------
Representing Shareholders with respect to Damages relating to:

               (i) fraud (which is intentional) or intentional misrepresentation;

               (ii)  a breach of Section 8.9 (Environmental Matters);
                                 -----------

               (iii) a breach of Section 8.12 (Tax Matters);
                                 ------------

               (iv)  a breach of Section 8.30 (Year 2000 Compliance); and
                                ------------

               (v)   D&O Indemnification Obligations

shall survive until thirty (30) days after the expiration of the applicable statute of limitations (including any extensions thereof) or, in the case of clause (iv) above, on June 30, 2000; provided such indemnification obligations with respect to clause (ii) shall only be with respect to indemnification claims made by Buyer in writing within three (3) years after the date hereof.
Moreover, the indemnification obligations with respect to the immediately preceding clause (i) and (v) shall not be subject to the Threshold requirements set forth in Section 12.1(c), shall not be included in any computation to
             ----------------
determine whether the Threshold has been reached, shall not be subject to the Maximum Amount limitation, and shall not be included in any computation to determine whether the Maximum Amount has been reached, but shall be limited to a maximum aggregate amount equal to the Purchase Price multiplied by the Representing Shareholder's respective Indemnification Percentage; provided in the case of Damages relating to any D&O Indemnification Obligations, the Indemnification Percentages shall be grossed-up on a pro-rata basis so that the Indemnification Percentages total 100%.

          (e) The applicable Buyer Indemnitee shall give written notice to the Shareholders' Representative Committee within the applicable time periods set forth herein of any claim or commencement of any action, suit or proceeding in respect of which indemnity may be sought hereunder and will give the Shareholders' Representative Committee such information with respect thereto as the Shareholders Representative Committee may reasonably request. Such notice shall reasonably set forth the basis for such claim hereunder by reference to the applicable the Section(s) under Article VIII which Buyer believes have been
                                    ------------
breached and given rise to entitlement to indemnification hereunder. Such notice shall be given as soon as practical, and in any event within thirty (30) days of the date on which such Buyer Indemnitee received notice of such claim, action, suit or proceeding (and at least ten (10) days prior to the time an answer or other responsive pleading is required to be filed with respect to any suit or proceeding); provided that failure to give such notice shall not relieve
                     -------- ----
the Representing Shareholders of any liability hereunder except to the extent the failure to provide timely notice shall have prejudiced any right or remedy of the Representing Shareholders or shall have caused the Representing Shareholders to suffer any actual damage thereby. The Representing Shareholders shall have the right to undertake, at their expense, by counsel chosen by the Representing Shareholders, who is reasonably acceptable to such Buyer Indemnitee, the defense of any such action, suit or proceeding involving a third party. In such event, such Buyer Indemnitee shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the sole expense of such Buyer Indemnitee unless (i) the employment of counsel by such Buyer Indemnitee has been authorized by the prior written consent of the all of the Representing Shareholders, (ii) such Buyer Indemnitee and its counsel have reasonably concluded that there may be legal defenses available to such Buyer Indemnitee not available to the Representing Shareholders (in which case the Representing Shareholders shall not have the right to direct the defense of such action on behalf of such Buyer Indemnitee), or (iii) the Representing Shareholders have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of such action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Representing Shareholders, and the Representing Shareholders shall, subject to the limitations contained herein, reimburse such Buyer Indemnitee, or pay such fees and expenses as they are incurred. Whether or not the Representing Shareholders choose to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate, in good faith, in the defense or prosecution thereof and in minimizing Damages in respect thereof, and shall furnish such books, records, financial information and other information, and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

          (f) With respect to any Damages for which Buyer is entitled to indemnification pursuant to this Agreement and that are to be satisfied from the Escrow Amount, Buyer shall deliver to Shareholders' Representative Committee and the Escrow Agent notice of such claim for Damages consistent with the notice requirements set forth above (each of the foregoing documents, an "Escrow Notice"). Unless the Escrow Notice is disputed by the Shareholders Representative Committee as provided in the Escrow Agreement, the Escrow Agent shall pay the amount of such Damages to Buyer, subject to the limitations set forth herein, within the time period set forth in the Escrow Agreement. To the extent the Purchase Price is reduced by Damages and such Damages are paid to Buyer as set forth in the Escrow Agreement, or otherwise result in a reduction in the amount of the Purchase Price actually paid by the Buyer, such Damages shall not again be treated as Damages for purposes of this Article XII (i.e.,
                                                           -----------
Buyer shall not be entitled to duplicative recovery thereof). Notwithstanding the provisions of Section 7.5 above, the Escrow Agreement shall provide that
                  -----------
$200,000 of the amount which is otherwise available for distribution to the Shareholders in the Final Settlement shall be held in Escrow until June 30, 2000 to secure Damages arising from any breach of the representations and warranties set forth in Section 8.30 (the "Year 2000 Reserve").
             ------------

          (g) The amount of any Damages hereunder shall be fairly and equitably reduced to the extent such Damages arose by reason of a negligent or intentional wrongful act or omission of any Buyer Indemnitee. Notwithstanding any provision to the contrary contained herein, the Company shall not be considered a Buyer Indemnitee for purposes of this Section 12.1(g), except with respect to any
                                ---------------
negligent or intentional wrongful act or omission by the Company occurring after the Closing.

     12.2  Remedies Exclusive.  Except in the event of fraud, or intentional
           ------------------
misrepresentation, the remedies provided in this Article XII shall be the
                                                 -----------
exclusive remedies of the Buyer Indemnitees from and after the Closing in connection with any breach of a representation or warranty by the Company or the Representing Shareholders, or non-performance, partial or total, of any covenant or agreement of the Company (required to be performed by the Company on or prior to the Closing) or the Representing Shareholders contained herein. The provisions of this Article XII shall apply to claims for indemnification
                   -----------
asserted as between the parties hereto as well as to third-party claims.


                                  ARTICLE XIII

                                  TERMINATION
                                  -----------

     13.1  Termination.  Subject to the provisions of Section 13.2, this
           -----------                                -------------
Agreement may be terminated at any time prior to the Closing by written notice given by Buyer, the Company or the Representing Shareholders to the others:

           (a) by the mutual consent of Buyer, the Company and a majority in interest of the Representing Shareholders;

           (b) by either Buyer, the Company or the Representing Shareholders if the Closing has not occurred on or before 12:00 Midnight (Central Standard time) on December 31, 1998; provided, however, that the right to terminate this
                      --------  -------
Agreement under this clause (b) shall not be available to any party whose intentional failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or before such date;

           (c) by Buyer in the event of a breach by the Company or any Shareholder of any provision of this Agreement which has not been cured within twenty (20) Business Days following receipt by the Company and the Representing Shareholders of written notice thereof; or

           (d) by the Company and the Representing Shareholders in the event of a breach by Buyer or Merger Sub of any provision of this Agreement which has not been cured within twenty (20) Business Days following receipt by the Buyer of written notice thereof.

     Nothing set forth in this Section 13.1 shall relieve any party of any
                               ------------
liability for a breach of this Agreement or for a breach of the provisions of
Section 6 of the Memorandum of Intent.

     13.2  Specific Performance.  The obligations of the Representing
           --------------------
Shareholders, Buyer and Merger Sub under this Agreement are unique. If either the Representing Shareholders, Buyer or Merger Sub should default in their respective obligations under this Agreement, the Representing Shareholders, Buyer and Merger Sub acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the Representing Shareholders, Buyer and Merger Sub may, in addition to any other available rights or remedies, sue in equity for specific performance, and hereby expressly waive the defense that a remedy in damages will be adequate.

                                  ARTICLE XIV

                     SHAREHOLDERS' REPRESENTATIVE COMMITTEE
                     --------------------------------------

     14.1  Shareholders' Representative Committee.
           --------------------------------------

          (a) John Chamberlin, James Hendren, Don Hatfield, Eugene Jones and David Payne shall serve as, and hereby are authorized, appointed and directed to act as, the "Shareholders' Representative Committee" and to make any and all decisions to be made and to take or omit to take any and all actions which may be made or be taken by the Shareholders (including the Vested Optionholders) under this Agreement or the Escrow Agreement, including, without limitation, executing the Escrow Agreement and closing certificates on behalf of the Shareholders (including the Vested Optionholders), receiving distributions on their behalf thereunder and making and approving disbursements thereunder, and making, compromising, settling or paying claims thereunder, including claims for Escrow Damages. All out-of-pocket expenses incurred by the Shareholders' Representative Committee in acting on behalf of the Shareholders including the Vested Optionholders with respect to such matters shall be shared among all Shareholders including the Vested Optionholders in proportion to their Ownership Percentages to the extent that the amount of such expenses are not fully recovered from Buyer.

          (b) In making decisions with respect to matters within the authority of the Shareholders' Representative Committee hereunder, John Chamberlin and James Hendren (and their successors) shall each be entitled to two (2) votes and the remaining members shall be entitled to one (1) vote each. In the event John Chamberlin or James Hendren become unable or unwilling to serve as a member of the Shareholders' Representative Committee, his spouse, if able and willing, shall serve as successor in his position thereunder. In the event such spouse is unable or unwilling to serve, he shall be succeeded in position by his oldest child, if of majority age, able and willing to serve. Any other vacancy on the Shareholders' Representative Committee shall be filled by an individual appointed by the remaining members of such committee.

          (c) The Shareholders' Representative Committee shall have no liability in the performance of their services in such capacity, and shall be held harmless by the Shareholders (including the Vested Optionholders) from and against any actions so taken or omitted in connection therewith, save and except bad faith conduct that constitutes gross willful misconduct, fraud or a knowing violation of law.

          (d) The Shareholders' Representative Committee shall be deemed to constitute trustees of a liquidating trust for purposes of the distribution of the Purchase Price and resolution of other matters and taking of such other actions as set forth herein, and each Shareholder (including each Vested Optionholder) shall be deemed to have been issued a nontransferable (other than by death or incompetence) interest in such trust equal to its/his/her ownership interest in the Company as of the Closing as set forth herein, and to have elected, appointed, authorized, and empowered the members of the Stockholders' Representative Committee to serve as trustees of such trust granting to them all of the powers, privileges and preferences described herein, in addition to such powers, privileges and preferences that may be granted to such persons under law.


                                   ARTICLE XV

                                    GENERAL
                                    -------

     15.1  Amendment and Waiver.  No amendment of any provision of this
           --------------------
Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

     15.2   Notices.  Any notices or other communications required to be given
            -------
pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) five (5) Business Days after mailing, if sent by registered or certified mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after mailing, if sent via overnight courier; or (iv) upon transmission, if sent by telex or facsimile except that if such notice or other communication is received by telex or facsimile after 5:00 p.m. on a Business Day at the place of receipt, it shall be effective as of the following Business Day. All notices and other communications hereunder shall be given as follows:

          (a)  If to Buyer, to it at:

               Euronet Services Inc.
               Horvat u. 14-24
               1027 Budapest Hungary
               Attn:  Jeffrey B. Newman, Vice President, General Counsel

               Telephone  No.: + (36 1) 224-1020
               Telecopier No.: + (36 1) 224-1023

               with a copy to:

               ARENT FOX KINTNER PLOTKIN & KAHN, PLLC
               1050 Connecticut Avenue, N.W.
               Washington, D.C. 20036-5339
               Attn: Arnold R. Westerman

               Telephone No.:  202-857-6000
               Telecopier No.: 202-857-6395

          (b) if to the Company, any Representing Shareholder or the Shareholders' Representative Committee to:

               John Chamberlin
               1518 Ellen Lane
               Little Rock, Arkansas 72212

               Telephone No.:  501-224-4904
               Telecopier No.: 501-224-3062

               James Hendren
               12 Perdido Circle
               Little Rock, AR 72211

               Telephone No.: 501-225-4881

               Donald B. Hatfield
               148 Valley Club Circle
               Little Rock, Arkansas 72212

               Telephone No.:  501-223-2627
               Telecopier No.: 501 223-0348

               Eugene Jones
               2823 Painted Valley Drive

               Little Rock, Arkansas 72212

               Telephone No.:  501-221-9447
               Telecopier No.: 501-225-3721

               David Payne
               12425 Timber Bend Drive
               Little Rock, Arkansas

               Telephone No.:  501-227-8243

               with a copy to:

               FRIDAY, ELDREDGE & CLARK
               400 W. Capitol, Suite 2000
               Little Rock, AR 72201
               Attn: Walter M. Ebel III

               Telephone No.: 501-370-1557
               Telecopier No: 501-376-2147

     Any party may change its address for receiving notice by written notice given to the other names above in the manner provided above.

     15.3  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     15.4  Parties in Interest.  This Agreement shall bind and inure to the
           -------------------
benefit of the parties hereto, (and as applicable, the Shareholders including the Vested Optionholders) and their respective heirs, successors and assigns. This Agreement shall not be assignable by any party without the prior written consent of the other party. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect.

     15.5   Entire Agreement.  This Agreement, together with the exhibits and
            ----------------
schedules attached hereto and the other Purchase Documents, contains the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of the Purchase Documents are merged therein and are superseded and canceled by the Purchase Documents. There are no representations, warranties or other agreements between the parties hereto with respect to the subject matter contained herein other than the Purchase Documents, and the other documents, instruments and agreements to be delivered at the Closing pursuant to the terms hereof. This Agreement may not be modified except in writing and in accordance with the provisions of Section 15.1. So as not to require duplicative disclosures, to the extent any matter or item is disclosed in one Schedule hereto, such matter or item shall be deemed disclosed in all other Schedules hereto as relevant in the particular circumstances.

     15.6   Applicable Law.  This Agreement shall be governed by and construed
            --------------
in accordance with the internal substantive laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

     15.7  Headings.  The section and other headings contained in this Agreement
           --------
are for reference purposes only and shall not affect any way the meaning or interpretation of this Agreement.

     15.8  Third Parties.  Nothing herein expressed or implied is intended or
           -------------
shall be construed to confer upon or give to any person or entity other than the parties hereto and their affiliates, (and, as applicable, the Shareholders, including the Vested Optionholders and the Shareholders' Representative Committee) and their respective heirs, successors and assigns, any rights or remedies under or by reason of this agreement.

     15.9  Survival of Representations Etc.  (a)  The representations and
           --------------------------------
warranties of each Shareholder and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing for the periods set forth herein. All such representations and warranties shall survive until the Settlement Date; provided, however, that the representations and
                           --------  -------
warranties in Sections 8.9 (Environmental Matters) shall survive for a period of
              ------------
three (3) years following the Closing, the representations and warranties in
Section 8.12 (Tax Matters) shall survive until 30 days following the expiration
------------
of the applicable statute of limitations (including any extensions thereof) relating thereto and the representations and warranties in Section 8.30 (Year
                                                           ------------
2000 Compliance) shall survive until June 30, 2000. The termination of the representations and warranties as provided herein shall not affect the rights of a party hereto in respect of any claim made by such party in a writing in accordance with the terms hereof received by the other parties hereto prior to the expiration of the applicable survival period provided herein.

          (b) All covenants and agreements respectively made by the Shareholders (including the Representing Shareholders) and Buyer in the Purchase Documents will survive the consummation of the transactions contemplated hereby and the Closing, and will remain in full force and effect thereafter, until the expiration of the terms or periods respectively specified therein or (in the case of covenants and agreements that have no such specified term or period), until the expiration of the applicable statute of limitations (including any extensions thereof) relating thereto.

     15.10  Jurisdiction: Agents for Service of Process.  Any judicial
            -------------------------------------------
proceeding brought against any of the parties to this Agreement on any dispute arising out of the Purchase Documents or any matter related thereto may be brought in the federal courts of Little Rock, Arkansas, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the nonexclusive jurisdiction of such courts and irrevocably agrees to be bound by any final judgment (after all appeals have been resolved or the time for filing further appeals have expired) rendered thereby in connection with such Purchase Document.

     15.11  Dispute Resolution.  Unless otherwise specifically provided to the
            ------------------
contrary in any other Purchase Document, any controversy, dispute or claim arising out of or relating to the Purchase Documents or the breach thereof shall be settled by binding arbitration in accordance with the laws of Delaware and the rules, regulations and procedures of the American Arbitration Association ("AAA"). The arbitration panel shall consist of three arbitrators, with one arbitrator selected by the Shareholders' Representative Committee (or with respect to a dispute concerning only the Hatfield Termination Agreement by Mr. Hatfield), one arbitrator selected by Buyer and the third by the two arbitrators. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The site of the arbitration shall be Little Rock, Arkansas. The arbitrators shall award reimbursement of attorneys' fees and other costs of arbitration to the prevailing party, in such manner as the arbitrators shall deem appropriate. In addition, the losing party shall reimburse the prevailing party for attorneys' fees and disbursements and court costs incurred by the prevailing party in successfully seeking any preliminary equitable relief or judicially enforcing any arbitration award. If any party fails to appoint its arbitrator within thirty (30) days of receipt of a notice from the first party seeking to institute an arbitration proceeding or if the two arbitrators fail to appoint a third arbitrator within 20 days of the selection of the second arbitrator, the arbitrators shall be selected in accordance with the rules, regulations and procedures of the AAA.

     15.12  Severability.  If any portion of this Agreement (other than the
            ------------
substantive provisions regarding the Purchase Price and the consummation of the Merger) is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions contained herein, and to this end such provisions of this Agreement are declared to be severable.

     15.13  Further Assurances.  The parties agree that from time to time
            ------------------
hereafter, upon request, each of them will execute, acknowledge and deliver such other documents and instruments, and take such further action, as may be reasonably necessary to carry out the intent of this Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties hereto as of the date first above written.


                                    COMPANY:

                                    ARKANSAS SYSTEMS, INC.


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    BUYER:

                                    EURONET SERVICES, INC.


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    MERGER SUB:

                                    AE MERGER CORP


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    REPRESENTING SHAREHOLDERS:


                                    -------------------------------------------
                                    John Chamberlin


                                    -------------------------------------------
                                    James Hendren


                                    -------------------------------------------
                                    Donald B. Hatfield


                                    -------------------------------------------
                                    Eugene Jones


                                    -------------------------------------------
                                    David Payne

                                 SCHEDULE 4.1



              Officers and Directors of the Surviving Corporation
              ---------------------------------------------------



Officers
--------

President and Chief Executive Officer:          Michael J. Brown
Vice President, Treasurer
and Chief Financial Officer:                    Bruce Colwill
Vice President, Secretary
and General Counsel:                            Jeffrey B. Newman
Vice President and Chief Information
Officer:                                        Anthony M. Ficarra

All persons who are Vice Presidents as of the date of this Agreement will remain in office until removed or replaced.


Directors
---------

Chairman:               Michael J. Brown
Other Directors:        John Chamberlin
                        Daniel Henry

                               SCHEDULE 6.4

                    Optionholders to Receive Euronet Options
                    ----------------------------------------

                                   NAME                  OPTIONS

                             Greg McKee                      900
                          Sharon Morris                      700
                              Gail Hart                       80
                          Harold Wright                      900
                           Betty Eddins                       80
                          Martha St'vnt                       80
                           Margie Akins                       80
                          Kathy Hatcher                      900
                            Mike Pierce                      900
                            Ben Waldron                      200
                           Lance Reaves                      350
                          Robbie Ryburn                       80
                              Elden May                       80
                             J McKernan                      140
                            Rekha Patel                       60
                            James Calva                      350
                           Dave Tackett                      140
                              J Rahmann                      700
                           G Soderquist                       80
                             Chris Ring                      700
                            Tony Warren                      750
                              Jan McVay                      450
                           Sean LeCrone                       80
                         Gibson Garrett                      350
                          Rodney Farmer                      700
                             S Appleton                      350
                             J Gallegos                      230
                           David Motley                      260
                           Paul Russell                       80
                           Gina Spencer                      400
                            J Jacovelli                       80
                             Gary Steik                       80
                             Frank Lady                      400
                            Kent Bryant                      200
                             Kim Powell                       60

                               Lee Page                      900
                              S Vickers                      500
                                 Pek Ng                      260
                             Rob Roedel                      700
                           Matt Simmons                      700
                          Gerald Koonce                      650
                           Rodney Payne                      550
                               S Bishop                      200
                             S Tripcony                      350
                          R Brackensiek                      900
                             Debbie Lee                       60
                             Joe Morgan                       80
                           Fred Stanchi                      900
                              T Garland                      200
                                Sam Ora                      550
                            Robt Jensen                      200

                                  Total                   19,670

                                 SCHEDULE 7.2

                 Option Strike Price for Vested Optionholders
                 --------------------------------------------



Emp    Seq                         Grant                        Vesting      Vesting      Vesting                        Exercise
  #      #                          Date   Quantity   Price      4/1/97       4/1/98       4/1/99       Extension           Price

 35   9601 Eugene Jones           4/1/96      5,000    6.46       1,000        1,000        1,000       19,380.00
 35   9701 Eugene Jones           4/1/97      5,000    6.91                    1,000        1,000       13,820.00
 35   9801 Eugene Jones           4/1/98      2,500    7.61                                   500        3,805.00       37,005.00

168   9601 Karen Halbert          4/1/96      5,000    6.46       1,000        1,000        1,000       19,380.00
168   9701 Karen Halbert          4/1/97      5,000    6.91                    1,000        1,000       13,820.00
168   9801 Karen Halbert          4/1/98      5,000    7.61                                 1,000        7,610.00       40,810.00

202   9601 Greg McKee             4/1/96        500    6.46         100          100          100        1,938.00
202   9701 Greg McKee             4/1/97        500    6.91                      100          100        1,382.00
202   9801 Greg McKee             4/1/98        500    7.61                                   100          761.00        4,081.00

204   9601 Sharon Morris          4/1/96        500    6.46         100          100          100        1,938.00
204   9701 Sharon Morris          4/1/97        500    6.91                      100          100        1,382.00
204   9801 Sharon Morris          4/1/98        250    7.61                                    50          380.50        3,700.50

218   9801 Gail Hart              4/1/98        100    7.61                                    20          152.20          152.20

235   9601 Harold Wright          4/1/96        500    6.46         100          100          100        1,938.00
235   9701 Harold Wright          4/1/97        500    6.91                      100          100        1,382.00
235   9801 Harold Wright          4/1/98        500    7.61                                   100          761.00        4,081.00

249   9801 Betty Eddins           4/1/98        100    7.61                                    20          152.20          152.20

250   9601 David Morris           4/1/96      1,000    6.46         200          200          200        3,876.00
250   9701 David Morris           4/1/97      1,000    6.91                      200          200        2,764.00
250   9801 David Morris           4/1/98        750    7.61                                   150        1,141.50        7,781.50

256   9801 Martha Sturdivant      4/1/98        100    7.61                                    20          152.20          152.20

259   9601 David Payne            4/1/96      2,500    6.46         500          500          500        9,690.00
259   9701 David Payne            4/1/97      2,500    6.91                      500          500        6,910.00
259   9801 David Payne            4/1/98      2,500    7.61                                   500        3,805.00       20,405.00

261   9601 John Wright                        2,000    6.46         400          400          400        7,752.00
261   9701 John Wright            4/1/97      2,500    6.91                      500          500        6,910.00
261   9801 John Wright            4/1/98      1,500    7.61                                   300        2,283.00       16,945.00

264   9601 Jack Stone             4/1/96      5,000    6.46       1,000        1,000        1,000       19,380.00
264   9701 Jack Stone             4/1/97      2,500    6.91                      500          500        6,910.00
264   9801 Jack Stone             4/1/98      1,500    7.61                                   300        2,283.00       28,573.00

267   9801 Margie Akins           4/1/98        100    7.61                                    20          152.20          152.20

289   9801 Greg Blalack           4/1/98      1,500    7.61                                   300        2,283.00        2,283.00

290   9601 Mary Gay Olsen         4/1/96      1,000    6.46         200          200          200        3,876.00
290   9701 Mary Gay Olsen         4/1/97      1,000    6.91                      200          200        2,764.00
290   9801 Mary Gay Olsen         4/1/98        750    7.61                                   150        1,141.50        7,781.50

299   9601 Calvin Jones           4/1/96      1,000    6.46         200          200          200        3,876.00
299   9701 Calvin Jones           4/1/97      1,000    6.91                      200          200        2,764.00        6,640.00

309   9601 Chris Ring             4/1/96        500    6.46         100          100          100        1,938.00
309   9701 Chris Ring             4/1/97        500    6.91                      100          100        1,382.00
309   9701 Chris Ring             4/1/98        250    7.61                                    50          380.50        3,700.50

332   9601 Kathy Hatcher          4/1/96        500    6.46         100          100          100        1,938.00
332   9701 Kathy Hatcher          4/1/97        500    6.91                      100          100        1,382.00
332   9801 Kathy Hatcher          4/1/98        500    7.61                                   100          761.00        4,081.00

335   9601 Cindy Ashcraft         4/1/96      2,000    6.46         400          400          400        7,752.00
335   9701 Cindy Ashcraft         4/1/97      2,500    6.91                      500          500        6,910.00
335   9801 Cindy Ashcraft         4/1/98      1,500    7.61                                   300        2,283.00       16,945.00

340   9601 Mike Pierce            4/1/96        500    6.46         100          100          100        1,938.00
340   9701 Mike Pierce            4/1/97        500    6.91                      100          100        1,382.00
340   9801 Mike Pierce            4/1/98        500    7.61                                   100          761.00        4,081.00

348   9601 Sue Stone              4/1/96      1,000    6.46         200          200          200        3,876.00
348   9701 Sue Stone              4/1/97      1,000    6.91                      200          200        2,764.00
348   9801 Sue Stone              4/1/98        750    7.61                                   150        1,141.50        7,781.50

359   9601 Kevin Liles            4/1/96      2,000    6.46         400          400          400        7,752.00
359   9701 Kevin Liles            4/1/97      2,500    6.91                      500          500        6,910.00
359   9801 Kevin Liles            4/1/98      1,500    7.61                                   300        2,283.00       16,945.00

364   9801 Ben Waldron            4/1/98        250    7.61                                    50          380.50          380.50

375   9701 Kim Powell             4/1/97        100    6.91                       20           20          276.40          276.40

382   9601 Karl Liss              4/1/96      2,500    6.46         500          500          500        9,690.00
382   9701 Karl Liss              4/1/97      2,500    6.91                      500          500        6,910.00
382   9801 Karl Liss              4/1/98      1,500    7.61                                   300        2,283.00       18,883.00

390   9601 Tom Kleinsorge         4/1/96        500    6.46         100          100          100        1,938.00
390   9701 Tom Kleinsorge         4/1/97        500    6.91                      100          100        1,382.00
390   9801 Tom Kleinsorge         4/1/98        500    7.61                                   100          761.00        4,081.00

398   9601 Lee Page               4/1/96        500    6.46         100          100          100        1,938.00
398   9701 Lee Page               4/1/97        500    6.91                      100          100        1,382.00
398   9801 Lee Page               4/1/98        500    7.61                                   100          761.00        4,081.00

400   9601 Suzanne Vickers        4/1/96        500    6.46         100          100          100        1,938.00
400   9701 Suzanne Vickers        4/1/97        500    6.91                      100          100        1,382.00        3,320.00

418   9701 Pek Yee Ng             4/1/97        100    6.91                       20           20          276.40
418   9801 Pek Yee Ng             4/1/98        250    7.61                                    50          380.50          656.90

448   9601 Matt Simmons           4/1/96        500    6.46         100          100          100        1,938.00
448   9701 Matt Simmons           4/1/97        500    6.91                      100          100        1,382.00
448   9801 Matt Simmons           4/1/98        250    7.61                                    50          380.50        3,700.50

451   9601 Gerald Koonce          4/1/96        250    6.46          50           50           50          969.00
451   9701 Gerald Koonce          4/1/97        250    6.91                       50           50          691.00
451   9801 Gerald Koonce          4/1/98        500    7.61                                   100          761.00        2,421.00

452   9601 Rodney Payne           4/1/96        500    6.46         100          100          100        1,938.00
452   9701 Rodney Payne           4/1/97        250    6.91                       50           50          691.00
452   9801 Rodney Payne           4/1/98        250    7.61                                    50          380.50        3,009.50

456   9801 Spencer Bishop         4/1/98        250    7.61                                    50          380.50          380.50

460   9701 Shane Tripcony         4/1/97        250    6.91                       50           50          691.00
460   9801 Shane Tripcony         4/1/98        250    7.61                                    50          380.50        1,071.50

463   9601 Rob Brackenseik        4/1/96        500    6.46         100          100          100        1,938.00
463   9701 Rob Brackenseik        4/1/97        500    6.91                      100          100        1,382.00
463   9801 Rob Brackenseik        4/1/98        500    7.61                                   100          761.00        4,081.00

481   9601 Doug Goodwin           4/1/96      2,000    6.46         400          400          400        7,752.00
481   9701 Doug Goodwin           4/1/97      2,500    6.91                      500          500        6,910.00
481   9801 Doug Goodwin           4/1/98      1,500    7.61                                   300        2,283.00       16,945.00

482   9701 Debbie Lee             4/1/97        100    6.91                       20           20          276.40          276.40

489   9801 Joe Morgan             4/1/98        100    7.61                                    20          152.20          152.20

490   9601 Fred Stanchi           4/1/96        500    6.46         100          100          100        1,938.00
490   9701 Fred Stanchi           4/1/97        500    6.91                      100          100        1,382.00
490   9801 Fred Stanchi           4/1/98        500    7.61                                   100          761.00        4,081.00

493   9601 Scott Zust             4/1/96      2,500    6.46         500          500          500        9,690.00
493   9701 Scott Zust             4/1/97     50,000    6.91                   10,000       10,000      138,200.00      147,890.00

498   9801 Theresa Garland        4/1/98        250    7.61                                    50          380.50          380.50

499   9601 Sam Ora                4/1/96        500    6.46         100          100          100        1,938.00
499   9701 Sam Ora                4/1/97        250    6.91                       50           50          691.00
499   9801 Sam Ora                4/1/98        250    7.61                                    50          380.50        3,009.50

501   9801 Robert Jensen          4/1/98        250    7.61                                    50          380.50          380.50

511   9701 Lance Reaves           4/1/97        250    6.91                       50           50          691.00
511   9801 Lance Reaves           4/1/98        250    7.61                                    50          380.50        1,071.50

515   9801 Robbie Ryburn          4/1/98        100    7.61                                    20          152.20          152.20

518   9801 Elden May              4/1/98        100    7.61                                    20          152.20          152.20

520   9701 James McKernan         4/1/97        100    6.91                       20           20          276.40
520   9801 James McKernan         4/1/98        100    7.61                                    20          152.20          428.60

503   9701 Rekha Patel            4/1/97        100    6.91                       20           20          276.40          276.40

527   9701 James Calva            4/1/97        250    6.91                       50           50          691.00
527   9801 James Calva            4/1/98        250    7.61                                    50          380.50        1,071.50

536   9701 Dave Tackett           4/1/97        100    6.91                       20           20          276.40
536   9801 Dave Tackett           4/1/98        100    7.61                                    20          152.20          428.60

538   9601 Jennifer Rahman        4/1/96        500    6.46         100          100          100        1,938.00
538   9701 Jennifer Rahman        4/1/97        500    6.91                      100          100        1,382.00
538   9801 Jennifer Rahman        4/1/98        250    7.61                                    50          380.50        3,700.50

539   9801 Glenn Soderquist       4/1/98        100    7.61                                    20          152.20          152.20

544   9601 Lloyd Walker           4/1/96        500    6.46         100          100          100        1,938.00
544   9701 Lloyd Walker           4/1/97        500    6.91                      100          100        1,382.00
544   9801 Lloyd Walker           4/1/98      1,500    7.61                                   300        2,283.00        5,603.00

546   9701 Tony Warren            4/1/97        250    6.91                       50           50          691.00
546   9801 Tony Warren            4/1/98        750    7.61                                   150        1,141.50        1,832.50

549   9601 Janet McVay            4/1/96        250    6.46          50           50           50          969.00
549   9701 Janet McVay            4/1/97        250    6.91                       50           50          691.00
549   9801 Janet McVay            4/1/98        250    7.61                                    50          380.50        2,040.50

551   9801 Sean LeCrone           4/1/98        100    7.61                                    20          152.20          152.20

556   9701 Gibson Garrett         4/1/97        250    6.91                       50           50          691.00
556   9801 Gibson Garrett         4/1/98        250    7.61                                    50          380.50        1,071.50

561   9601 Rodney Farmer          4/1/96        500    6.46         100          100          100        1,938.00
561   9701 Rodney Farmer          4/1/97        500    6.91                      100          100        1,382.00
561   9801 Rodney Farmer          4/1/98        250    7.61                                    50          380.50        3,700.50

570   9701 Steve Appleton         4/1/97        250    6.91                       50           50          691.00
570   9801 Steve Appleton         4/1/98        250    7.61                                    50          380.50        1,071.50

575   9601 Lori Majors            4/1/96      1,000    6.46         200          200          200        3,876.00
575   9701 Lori Majors            4/1/97      1,000    6.91                      200          200        2,764.00
575   9801 Lori Majors            4/1/98      1,500    7.61                                   300        2,283.00        8,923.00

576   9701 Janelle Gallegos       4/1/97        250    6.91                       50           50          691.00
576   9801 Janelle Gallegos       4/1/98        100    7.61                                    20          152.20          843.20

578   9701 David Motley           4/1/97        100    6.91                       20           20          276.40
578   9801 David Motley           4/1/98        250    7.61                                    50          380.50          656.90

585   9801 Paul Russell           4/1/98        100    7.61                                    20          152.20          152.20

590   9801 Gina Spencer           4/1/98        500    7.61                                   100          761.00          761.00

591   9701 Dale Cook              4/1/97        250    6.91                       50           50          691.00
591   9801 Dale Cook              4/1/98        750    7.61                                   150        1,141.50        1,832.50

604   9801 Steve Brown            4/1/98        750    7.61                                   150        1,141.50        1,141.50

610   9801 Jason Jacovelli        4/1/98        100    7.61                                    20          152.20          152.20

611   9801 Gary Steik             4/1/98        100    7.61                                    20          152.20          152.20

619   9801 Steve Freeman          4/1/98      1,500    7.61                                   300        2,283.00        2,283.00

622   9801 Frank Lady             4/1/98        500    7.61                                   100          761.00          761.00

623   9801 Kent Bryant            4/1/98        250    7.61                                    50          380.50          380.50


                                                                  8,900       27,640       35,940      494,631.80      494,631.80

           Hendren                                     6.46       3,000        3,000        3,000       58,140.00       58,140.00
           Hendren                                     6.46      19,981                                129,077.26      129,077.26
           Chamberlin                                  6.46       3,000        3,000        3,000       58,140.00       58,140.00
           Chamberlin                                  6.46      30,559                                197,411.14      197,411.14
           Hatfield                                    6.46     151,862                                981,028.52      981,028.52

                                                                217,302       33,640       41,940    1,918,428.72    1,918,428.72

                                                                                          292,882

                              SCHEDULE 8.2(b)(1)

                               Unvested Options
                               ----------------

Emp    Seq                          Grant                        Vesting      Vesting      Vesting      Vesting
  #      #                           Date   Quantity   Price      4/1/00       4/1/01       4/1/02       4/1/03
 35   9601 Eugene Jones            4/1/96      5,000    6.46       1,000        1,000
 35   9701 Eugene Jones            4/1/97      5,000    6.91       1,000        1,000        1,000
 35   9801 Eugene Jones            4/1/98      2,500    7.61         500          500          500          500

168   9601 Karen Halbert           4/1/96      5,000    6.46       1,000        1,000
168   9701 Karen Halbert           4/1/97      5,000    6.91       1,000        1,000        1,000
168   9801 Karen Halbert           4/1/98      5,000    7.61       1,000        1,000        1,000        1,000

202   9601 Greg McKee              4/1/96        500    6.46         100          100
202   9701 Greg McKee              4/1/97        500    6.91         100          100          100
202   9801 Greg McKee              4/1/98        500    7.61         100          100          100          100

204   9601 Sharon Morris           4/1/96        500    6.46         100          100
204   9701 Sharon Morris           4/1/97        500    6.91         100          100          100
204   9801 Sharon Morris           4/1/98        250    7.61          50           50           50           50

218   9801 Gail Hart               4/1/98        100    7.61          20           20           20           20

235   9601 Harold Wright           4/1/96        500    6.46         100          100
235   9701 Harold Wright           4/1/97        500    6.91         100          100          100
235   9801 Harold Wright           4/1/98        500    7.61         100          100          100          100

249   9801 Betty Eddins            4/1/98        100    7.61          20           20           20           20

250   9601 David Morris            4/1/96      1,000    6.46         200          200
250   9701 David Morris            4/1/97      1,000    6.91         200          200          200
250   9801 David Morris            4/1/98        750    7.61         150          150          150          150

256   9801 Martha Sturdivant       4/1/98        100    7.61          20           20           20           20

259   9601 David Payne             4/1/96      2,500    6.46         500          500
259   9701 David Payne             4/1/97      2,500    6.91         500          500          500
259   9801 David Payne             4/1/98      2,500    7.61         500          500          500          500

261   9601 John Wright                         2,000    6.46         400          400
261   9701 John Wright             4/1/97      2,500    6.91         500          500          500
261   9801 John Wright             4/1/98      1,500    7.61         300          300          300          300

264   9601 Jack Stone              4/1/96      5,000    6.46       1,000        1,000
264   9701 Jack Stone              4/1/97      2,500    6.91         500          500          500
264   9801 Jack Stone              4/1/98      1,500    7.61         300          300          300          300

267   9801 Margie Akins            4/1/98        100    7.61          20           20           20           20

289   9801 Greg Blalack            4/1/98      1,500    7.61         300          300          300          300

290   9601 Mary Gay Olsen          4/1/96      1,000    6.46         200          200
290   9701 Mary Gay Olsen          4/1/97      1,000    6.91         200          200          200
290   9801 Mary Gay Olsen          4/1/98        750    7.61         150          150          150          150

299   9601 Calvin Jones            4/1/96      1,000    6.46         200          200
299   9701 Calvin Jones            4/1/97      1,000    6.91         200          200          200

309   9601 Chris Ring              4/1/96        500    6.46         100          100
309   9701 Chris Ring              4/1/97        500    6.91         100          100          100
309   9701 Chris Ring              4/1/98        250    7.61          50           50           50           50

332   9601 Kathy Hatcher           4/1/96        500    6.46         100          100
332   9701 Kathy Hatcher           4/1/97        500    6.91         100          100          100
332   9801 Kathy Hatcher           4/1/98        500    7.61         100          100          100          100

335   9601 Cindy Ashcraft          4/1/96      2,000    6.46         400          400
335   9701 Cindy Ashcraft          4/1/97      2,500    6.91         500          500          500
335   9801 Cindy Ashcraft          4/1/98      1,500    7.61         300          300          300          300

340   9601 Mike Pierce             4/1/96        500    6.46         100          100
340   9701 Mike Pierce             4/1/97        500    6.91         100          100          100
340   9801 Mike Pierce             4/1/98        500    7.61         100          100          100          100

348   9601 Sue Stone               4/1/96      1,000    6.46         200          200
348   9701 Sue Stone               4/1/97      1,000    6.91         200          200          200
348   9801 Sue Stone               4/1/98        750    7.61         150          150          150          150

359   9601 Kevin Liles             4/1/96      2,000    6.46         400          400
359   9701 Kevin Liles             4/1/97      2,500    6.91         500          500          500
359   9801 Kevin Liles             4/1/98      1,500    7.61         300          300          300          300

364   9801 Ben Waldron             4/1/98        250    7.61          50           50           50           50

375   9701 Kim Powell              4/1/97        100    6.91          20           20           20

382   9601 Karl Liss               4/1/96      2,500    6.46         500          500
382   9701 Karl Liss               4/1/97      2,500    6.91         500          500          500
382   9801 Karl Liss               4/1/98      1,500    7.61         300          300          300          300

390   9601 Tom Kleinsorge          4/1/96        500    6.46         100          100
390   9701 Tom Kleinsorge          4/1/97        500    6.91         100          100          100
390   9801 Tom Kleinsorge          4/1/98        500    7.61         100          100          100          100

398   9601 Lee Page                4/1/96        500    6.46         100          100
398   9701 Lee Page                4/1/97        500    6.91         100          100          100
398   9801 Lee Page                4/1/98        500    7.61         100          100          100          100

400   9601 Suzanne Vickers         4/1/96        500    6.46         100          100
400   9701 Suzanne Vickers         4/1/97        500    6.91         100          100          100

418   9701 Pek Yee Ng              4/1/97        100    6.91          20           20           20
418   9801 Pek Yee Ng              4/1/98        250    7.61          50           50           50           50

448   9601 Matt Simmons            4/1/96        500    6.46         100          100
448   9701 Matt Simmons            4/1/97        500    6.91         100          100          100
448   9801 Matt Simmons            4/1/98        250    7.61          50           50           50           50

451   9601 Gerald Koonce           4/1/96        250    6.46          50           50
451   9701 Gerald Koonce           4/1/97        250    6.91          50           50           50
451   9801 Gerald Koonce           4/1/98        500    7.61         100          100          100          100

452   9601 Rodney Payne            4/1/96        500    6.46         100          100
452   9701 Rodney Payne            4/1/97        250    6.91          50           50           50
452   9801 Rodney Payne            4/1/98        250    7.61          50           50           50           50

456   9801 Spencer Bishop          4/1/98        250    7.61          50           50           50           50

460   9701 Shane Tripcony          4/1/97        250    6.91          50           50           50
460   9801 Shane Tripcony          4/1/98        250    7.61          50           50           50           50

463   9601 Rob Brackenseik         4/1/96        500    6.46         100          100
463   9701 Rob Brackenseik         4/1/97        500    6.91         100          100          100
463   9801 Rob Brackenseik         4/1/98        500    7.61         100          100          100          100

481   9601 Doug Goodwin            4/1/96      2,000    6.46         400          400
481   9701 Doug Goodwin            4/1/97      2,500    6.91         500          500          500
481   9801 Doug Goodwin            4/1/98      1,500    7.61         300          300          300          300

482   9701 Debbie Lee              4/1/97        100    6.91          20           20           20

489   9801 Joe Morgan              4/1/98        100    7.61          20           20           20           20

490   9601 Fred Stanchi            4/1/96        500    6.46         100          100
490   9701 Fred Stanchi            4/1/97        500    6.91         100          100          100
490   9801 Fred Stanchi            4/1/98        500    7.61         100          100          100          100

493   9601 Scott Zust              4/1/96      2,500    6.46         500          500
493   9701 Scott Zust              4/1/97     50,000    6.91      10,000       10,000       10,000

498   9801 Theresa Garland         4/1/98        250    7.61          50           50           50           50

499   9601 Sam Ora                 4/1/96        500    6.46         100          100
499   9701 Sam Ora                 4/1/97        250    6.91          50           50           50
499   9801 Sam Ora                 4/1/98        250    7.61          50           50           50           50

501   9801 Robert Jensen           4/1/98        250    7.61          50           50           50           50

511   9701 Lance Reaves            4/1/97        250    6.91          50           50           50
511   9801 Lance Reaves            4/1/98        250    7.61          50           50           50           50

515   9801 Robbie Ryburn           4/1/98        100    7.61          20           20           20           20

518   9801 Elden May               4/1/98        100    7.61          20           20           20           20

520   9701 James McKernan          4/1/97        100    6.91          20           20           20
520   9801 James McKernan          4/1/98        100    7.61          20           20           20           20

503   9701 Rekha Patel             4/1/97        100    6.91          20           20           20

527   9701 James Calva             4/1/97        250    6.91          50           50           50
527   9801 James Calva             4/1/98        250    7.61          50           50           50           50

536   9701 Dave Tackett            4/1/97        100    6.91          20           20           20
536   9801 Dave Tackett            4/1/98        100    7.61          20           20           20           20

538   9601 Jennifer Rahman         4/1/96        500    6.46         100          100
538   9701 Jennifer Rahman         4/1/97        500    6.91         100          100          100
538   9801 Jennifer Rahman         4/1/98        250    7.61          50           50           50           50

539   9801 Glenn Soderquist        4/1/98        100    7.61          20           20           20           20

544   9601 Lloyd Walker            4/1/96        500    6.46         100          100
544   9701 Lloyd Walker            4/1/97        500    6.91         100          100          100
544   9801 Lloyd Walker            4/1/98      1,500    7.61         300          300          300          300

546   9701 Tony Warren             4/1/97        250    6.91          50           50           50
546   9801 Tony Warren             4/1/98        750    7.61         150          150          150          150

549   9601 Janet McVay             4/1/96        250    6.46          50           50
549   9701 Janet McVay             4/1/97        250    6.91          50           50           50
549   9801 Janet McVay             4/1/98        250    7.61          50           50           50           50

551   9801 Sean LeCrone            4/1/98        100    7.61          20           20           20           20

556   9701 Gibson Garrett          4/1/97        250    6.91          50           50           50
556   9801 Gibson Garrett          4/1/98        250    7.61          50           50           50           50

561   9601 Rodney Farmer           4/1/96        500    6.46         100          100
561   9701 Rodney Farmer           4/1/97        500    6.91         100          100          100
561   9801 Rodney Farmer           4/1/98        250    7.61          50           50           50           50

570   9701 Steve Appleton          4/1/97        250    6.91          50           50           50
570   9801 Steve Appleton          4/1/98        250    7.61          50           50           50           50

575   9601 Lori Majors             4/1/96      1,000    6.46         200          200
575   9701 Lori Majors             4/1/97      1,000    6.91         200          200          200
575   9801 Lori Majors             4/1/98      1,500    7.61         300          300          300          300

576   9701 Janelle Gallegos        4/1/97        250    6.91          50           50           50
576   9801 Janelle Gallegos        4/1/98        100    7.61          20           20           20           20

578   9701 David Motley            4/1/97        100    6.91          20           20           20
578   9801 David Motley            4/1/98        250    7.61          50           50           50           50

585   9801 Paul Russell            4/1/98        100    7.61          20           20           20           20

590   9801 Gina Spencer            4/1/98        500    7.61         100          100          100          100

591   9701 Dale Cook               4/1/97        250    6.91          50           50           50
591   9801 Dale Cook               4/1/98        750    7.61         150          150          150          150

604   9801 Steve Brown             4/1/98        750    7.61         150          150          150          150

610   9801 Jason Jacovelli         4/1/98        100    7.61          20           20           20           20

611   9801 Gary Steik              4/1/98        100    7.61          20           20           20           20

619   9801 Steve Freeman           4/1/98      1,500    7.61         300          300          300          300

622   9801 Frank Lady              4/1/98        500    7.61         100          100          100          100

623   9801 Kent Bryant             4/1/98        250    7.61          50           50           50           50


                                                                  35,940       35,940       27,040        8,300

                              SCHEDULE 8.2(b)(2)

                          Outstanding Vested Options

Emp    Seq                         Grant                        Vesting      Vesting      Vesting
  #      #                          Date   Quantity   Price      4/1/97       4/1/98       4/1/99
 35   9601 Eugene Jones           4/1/96      5,000    6.46       1,000        1,000        1,000
 35   9701 Eugene Jones           4/1/97      5,000    6.91                    1,000        1,000
 35   9801 Eugene Jones           4/1/98      2,500    7.61                                   500

168   9601 Karen Halbert          4/1/96      5,000    6.46       1,000        1,000        1,000
168   9701 Karen Halbert          4/1/97      5,000    6.91                    1,000        1,000
168   9801 Karen Halbert          4/1/98      5,000    7.61                                 1,000

202   9601 Greg McKee             4/1/96        500    6.46         100          100          100
202   9701 Greg McKee             4/1/97        500    6.91                      100          100
202   9801 Greg McKee             4/1/98        500    7.61                                   100

204   9601 Sharon Morris          4/1/96        500    6.46         100          100          100
204   9701 Sharon Morris          4/1/97        500    6.91                      100          100
204   9801 Sharon Morris          4/1/98        250    7.61                                    50

218   9801 Gail Hart              4/1/98        100    7.61                                    20

235   9601 Harold Wright          4/1/96        500    6.46         100          100          100
235   9701 Harold Wright          4/1/97        500    6.91                      100          100
235   9801 Harold Wright          4/1/98        500    7.61                                   100

249   9801 Betty Eddins           4/1/98        100    7.61                                    20

250   9601 David Morris           4/1/96      1,000    6.46         200          200          200
250   9701 David Morris           4/1/97      1,000    6.91                      200          200
250   9801 David Morris           4/1/98        750    7.61                                   150

256   9801 Martha Sturdivant      4/1/98        100    7.61                                    20

259   9601 David Payne            4/1/96      2,500    6.46         500          500          500
259   9701 David Payne            4/1/97      2,500    6.91                      500          500
259   9801 David Payne            4/1/98      2,500    7.61                                   500

261   9601 John Wright                        2,000    6.46         400          400          400
261   9701 John Wright            4/1/97      2,500    6.91                      500          500
261   9801 John Wright            4/1/98      1,500    7.61                                   300

264   9601 Jack Stone             4/1/96      5,000    6.46       1,000        1,000        1,000
264   9701 Jack Stone             4/1/97      2,500    6.91                      500          500
264   9801 Jack Stone             4/1/98      1,500    7.61                                   300

267   9801 Margie Akins           4/1/98        100    7.61                                    20

289   9801 Greg Blalack           4/1/98      1,500    7.61                                   300

290   9601 Mary Gay Olsen         4/1/96      1,000    6.46         200          200          200
290   9701 Mary Gay Olsen         4/1/97      1,000    6.91                      200          200
290   9801 Mary Gay Olsen         4/1/98        750    7.61                                   150

299   9601 Calvin Jones           4/1/96      1,000    6.46         200          200          200
299   9701 Calvin Jones           4/1/97      1,000    6.91                      200          200

309   9601 Chris Ring             4/1/96        500    6.46         100          100          100
309   9701 Chris Ring             4/1/97        500    6.91                      100          100
309   9701 Chris Ring             4/1/98        250    7.61                                    50

332   9601 Kathy Hatcher          4/1/96        500    6.46         100          100          100
332   9701 Kathy Hatcher          4/1/97        500    6.91                      100          100
332   9801 Kathy Hatcher          4/1/98        500    7.61                                   100

335   9601 Cindy Ashcraft         4/1/96      2,000    6.46         400          400          400
335   9701 Cindy Ashcraft         4/1/97      2,500    6.91                      500          500
335   9801 Cindy Ashcraft         4/1/98      1,500    7.61                                   300

340   9601 Mike Pierce            4/1/96        500    6.46         100          100          100
340   9701 Mike Pierce            4/1/97        500    6.91                      100          100
340   9801 Mike Pierce            4/1/98        500    7.61                                   100

348   9601 Sue Stone              4/1/96      1,000    6.46         200          200          200
348   9701 Sue Stone              4/1/97      1,000    6.91                      200          200
348   9801 Sue Stone              4/1/98        750    7.61                                   150

359   9601 Kevin Liles            4/1/96      2,000    6.46         400          400          400
359   9701 Kevin Liles            4/1/97      2,500    6.91                      500          500
359   9801 Kevin Liles            4/1/98      1,500    7.61                                   300

364   9801 Ben Waldron            4/1/98        250    7.61                                    50

375   9701 Kim Powell             4/1/97        100    6.91                       20           20

382   9601 Karl Liss              4/1/96      2,500    6.46         500          500          500
382   9701 Karl Liss              4/1/97      2,500    6.91                      500          500
382   9801 Karl Liss              4/1/98      1,500    7.61                                   300

390   9601 Tom Kleinsorge         4/1/96        500    6.46         100          100          100
390   9701 Tom Kleinsorge         4/1/97        500    6.91                      100          100
390   9801 Tom Kleinsorge         4/1/98        500    7.61                                   100

398   9601 Lee Page               4/1/96        500    6.46         100          100          100
398   9701 Lee Page               4/1/97        500    6.91                      100          100
398   9801 Lee Page               4/1/98        500    7.61                                   100

400   9601 Suzanne Vickers        4/1/96        500    6.46         100          100          100
400   9701 Suzanne Vickers        4/1/97        500    6.91                      100          100

418   9701 Pek Yee Ng             4/1/97        100    6.91                       20           20
418   9801 Pek Yee Ng             4/1/98        250    7.61                                    50

448   9601 Matt Simmons           4/1/96        500    6.46         100          100          100
448   9701 Matt Simmons           4/1/97        500    6.91                      100          100
448   9801 Matt Simmons           4/1/98        250    7.61                                    50

451   9601 Gerald Koonce          4/1/96        250    6.46          50           50           50
451   9701 Gerald Koonce          4/1/97        250    6.91                       50           50
451   9801 Gerald Koonce          4/1/98        500    7.61                                   100

452   9601 Rodney Payne           4/1/96        500    6.46         100          100          100
452   9701 Rodney Payne           4/1/97        250    6.91                       50           50
452   9801 Rodney Payne           4/1/98        250    7.61                                    50

456   9801 Spencer Bishop         4/1/98        250    7.61                                    50

460   9701 Shane Tripcony         4/1/97        250    6.91                       50           50
460   9801 Shane Tripcony         4/1/98        250    7.61                                    50

463   9601 Rob Brackenseik        4/1/96        500    6.46         100          100          100
463   9701 Rob Brackenseik        4/1/97        500    6.91                      100          100
463   9801 Rob Brackenseik        4/1/98        500    7.61                                   100

481   9601 Doug Goodwin           4/1/96      2,000    6.46         400          400          400
481   9701 Doug Goodwin           4/1/97      2,500    6.91                      500          500
481   9801 Doug Goodwin           4/1/98      1,500    7.61                                   300

482   9701 Debbie Lee             4/1/97        100    6.91                       20           20

489   9801 Joe Morgan             4/1/98        100    7.61                                    20

490   9601 Fred Stanchi           4/1/96        500    6.46         100          100          100
490   9701 Fred Stanchi           4/1/97        500    6.91                      100          100
490   9801 Fred Stanchi           4/1/98        500    7.61                                   100

493   9601 Scott Zust             4/1/96      2,500    6.46         500          500          500
493   9701 Scott Zust             4/1/97     50,000    6.91                   10,000       10,000

498   9801 Theresa Garland        4/1/98        250    7.61                                    50

499   9601 Sam Ora                4/1/96        500    6.46         100          100          100
499   9701 Sam Ora                4/1/97        250    6.91                       50           50
499   9801 Sam Ora                4/1/98        250    7.61                                    50

501   9801 Robert Jensen          4/1/98        250    7.61                                    50

511   9701 Lance Reaves           4/1/97        250    6.91                       50           50
511   9801 Lance Reaves           4/1/98        250    7.61                                    50

515   9801 Robbie Ryburn          4/1/98        100    7.61                                    20

518   9801 Elden May              4/1/98        100    7.61                                    20

520   9701 James McKernan         4/1/97        100    6.91                       20           20
520   9801 James McKernan         4/1/98        100    7.61                                    20

503   9701 Rekha Patel            4/1/97        100    6.91                       20           20

527   9701 James Calva            4/1/97        250    6.91                       50           50
527   9801 James Calva            4/1/98        250    7.61                                    50

536   9701 Dave Tackett           4/1/97        100    6.91                       20           20
536   9801 Dave Tackett           4/1/98        100    7.61                                    20

538   9601 Jennifer Rahman        4/1/96        500    6.46         100          100          100
538   9701 Jennifer Rahman        4/1/97        500    6.91                      100          100
538   9801 Jennifer Rahman        4/1/98        250    7.61                                    50

539   9801 Glenn Soderquist       4/1/98        100    7.61                                    20

544   9601 Lloyd Walker           4/1/96        500    6.46         100          100          100
544   9701 Lloyd Walker           4/1/97        500    6.91                      100          100
544   9801 Lloyd Walker           4/1/98      1,500    7.61                                   300

546   9701 Tony Warren            4/1/97        250    6.91                       50           50
546   9801 Tony Warren            4/1/98        750    7.61                                   150

549   9601 Janet McVay            4/1/96        250    6.46          50           50           50
549   9701 Janet McVay            4/1/97        250    6.91                       50           50
549   9801 Janet McVay            4/1/98        250    7.61                                    50

551   9801 Sean LeCrone           4/1/98        100    7.61                                    20

556   9701 Gibson Garrett         4/1/97        250    6.91                       50           50
556   9801 Gibson Garrett         4/1/98        250    7.61                                    50

561   9601 Rodney Farmer          4/1/96        500    6.46         100          100          100
561   9701 Rodney Farmer          4/1/97        500    6.91                      100          100
561   9801 Rodney Farmer          4/1/98        250    7.61                                    50

570   9701 Steve Appleton         4/1/97        250    6.91                       50           50
570   9801 Steve Appleton         4/1/98        250    7.61                                    50

575   9601 Lori Majors            4/1/96      1,000    6.46         200          200          200
575   9701 Lori Majors            4/1/97      1,000    6.91                      200          200
575   9801 Lori Majors            4/1/98      1,500    7.61                                   300

576   9701 Janelle Gallegos       4/1/97        250    6.91                       50           50
576   9801 Janelle Gallegos       4/1/98        100    7.61                                    20

578   9701 David Motley           4/1/97        100    6.91                       20           20
578   9801 David Motley           4/1/98        250    7.61                                    50

585   9801 Paul Russell           4/1/98        100    7.61                                    20

590   9801 Gina Spencer           4/1/98        500    7.61                                   100

591   9701 Dale Cook              4/1/97        250    6.91                       50           50
591   9801 Dale Cook              4/1/98        750    7.61                                   150

604   9801 Steve Brown            4/1/98        750    7.61                                   150

610   9801 Jason Jacovelli        4/1/98        100    7.61                                    20

611   9801 Gary Steik             4/1/98        100    7.61                                    20

619   9801 Steve Freeman          4/1/98      1,500    7.61                                   300

622   9801 Frank Lady             4/1/98        500    7.61                                   100

623   9801 Kent Bryant            4/1/98        250    7.61                                    50


                                                                  8,900       27,640       35,940

           Hendren                                     6.46       3,000        3,000        3,000
           Hendren                                     6.46      19,981
           Chamberlin                                  6.46       3,000        3,000        3,000
           Chamberlin                                  6.46      30,559
           Hatfield                                    6.46     151,862

                                                                217,302       33,640       41,940

                                                                                          292,882

                                 SCHEDULE 8.3

                                 Subsidiaries
                                 ------------

     1.  Blue Bridge Software, Inc.

     2.  CLCA, Inc.

     3.  EFT Network Services, LLC ("EFT")

     4.  Arkansas Systems Inc. International

     5.  LLCs, as defined in the Agreement

Operating Agreements for EFT and each of the LLCs, copies of which have been delivered to Buyer.

                                 SCHEDULE 8.5

                               Non-Contravention
                               -----------------

                                     NONE

                          SCHEDULE 8.6(a) and 8.6(b)

                       GAAP Exceptions/Other Liabilities
                       ---------------------------------

     1. 1998 Financial statements are subject to routine period ending adjustments to conform to GAAP consistent with past practices.

     2. Internal 1998 Financial Statements are based on a fiscal year beginning February 1, 1998, and the 1998 Financial Statements as adjusted by the September 30 Audit will be based on a calendar year beginning January 1, 1998.

                                 SCHEDULE 8.7

                                Interim Changes
                                ---------------

     1. Stock Redemption from Mr. Sprigg and Mr. Nunnally/ Calvary Baptist Church (See Section 5.1(a) of the Agreement).

     2. Letter from Brooks, Ward & Robertson dated 9/28/98 (copy of which has been provided to Buyer) (the "Brooks Ward Letter Matter").

     3. Cadence Mgmt. Corp. Matter (copies of the relevant documents/correspondence have been provided to Buyer (the "Cadence Matter").

     4. Partial liquidation of Alex Brown Gateway Fund to fund some of the transactions contemplated hereby.

                                SCHEDULE 8.8(a)

                  Tangible Personal Property-Title Exceptions
                  -------------------------------------------

UCC Financing Statements in favor of:

     1.  First Commercial Bank (# 393297 - Inventory and Accounts Receivable).

     2.  First Commercial Bank (# 883484 - Accounts, Inventory, etc.).

     3.  IBM (# 893364 - Inventory and equipment as specified therein).

     4. Support Net, Inc. (# 1045629 - Products and all inventory, licenses, goods, materials, accounts, merchandise, equipment, documents, instruments, chattel paper, contract rights, general intangibles, and proceed related to or arising from the sale of the Products as described in the invoices...).

     5. Twin City Bank (# 908306 - This relates to rents, royalties, issues and revenues, etc. from Lots 15 and 16 in the Kanis Commercial Park - Property no longer owned by the Company).

                                SCHEDULE 8.8(b)

                             Leased Real Property
                             --------------------

     1. Lease Agreement dated April 18, 1997 (and Addendum thereto dated April 18, 1997) between the Company and Arkansas Systems Building Co., LLC - Company headquarters in Little Rock, Arkansas.

     2. Service Agreement dated January 1, 1998 between the Company and Altamonte Lakeside Executive Suites - Suite #s 106, 107 and 136 - Florida office space and furniture.

     3. Lease - Walnut Ridge Apartments - two apartments - leases expired approximately 3 years ago.

     4.  Company occupies space in Budapest, Hungary without a lease.

                                Schedule 8.8(c)

Real Property owned within the last three years:


Arkansas Systems, Inc.
----------------------

     Arkansas Systems Building Co. LLC: Interest in five story office building, 17500 Chenal Parkway (Ownership Interest in this LLC is to be distributed prior to closing as part of the LLC Distributions).

     Three story office building: 8901 Kanis Road, Little Rock, AR (sole
     1/15/97)

     8901 Kanis Road Lot (sold 1/5/96)

     Lit 17, Kanis Commercial Subdivision (to be distributed prior to closing as part of the LLC Distribution)

Arkansas Systems Land Co. LLC
-----------------------------

     Interest in Lot 1, Kirk Property on Chenal Parkway (to be distributed prior to closing as part of the LLC Distribution)

Chenal Technology Center LLC
----------------------------

     Interest in Lots 3,3,5,6,7,8,9,10 and 11, Kirk Property (to be distributed prior to closing as party of the LLC Distribution)


Real Property Leased Property  (See Schedule 8.8(b)

     Arkansas Systems Building Co. LLC (current corporate headquarters)

     Altamonte Lakeside Executives Suites (offices 106,107 and 136, lease terminates on 1/31/99) Florida office space plus furniture rental

     Walnut Ridge Apartments (two apartments-leases expired approx. 3 yrs. ago)

     There is no written lease for the office space occupied in Budapest, Hungary

                                SCHEDULE 8.8(e)

                           Special Assessments, Etc.
                           ------------------------

Special Improvement District Taxes are assessed on various properties listed in
Schedule 8.8(c).

                            SCHEDULE 8.9 and 8.9(c)

         Environmental Matters - Hazardous Substances/Storage Tanks
         ---------------------   --------- ------------------------

     1. Routine maintenance and cleaning materials utilized in the ordinary course of business in compliance with applicable Environmental Laws.

                               SCHEDULE 8.10(a)

                         Intellectual Property Rights
                         ----------------------------

(S)8.10(a)(i):
-------------

     1.  ASSURE Service Mark (USPT Reg. #2,020,886 - Dec. 3, 1996).

     2.  INTEGRATION TRANSACTION MANAGEMENT Trademark
         (USPT Reg. #2,070,913 - June 10, 1997).

     3.  ARKANSAS SYSTEMS Trademark (USPT Reg. #2,175,793 - July 21, 1998).

     4.  ACCESS - Application to register in process.

     5.  ARKSYS - Application to register in process.

(S)8.10(a)(ii):
--------------

     Software of the Company held for license to customers in the ordinary course of business.

                               SCHEDULE 8.10(b)



                         Intellectual Property Rights
                         ----------------------------
                               (Claims & Liens)



     None, except to the extent covered by any of the UCC Financing Statements described in Schedule 8.8(a).

                               SCHEDULE 8.10(e)



                         Intellectual Property Rights
                         ----------------------------
                                  (Royalties)



The Company has a Distribution Agreement with Bugbusters Software Engineering, Inc. dating from August 1992. Pursuant to this agreement the Company pays a royalty in exchange for a non-exclusive right to license RSF for use by customers of the Company.

                                 SCHEDULE 8.11



                                  Litigation
                                  ----------



     1.  Brooks Ward Letter Matter.

     2.  Cadence Matter.

                               SCHEDULE 8.12(c)



                                     Taxes
                                     -----



The Company and Arkansas Systems Inc. International presently have IRS examinations in process for the year 1995. These examinations are expected to be concluded prior to year end. The Company anticipates that any additional taxes due as a result of these examinations would not be material.

                                 SCHEDULE 8.13



                        Compliance With Applicable Law
                        ------------------------------


Prior notices of Investigations:

     1. Department of Labor (Wage and Hour investigations in 1993 and 1995) - Both examinations were completed and settled.

     2. Department of Labor (Pension and Welfare Benefits Admn. Audit - 1997) - No action or recommendations made.

                                 SCHEDULE 8.15



                            Employee Benefit Plans
                            ----------------------


     1. Employee Benefit Plans referenced in the ARKSYS Employee Handbook, a copy of which has been provided to the Buyer.

     2.  ARKSYS Profit Sharing and 401(k) Plan.

     3.  ARKSYS Cafeteria Plan.

     4.  ARKSYS Medical Reimbursement Plan.

     5.  ARKSYS Other Insurance Reimbursement Plan.

     6.  ARKSYS Dependent Care Assistance Plan.

     7.  Part time employee benefit plan. [????]

     8.  Deferred Compensation Agreements (Hendren and Chamberlin)

     9.  Deferred Compensation Plans continuing payments:

                    KRH   $5,143
                    BEJ   $4,359
                    CPJ   $2,901
                    GM    $2,854
                    DJP   $1,533

     10.  Stock Option Plans - Options Referenced in Schedules 8.2(b)(1) and
(b)(2).

     11.  Employee Benefit Plans referenced in the 1997 Financial Statements.

                                 SCHEDULE 8.16



                         Transactions With Affiliates
                         ----------------------------


     1.  Software license agreement with EFT for Goldnet software.

     2. Amount owed by EFT to the Company as reflected on the September 1998 fFinancial Statements.

     3. Lease with Arkansas Systems building Co., LLC disclosed on Schedule 8.8(b).

     4. Those transactions and agreements referenced in other Schedules and/or in the footnotes to the 1997 Financial Statements.

     5. Resolutions and policies to indemnify officers and directors in accordance with the
Arkansas Business Corporation Act.

     6.  Directors fees (Terminable at will by the Board of Directors).

                                 SCHEDULE 8.17



                         Insurance Policies and Claims
                         -----------------------------



                                (See Attached)

                               SCHEDULE 8.18(b)


                                Labor Relations
                                ---------------


     1.  Severance pay pursuant to the Hatfield Termination Agreement.

                                 SCHEDULE 8.19



                          Location of Off Site Assets
                          ---------------------------

     Lap top computers are used by Company employees off-site in the ordinary course of business.

                                 SCHEDULE 8.20



                                   Inventory
                                   ---------

     The Company maintains replacement parts inventory, some of which has been on hand for periods in excess of six (6) months, but which the Company believes should be maintained in the ordinary course of business.

                               SCHEDULE 8.21(a)



                              Accounts Receivable
                              -------------------
                (Write-offs in excess of $5,000 since 12/31/96)



     (Listing Delivered to Buyer prior to the Execution of the Agreement)

                                 SCHEDULE 8.22



                                    Agents
                                    ------



     1.  Power of Attorney granted to Ernst & Young.

     2. Arkansas Systems Inc. International - ABN Amro Bank of St. Thomas serves as local agent.

     3. Distributor list delivered to Buyer prior to the execution of the Agreement.

                               SCHEDULE 8.23(a)



                     Warranty and Product Liability Claims
                     -------------------------------------


     1.  Brooks Ward Letter Matter (may not be covered by insurance).

     2. Company also makes warranty pursuant to an addendum to its standard Software License Agreement. A copy of the standard form of Addendum has been provided.

                               SCHEDULE 8.23(b)



                                   Accidents
                                   ---------


None (assuming "accidents" means personal injury).

                               SCHEDULE 11.2(f)



       State of Incorporation and States Where Qualified to do Business
       ----------------------------------------------------------------


     1.  Arkansas.

     2.  In the process of registering as a foreign corporation in Florida.

     3.  Registered in Pennsylvania for tax purposes.